AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1996

                                                     REGISTRATION NO. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CITIZENS BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

     OHIO                              6022                       34-1372535
 (State or other                 (Primary Standard             (I.R.S. Employer
 jurisdiction of             Industrial Classification       Identification No.)
 incorporation or                    Code No.)
 organization)
                  10 EAST MAIN STREET, SALINEVILLE, OHIO 43945
                                 (330) 679-2328
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                ------------------------------------------------
                                 MARTY E. ADAMS
                               10 EAST MAIN STREET
                             SALINEVILLE, OHIO 43945
                                 (330) 679-2328
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)
                -------------------------------------------------
                                   Copies to:

  M. PATRICIA OLIVER, ESQ.                          JOHN R. THOMAS, ESQ.
  SQUIRE, SANDERS & DEMPSEY                  EMENS, KEGLER, BROWN, HILL & RITTER
       4900 KEY TOWER                            CAPITOL SQUARE, SUITE 1800
      127 PUBLIC SQUARE                             65 EAST STATE STREET
 CLEVELAND, OHIO 44114-1304                      COLUMBUS, OHIO  43215-4294

                -------------------------------------------------
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
Title of Each                                              Proposed                     Proposed
Class of                                                   Maximum                      Maximum                       Amount of
Securities To                 Amount To Be                 Offering                     Aggregate                     Registration
Be Registered                 Registered (1)               Price Per Unit (2)           Offering Price (2)            Fee

- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                  588,000                      $25.19                       $14,811,720                   $5,107.49
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares to be issued in connection with the acquisition of The Navarre Deposit Bank Company.

(2) Amount arrived at pursuant to Rule 457(f)(2) based on the book value of the acquired company of $25.19 on June 30, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS-REFERENCE SHEET

         Items of Part I, Form S-4                   Heading in Proxy Statement/Prospectus
         -------------------------                   -------------------------------------

1.       Forepart of Registration                    Forepart  of  Registration  Statement  and  Outside  Front
         Statement and Outside Front                 Cover Page of Prospectus
         Cover Page of Prospectus

2.       Inside Front and Outside                    Inside  Front Cover and Outside Back Cover Pages of Pro-
         Back Cover Pages of                         spectus; "AVAILABLE INFORMATION"
         Prospectus

3.       Risk Factors, Ratio of                      "SUMMARY"; "INFORMATION WITH RESPECT TO
         Earnings to Fixed Charges                   BANCSHARES--"Business", "Security Ownership of
         and Other Information                       Management" "Supplementary Financial Information",
                                                     and "Information Incorporated by Reference";
                                                     "INFORMATION WITH RESPECT TO NAVARRE-- "Business"
                                                     and "Security Ownership of Management and Certain
                                                     Beneficial Owners"; "PROPOSED MERGER"; "PRO FORMA
                                                     SELECTED FINANCIAL INFORMATION"; "PRO FORMA
                                                     FINANCIAL INFORMATION"; "COMPARATIVE PER SHARE
                                                     DATA"; "COMPARATIVE MARKET VALUE DATA"; "INDEX TO
                                                     FINANCIAL INFORMATION"

4.       Terms of the Transaction                    "PROPOSED MERGER"; "DESCRIPTION OF BANCSHARES
                                                     CAPITAL SHARES"; "COMPARATIVE RIGHTS OF NAVARRE
                                                     SHAREHOLDERS"

5.       Pro Forma Financial                         "PRO FORMA SELECTED FINANCIAL INFORMATION";
         Information                                 "PRO FORMA FINANCIAL INFORMATION"

6.       Material Contacts with the                  Not Applicable
         Company Being Acquired

7.       Additional Information                      Not Applicable
         Required for Reoffering by
         Persons and Parties Deemed
         to be Underwriters

8.       Interests of Named Experts                  "EXPERTS"; "LEGAL OPINIONS"
         and Counsel

9.       Disclosure of Commission                    "INDEMNIFICATION"
         Position on Indemnification
         for Securities Act Liabilities

10.      Information with Respect                    Not Applicable
         to S-3 Registrants

11.      Incorporation of Certain                    Not Applicable
         Information by Reference

12.      Information with Respect                    "INFORMATION WITH RESPECT TO BANCSHARES"
         to S-2 or S-3 Registrants

13.      Incorporation of Certain                    "INFORMATION WITH RESPECT TO BANCSHARES"
         Information by Reference

14.      Information with Respect                    Not Applicable
         to Registrants other than
         S-2 or S-3 Registrants

15.      Information with Respect                    Not Applicable
         to S-3 Companies

16.      Information with Respect                    Not Applicable
         to S-2 or S-3 Companies

17.      Information with Respect                    "INFORMATION WITH RESPECT TO NAVARRE"; "INDEX
         to Companies other than                     TO FINANCIAL INFORMATION"
         S-2 or S-3 Companies

18.      Information if Proxies,                     "INFORMATION CONCERNING THE SPECIAL MEETING";
         Consents or Authorizations                  "PROPOSED   MERGER -- Rights  of  Dissenting   Share-
         Are to be Solicited                         holders";    "INFORMATION WITH RESPECT TO
                                                     BANCSHARES--Security Ownership of Management";
                                                     "INFORMATION WITH RESPECT TO NAVARRE-- Security
                                                     Ownership of Management and Certain Beneficial
                                                     Owners"

19.      Information if Proxies,                     Not Applicable
         Consents or Authorizations
         Are Not to be Solicited
         or in an Exchange Offer

                        THE NAVARRE DEPOSIT BANK COMPANY
                              15 NORTH MAIN STREET
                            NAVARRE, OHIO 44662-0026

                                August ___, 1996

To Our Shareholders:

         A special meeting (the "Special Meeting") of shareholders of The Navarre Deposit Bank Company ("Navarre") has been scheduled for September ___, 1996 at _____ p.m. at Alice's Restaurant, One North Main Street, Navarre, Ohio 44662. The accompanying Notice of the Special Meeting, Proxy
Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Special Meeting.

         At the Special Meeting, holders of Navarre common shares, par value $5.00 per share, are being asked to consider and vote upon a proposal (the "Proposal") to adopt the Plan and Agreement of Merger (the "Merger Agreement"), dated as of April 4, 1996 by and among Navarre, Citizens Bancshares, Inc. ("Bancshares") and The Citizens Banking Company ("Citizens"), as amended, providing for the merger (the "Merger") of Navarre with and into Citizens, and to approve the transactions contemplated thereby. In the Merger, each outstanding common share of Navarre will be converted into the right to receive common shares, without par value, of Bancshares in accordance with the exchange ratio set forth in the Merger Agreement and described in the accompanying Proxy Statement/Prospectus (with cash paid in lieu of fractional shares).

         Consummation of the Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of Navarre and the approval of the Merger by various regulatory agencies.

         THE NAVARRE BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE NAVARRE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. Navarre's financial advisor, McDonald & Company Securities, Inc., has rendered an opinion dated April 3, 1996 and updated to the date hereof to the Navarre Board of Directors to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the exchange ratio set forth in the Merger Agreement is fair to the shareholders of Navarre from a financial point of view.

         If the accompanying Proxy Card is executed properly and returned to Navarre in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Proposal. The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A Navarre shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Gloria Page, Secretary, The Navarre Deposit Bank Company, P.O. Box 26, 15 N. Main St., Navarre, Ohio 44662-0026 or by attending the Special Meeting and advising the Secretary of shareholder's intent to vote the shares.

         Approval of the Proposal requires the affirmative vote of the holders of two-thirds of the outstanding common shares of Navarre. Accordingly, it is very important that your shares be represented at the Special Meeting. I urge you to vote FOR the Proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                           Very truly yours,

                                           Kenneth N. Koher
                                           President

                             YOUR VOTE IS IMPORTANT

 WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
     ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

                        THE NAVARRE DEPOSIT BANK COMPANY
                              15 NORTH MAIN STREET
                            NAVARRE, OHIO 44662-0026

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               September ___, 1996

To the Shareholders of The Navarre Deposit Bank Company:

         A special meeting (including any adjournments or reschedulings thereof, the "Special Meeting") of shareholders of The Navarre Deposit Bank Company, an Ohio corporation ("Navarre"), will be held on September ___, 1996, at ___ a.m., at Alice's Restaurant, One North Main Street, Navarre, Ohio. A Proxy Card and Proxy Statement/Prospectus for the Special Meeting are enclosed.

         The Special Meeting is for the purpose of considering and voting upon a proposal (the "Proposal") to:

                  Adopt the Plan and Agreement of Merger (the "Merger Agreement"), dated as of April 4, 1996, by and among Navarre, Citizens Bancshares, Inc. ("Bancshares") and the Citizens Banking Company ("Citizens"), as amended, providing for the merger (the "Merger") of Navarre with and into Citizens, and approve the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

         No other business will be transacted at the Special Meeting other than possible adjournments or reschedulings thereof.

         THE NAVARRE BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF THE NAVARRE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

         The Board of Directors of Navarre has fixed the close of business on August ___, 1996 as the record date for determination of the shareholders of Navarre entitled to notice of and to vote at the Special Meeting.

         It is very important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Navarre and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                           Kenneth N. Koher, President

AUGUST ___, 1996

      PROSPECTUS                                          PROXY STATEMENT
          OF                                                    OF
CITIZENS BANCSHARES, INC.                       THE NAVARRE DEPOSIT BANK COMPANY

                        THE NAVARRE DEPOSIT BANK COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS

                                ___________, 1996

         This Proxy Statement/Prospectus is being furnished to shareholders of record on ___________, 1996 of The Navarre Deposit Bank Company ("Navarre"), in connection with the solicitation of proxies by Navarre for use at the Special Meeting of shareholders of Navarre to be held at Alice's Restaurant, One North Main Street, Navarre, Ohio 44662 on September ___, 1996, at ____ p.m., local time, and at any adjournment or adjournments thereof (the "Special Meeting").

         At the Special Meeting, Navarre's shareholders will be asked to approve a Plan and Agreement of Merger, dated as of April 4, 1996 (the "Merger Agreement"), by and among Navarre, Citizens Bancshares, Inc. ("Bancshares"), and The Citizens Banking Company ("Citizens"), a wholly owned subsidiary of Bancshares, and the transactions contemplated thereby, including the merger of Navarre with and into Citizens (the "Merger"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

         The shares represented by proxy will be voted as specified by the respective shareholders. Executed but unmarked proxies will be voted for approval of the Merger. Upon consummation of the Merger, each outstanding common share of Navarre (consisting of 280,000 common shares), other than shares held by shareholders who exercise their right to be dissenting shareholders (collectively, the "Navarre Common Shares"), will be converted into the right to receive common shares of Bancshares, without par value ("Bancshares Common Shares"), upon the terms and subject to the conditions set forth in the Merger Agreement. Based upon the last sale price of Bancshares Common Shares on the Nasdaq National Market at ________________, 1996 of $___________________,
Navarre shareholders would receive ____ Bancshares Common Shares for each Navarre Common Share held. Dissenters' rights are described in the section entitled "PROPOSED MERGER--Rights of Dissenting Shareholders." For a more complete description of the Merger Agreement and the terms of the Merger, see "PROPOSED MERGER."

         This Proxy Statement/Prospectus constitutes the Proxy Statement of Navarre and the Prospectus of Bancshares covering the Bancshares Common Shares to be issued pursuant to the Merger.

         This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to Navarre shareholders on or about August __, 1996.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
            OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
                ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                    CORPORATION, THE BANK INSURANCE FUND, THE
                      SAVINGS ASSOCIATION INSURANCE FUND OR
                         ANY OTHER GOVERNMENTAL AGENCY.

    THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN
        APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY
               STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THE INFORMATION CONTAINED IN
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is ___________, 1996.

                              AVAILABLE INFORMATION

         Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Bancshares can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information filed by Bancshares. The Commission's Internet address is http://www.sec.gov. Bancshares Common Shares are quoted on the Nasdaq National Market and reports, proxy statements and other information concerning Bancshares are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

         Bancshares has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the Bancshares Common Shares to be issued in connection with the Merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of Bancshares; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's public reference room, Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's Regional Office listed above.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM TRACEY L. REEDER, ASSISTANT CORPORATE SECRETARY, CITIZENS BANCSHARES, INC., 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945, (330) 679-2328. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ____________________, 1996.

         No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by Bancshares made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

         All information concerning Bancshares and Citizens contained in this Proxy Statement/Prospectus has been furnished by Bancshares and Citizens, respectively and all information concerning Navarre has been furnished by Navarre.

                           INCORPORATION BY REFERENCE

         Bancshares' Annual Report on Form 10-K for the year ended December 31, 1995, and Bancshares' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, which were filed with the Commission prior to the mailing date of this Proxy Statement/Prospectus pursuant to Section 13(a) of the 1934 Act, and all other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Form 10-K referred to above are incorporated herein by reference. Except as set forth in this Proxy Statement/Prospectus, there have been no material changes in the information set forth in such reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF BANCSHARES FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF BANCSHARES AND NAVARRE ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF BANCSHARES AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                        THE NAVARRE DEPOSIT BANK COMPANY
                            CITIZENS BANCSHARES, INC.
                           PROXY STATEMENT/PROSPECTUS

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
AVAILABLE INFORMATION.....................................................................................         i

INCORPORATION BY REFERENCE ...............................................................................         i

SUMMARY...................................................................................................         1

PRO FORMA SELECTED FINANCIAL INFORMATION .................................................................         7

COMPARATIVE PER SHARE DATA ...............................................................................         8

COMPARATIVE MARKET VALUE DATA ............................................................................         9

INFORMATION CONCERNING THE SPECIAL MEETING................................................................         9
         General  ........................................................................................         9
         Solicitation, Voting and Revocability of Proxies.................................................        10

PROPOSED MERGER...........................................................................................        11
         Navarre Background and Reasons for the Merger....................................................        11
         Recommendation of the Navarre Board of Directors.................................................        14
         Bancshares Background and Reasons for the Merger.................................................        14
         Description of the Merger........................................................................        14
         Consideration for Navarre Common Shares..........................................................        14
         Fairness Opinion of McDonald & Company...........................................................        15
         Effective Time of the Merger.....................................................................        19
         Payment of Cash in Lieu of Fractional Shares.....................................................        19
         Surrender of Certificates .......................................................................        19
         Interest of Management in the Merger.............................................................        20
         Rights of Dissenting Shareholders................................................................        20
         Federal Income Tax Consequences of the Merger....................................................        21
         Regulatory Approvals.............................................................................        22
         Business Pending the Merger......................................................................        22
         Other Provisions of the Merger Agreement.........................................................        23
                  Representations and Warranties..........................................................        23
                  Conditions to the Merger................................................................        23
                  Amendments; Termination.................................................................        24
         Expenses of the Merger...........................................................................        25
         Operations of Navarre After the Merger...........................................................        25
         Accounting Treatment.............................................................................        25
         Resale of Bancshares Common Shares...............................................................        26

DESCRIPTION OF BANCSHARES CAPITAL SHARES..................................................................        26
         General  ........................................................................................        26
         Description of Control Share Acquisition Provisions..............................................        27
                  Procedures..............................................................................        27

                  Requirements for Approval...............................................................         28
                  Violation of Restriction................................................................         28

COMPARATIVE RIGHTS OF NAVARRE SHAREHOLDERS................................................................         29
         Voting  .........................................................................................         29
         Pre-emptive Rights...............................................................................         29
         Directors........................................................................................         29
         Authorized Shares................................................................................         29
         Shareholder Meetings.............................................................................         30

PRO FORMA FINANCIAL INFORMATION...........................................................................         30

INFORMATION WITH RESPECT TO BANCSHARES....................................................................         37
         Business.........................................................................................         37
         Supplementary Financial Information..............................................................         37
         Selected Financial Information...................................................................         39
         Management's Discussion and Analysis of Financial Condition
           and Results of Operations for the Quarter Ended
           June 30, 1996 .................................................................................         41
         Certain Statistical Information With Respect
           to Bancshares..................................................................................         41
         Management.......................................................................................         41
                  Directors...............................................................................         41
                  Directors of Citizens...................................................................         42
                  Executive Officers......................................................................         42
         Security Ownership of Management.................................................................         43
         Market Price of Bancshares Common Shares.........................................................         44
         Information Incorporated by Reference............................................................         44

INFORMATION WITH RESPECT TO NAVARRE.......................................................................         45
         Business.........................................................................................         45
         Market Price and Dividends on Navarre Common Shares..............................................         45
         Selected Financial Information...................................................................         47
         Management's Discussion and Analysis of Financial Condition
           and Results of Operations......................................................................         49
                  Introduction............................................................................         49
                  Overview................................................................................         49
                  Comparison of Operating Results for Six Months

                     Ended June 30, 1996 and 1995.........................................................         53
                  Comparison of Operating Results for Years
                     Ended December 31, 1995 and 1994.....................................................         54
                  Comparison of Operating Results for the Years
                     Ended December 31, 1994 and 1993.....................................................         55
                  Asset Quality...........................................................................         56
                  Summary of Loan Loss Experience.........................................................         58
                  Comparison of June 30, 1996 and December 31, 1995

                     Financial Condition..................................................................         61
                  Comparison of December 31, 1995 and 1994 Financial Condition............................         61
                  Liquidity and Capital Resources.........................................................         63
                  Asset/Liability Management..............................................................         65
                  Impact of Inflation on Changing Prices..................................................         66
         Certain Statistical Information..................................................................         66

                  Distribution of Assets, Liabilities and Shareholders' Equity,
                     Interest Rates and Interest Differential.............................................       66
                  Investment Portfolio....................................................................       67
                  Loan Portfolio..........................................................................       69
                  Summary of Loan Loss Experience.........................................................       70
                  Deposits................................................................................       70
                  Return on Equity and Assets.............................................................       70
                  Short-Term Borrowings...................................................................       70
         Management.......................................................................................       71
                  Directors...............................................................................       71
                  Executive Officers .....................................................................       71
         Security Ownership of Management and Certain Beneficial Owners...................................       72

EXPERTS           ........................................................................................       73

LEGAL OPINIONS............................................................................................       73

INDEMNIFICATION...........................................................................................       73

INDEX TO FINANCIAL INFORMATION............................................................................       74

APPENDICES:

         A.       Merger Agreement

         B. Dissenters' Rights Under Sections 1121.09 and 1701.85 of the Ohio Revised Code

         C.       Fairness Opinion dated as of April 3, 1996

                                     SUMMARY

         This summary is necessarily general and abbreviated and has been prepared to assist Navarre shareholders in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices hereto, which Navarre shareholders are urged to read carefully.

THE PARTIES

Citizens Bancshares, Inc.                            Bancshares is a bank
                                            holding company organized under the
                                            laws of the State of Ohio and
                                            registered with the Board of
                                            Governors of the Federal Reserve
                                            System (the "Federal Reserve Board")
                                            pursuant to the Bank Holding Company
                                            Act of 1956, as amended. Bancshares
                                            is a holding company for Citizens, a
                                            wholly-owned commercial bank
                                            subsidiary organized and existing
                                            under the banking laws of the State
                                            of Ohio; First National Bank of
                                            Chester, a wholly owned commercial
                                            bank subsidiary organized under the
                                            laws of the United States, ("FNB");
                                            Freedom Express, Inc., a wholly
                                            owned courier company; and Freedom
                                            Financial Life Insurance Company, a
                                            wholly owned reinsurance company. As
                                            of June 30, 1996 and December 31,
                                            1995, Bancshares had total
                                            consolidated assets of approximately
                                            $840.9 million and $814.1 million
                                            and total shareholders' equity of
                                            approximately $75.7 million and
                                            $73.0 million, respectively.

                                                      A part of Bancshares' long
                                            term strategy is to be an active
                                            acquiror of financial institutions
                                            so as to leverage its operations and
                                            position itself to enhance
                                            shareholder value. Since 1984,
                                            Bancshares has made ten acquisitions
                                            totaling $500 million in assets.
                                            Bancshares' stock price has
                                            increased 1,375% from 1984 to March
                                            31, 1996. Since June of 1993,
                                            Bancshares' stock has been traded on
                                            the Nasdaq National Market. Prior to
                                            June, 1993, Bancshares' Stock was
                                            traded over the counter. For the
                                            six months ended June 30, 1996,
                                            Bancshares' annualized return on
                                            assets and return on equity was
                                            1.80% and 19.18%, respectively.
                                            Bancshares' principal executive
                                            offices are located at 10 East
                                            Main Street, Salineville, Ohio
                                            43945. The telephone number of
                                            Bancshares' executive offices is
                                            (330) 679-2328.

The Navarre Deposit
    Bank Company                                      Navarre is a commercial
                                            bank chartered under the laws of the
                                            State of Ohio with two offices
                                            located in Navarre, Ohio and branch
                                            offices in Brewster, Ohio (opened in
                                            1991) and in Richville, Ohio (opened
                                            in 1994). Navarre conducts a general
                                            commercial banking business. As of
                                            June 30, 1996 and December 31, 1995,
                                            Navarre had total assets of
                                            approximately $78.4 million and
                                            $76.9 million and total
                                            shareholders' equity of
                                            approximately $7.05 million and
                                            $7.09 million, respectively.
                                            Navarre's principal executive
                                            offices are located at 15 North Main
                                            Street, Navarre, Ohio 44622-0026.

                                            The telephone number of Navarre's
                                            executive offices are (330)
                                            879-5671.

CONTRIBUTION BY THE                                   The following table
PARTIES summarizes the percentage of net interest income, net income, total assets and shareholders' equity to be contributed by Bancshares and Navarre, respectively, using information as of and for the six months ended June 30, 1996, and the voting percentage each group of shareholders will have after the Merger, assuming the exchange of
                                            1.90 Bancshares Common Shares for
                                            each Navarre Common Share.

                         Bancshares    Navarre      Total
                         ----------    -------      -----
Net interest income          92.5%       7.5%       100.0%
Net income                   94.3        5.7        100.0
Total assets                 91.5        8.5        100.0
Shareholders' equity         91.5        8.5        100.0
Voting percentage
  after Merger               91.0        9.0        100.0


INFORMATION CONCERNING THE
SPECIAL MEETING

General                                              The Special Meeting of
                                            Navarre shareholders will be held at
                                            Alice's Restaurant, One North Main
                                            Street, Navarre, Ohio 44662 on
                                            September ___, 1996 at ____ p.m.,
                                            local time. The purpose of the
                                            Special Meeting is to consider and
                                            vote upon the Merger Agreement by
                                            and among Bancshares, Citizens and
                                            Navarre and the transactions
                                            contemplated thereby, as hereinafter
                                            described, including the exchange of
                                            Bancshares Common Shares for Navarre
                                            Common Shares and the merger of
                                            Navarre with and into Citizens on
                                            the terms described in this Proxy
                                            Statement/Prospectus. A copy of the
                                            Merger Agreement is attached to this
                                            Proxy Statement/Prospectus as
                                            Appendix A and is incorporated in
                                            this Proxy Statement/Prospectus by
                                            reference.

Solicitation and Voting
of Proxies                                           All shareholders of record
                                            of Navarre on ________ __, 1996 (the
                                            "Record Date") will be entitled to
                                            vote at the Special Meeting. The
                                            affirmative vote, in person or by
                                            proxy, of the holders of not less
                                            than two-thirds of the issued and
                                            outstanding Navarre Common Shares
                                            are required for approval of the
                                            Merger Agreement.

                                            The directors and executive
                                            officers of Navarre and their
                                            affiliates own, as of the Record
                                            Date, ____________ Navarre Common
                                            Shares (____% of
                                            the total number of outstanding
                                            shares of Navarre Common Shares at
                                            such date).

PROPOSED MERGER

Consideration for Navarre
Common Shares                                         Upon consummation of the
                                            Merger, each Navarre shareholder who
                                            does not exercise his or her right
                                            to become a dissenting shareholder
                                            will have the right to receive from
                                            1.70 to 2.10 Bancshares Common
                                            Shares, pursuant to an exchange
                                            ratio based on Bancshares' Average
                                            Closing Price (as hereinafter
                                            defined), plus cash in lieu of
                                            fractional shares.

                                                      For a complete description
                                            of the consideration to be received
                                            by Navarre shareholders, see
                                            "PROPOSED MERGER-- Consideration for
                                            Navarre Common Shares."

Navarre Background
and Reasons for the Merger                            Navarre's Board of
                                            Directors concluded that in order to
                                            improve shareholder liquidity and
                                            value in a rapidly changing
                                            financial services industry it
                                            needed to consider alternatives to
                                            continued independent operations.
                                            The proposed Merger will benefit the
                                            Navarre shareholders by allowing
                                            them to become shareholders of
                                            Bancshares, a competitive,
                                            financially successful company with
                                            a substantially more liquid market
                                            for its shares. In addition, the
                                            proposed Merger will provide
                                            improved services to Navarre's
                                            market area while retaining the
                                            Navarre offices and employees.
                                            Navarre's Board believes that
                                            Bancshares' strong financial
                                            condition and experience in
                                            successfully integrating prior
                                            acquisitions will allow the Merger
                                            to occur with a minimum of
                                            regulatory and administrative delay.
                                            See "PROPOSED MERGER--Navarre
                                            Background and Reasons for the
                                            Merger."

Bancshares Background
and Reasons for the Merger                            Bancshares' Board of
                                            Directors has concluded that the
                                            Merger would be in the best interest
                                            of Bancshares' shareholders and the
                                            depositors, other customers and
                                            employees of its subsidiary banks.
                                            The Merger is consistent with
                                            Bancshares' overall strategic
                                            acquisition program and, in
                                            particular, its interest in
                                            expanding Citizens' facilities and
                                            services in Stark County, Ohio. The
                                            Merger will also serve to enhance
                                            Citizens' current loan production
                                            facility in Canton, Ohio.
                                            Bancshares' and Citizens'
                                            philosophies of emphasizing customer
                                            service and satisfaction, promoting
                                            local and branch level
                                            decision-making power by employees
                                            and making strong, ongoing
                                            commitments to each community they
                                            serve are consistent with Navarre's
                                            management philosophies and its
                                            long-standing reputation of service
                                            to Stark County. In addition, the
                                            current products and services
                                            offered by Navarre are similar to,
                                            and in many respects, complement the
                                            products and services provided by
                                            Citizens. Bancshares anticipates
                                            that the additional products and
                                            services of Citizens that will
                                            become available to Navarre
                                            customers as a result of the Merger
                                            will provide opportunities for
                                            expanded and new customer
                                            relationships. Bancshares also
                                            believes that the Merger can be
                                            accomplished with little or no
                                            resulting dilution in the value of
                                            Bancshares Common Shares. See
                                            "PROPOSED MERGER -- Bancshares
                                            Background and Reasons for the
                                            Merger."

Fairness Opinion                                      McDonald & Company
                                            Securities, Inc. ("McDonald &
                                            Company") has rendered an opinion to
                                            Navarre's Board of Directors that as
                                            of April 3, 1996, the Exchange Ratio
                                            was fair from a financial point of
                                            view to the Navarre shareholders.
                                            For additional information, see
                                            "PROPOSED MERGER-- Fairness Opinion
                                            of McDonald & Company." The opinion
                                            of McDonald & Company is attached as
                                            Appendix C to this Proxy
                                            Statement/Prospectus. Navarre
                                            shareholders are urged to read such
                                            opinion in its entirety for a
                                            description of the procedures
                                            followed and matters considered in
                                            connection therewith.

Interest of Management
in the Merger                                         Bancshares will offer the
                                            existing full time employees of
                                            Navarre the opportunity to become
                                            employees of Citizens or one of
                                            Bancshares' other affiliates. In
                                            addition, Bancshares shall assume
                                            the employment security agreements
                                            dated November 14, 1995 between
                                            Navarre and Kenneth N. Koher and
                                            Navarre and Jeffrey J. Define,
                                            respectively. Bancshares or Citizens
                                            will indemnify the officers and
                                            directors of Navarre who do not
                                            become officers and directors of
                                            Bancshares or Citizens to the extent
                                            permitted by the articles of
                                            incorporation and codes of
                                            regulations of Bancshares or
                                            Citizens. See "PROPOSED
                                            MERGER--Operations of Navarre After
                                            the Merger" and "Interest of
                                            Management in the Merger."

Recommendation of the
Board of Directors                                    The Navarre Board of
                                            Directors has unanimously approved
                                            the Merger Agreement and believes
                                            that the Merger Agreement is fair to
                                            and in the best interests of Navarre
                                            shareholders. The Navarre Board of
                                            Directors unanimously recommends
                                            that Navarre shareholders adopt the
                                            Merger Agreement. See "PROPOSED
                                            MERGER--Recommendation of the
                                            Navarre Board of Directors."

Dissenters' Rights                                    Holders of Navarre Common
                                            Shares may exercise their right to
                                            become dissenting shareholders to
                                            the extent, and in strict compliance
                                            with the procedure, specified in
                                            Sections 1121.09 and 1701.85 of the
                                            Ohio Revised Code. HOLDERS OF
                                            NAVARRE COMMON SHARES WHO WANT TO
                                            EXERCISE THEIR DISSENTERS' RIGHTS
                                            MUST NOT VOTE IN FAVOR OF THE MERGER
                                            AGREEMENT AT THE SPECIAL MEETING AND
                                            MUST SEND WRITTEN DEMANDS FOR
                                            PAYMENT FOR THEIR NAVARRE COMMON
                                            SHARES WITHIN TEN DAYS AFTER THE
                                            SPECIAL MEETING. See "PROPOSED
                                            MERGER --Rights of Dissenting
                                            Shareholders" and the text of
                                            Sections 1701.85 and

                                            1121.09 of the Ohio Revised Code
                                            attached to this Proxy Statement/
                                            Prospectus as Appendix B.

Federal Income Tax
Consequences of the
Merger                                                It is intended that the
                                            Merger will be treated as a
                                            reorganization within the meaning of
                                            Section 368(a) of the Internal
                                            Revenue Code of 1986, as amended,
                                            and that, accordingly, for federal
                                            income tax purposes no gain or loss
                                            will be recognized by Navarre,
                                            Bancshares or Citizens as a result
                                            of the Merger. The obligations of
                                            Navarre, Bancshares and Citizens to
                                            consummate the Merger are
                                            conditioned upon the receipt by them
                                            of the opinion of Emens, Kegler,
                                            Brown, Hill & Ritter substantially
                                            to the effect that (i) the Merger
                                            will constitute a tax free
                                            reorganization, (ii) the Navarre
                                            shareholders will not recognize gain
                                            or loss upon the receipt solely of
                                            Bancshares Common Shares in exchange
                                            for Navarre Common Shares, except
                                            with respect to any cash received in
                                            lieu of a fractional share interest
                                            in Bancshares Common Shares and
                                            (iii) no gain or loss will be
                                            recognized by Bancshares, Citizens
                                            or Navarre as a consequence of the
                                            Merger. Shareholders who exercise
                                            dissenters' rights and receive cash
                                            for their Navarre Common Shares will
                                            be treated as having received a
                                            distribution in redemption of their
                                            shares which will result in such
                                            shareholders receiving income for
                                            federal income tax purposes.

                                                      All Navarre shareholders
                                            should read carefully the
                                            description under "PROPOSED
                                            MERGER--Federal Income Tax
                                            Consequences of the Merger," and
                                            should consult their own tax
                                            advisors concerning these matters.

Conditions; Amendments;
Termination                                           Completion of the Merger
                                            is contingent upon approval of the
                                            Merger Agreement by Navarre
                                            shareholders and certain regulatory
                                            authorities and upon certain other
                                            conditions described in this Proxy
                                            Statement/ Prospectus. The Merger
                                            Agreement may not be amended except
                                            by a written agreement executed by
                                            the party to be charged with the
                                            amendment. The Merger Agreement may
                                            be terminated and the Merger
                                            abandoned by mutual agreement of
                                            Bancshares and Navarre, or by either
                                            Bancshares or Navarre in the event
                                            of failure to satisfy certain
                                            conditions, or if a material breach
                                            of the Merger Agreement has been
                                            committed by the other party. The
                                            Merger Agreement may also be
                                            terminated by either Bancshares or
                                            Navarre if the Merger has not been
                                            consummated by December 31, 1996
                                            unless the failure to consummate by
                                            such date is related to the action
                                            or inaction of certain regulatory
                                            authorities, then on or before March
                                            31, 1997.

                                                      See "PROPOSED
                                            MERGER--Other Provisions of the
                                            Merger Agreement."

Management after the
Merger                                                Upon completion of the
                                            Merger, it is anticipated that the
                                            directors and executive officers of
                                            Bancshares and Citizens will remain
                                            directors and executive officers
                                            thereof. In addition, one member of
                                            Navarre's Board of Directors shall
                                            have the right to serve on the Board
                                            of Directors of Bancshares and one
                                            member of Navarre's Board of
                                            Directors shall have the right to
                                            serve on Citizens' Board of
                                            Directors, each for a three year
                                            term. In the alternative, one member
                                            of Navarre's Board of Directors may
                                            serve on both the Boards of
                                            Directors of Bancshares and
                                            Citizens. See "PROPOSED MERGER--
                                            Operations of Navarre After the
                                            Merger."

COMPARATIVE RIGHTS OF
NAVARRE
SHAREHOLDERS                                          The rights of shareholders
                                            of Bancshares and shareholders of
                                            Navarre, while similar in many
                                            respects, also differ in some
                                            respects. For a description of the
                                            relative rights of the holders of
                                            Bancshares Common Shares and Navarre
                                            Common Shares, see "COMPARATIVE
                                            RIGHTS OF NAVARRE SHAREHOLDERS."
                                            Bancshares' Articles of
                                            Incorporation include a provision
                                            governing the acquisition of certain
                                            controlling interests in Bancshares.
                                            For a description of this provision,
                                            see "DESCRIPTION OF BANCSHARES
                                            CAPITAL SHARES--Description of
                                            Control Share Acquisition
                                            Provisions."

                    PRO FORMA SELECTED FINANCIAL INFORMATION

         The table below sets forth selected pro forma financial information for Bancshares and Navarre combined as of and for the six months ended June 30, 1996 and 1995, and as of and for the years ended December 31, 1995, 1994 and 1993. This information is derived from and should be read in conjunction with the historical financial statements of Bancshares and Navarre that are incorporated by reference or appear elsewhere in this Proxy Statement/Prospectus, and with the pro forma condensed consolidated financial statements of Bancshares, which give effect to the Merger and which appear in this Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed consolidated financial information has been prepared based on the use of "pooling-of-interests" method of accounting assuming that 490,000 Bancshares Common Shares will be issued and that no Navarre shareholders will dissent. The number of Bancshares Common Shares issued assumes an exchange ratio such that one Navarre Common Share will be exchanged for 1.90 Bancshares Common Shares. Should the exchange ratio be as low as 1.70 Bancshares Common Shares for one Navarre Common Share or as high as 2.10 Bancshares Common Shares for one Navarre Common Share, the pro forma combined earnings per share, book value per share and dividends per share would each change by less than one percent. This information will vary if any Navarre shareholders dissent. The historical financial information of Bancshares and Navarre has been combined for each period presented. For a discussion of the pooling-of-interests method of accounting and the condition to Bancshares' and Navarre's obligations under the Merger Agreement that the Merger qualify for the pooling-of-interests method of accounting, see "PROPOSED MERGER-- Accounting Treatment" and "Other Provisions of the Merger Agreement."

Pro Forma Selected Financial Information
(Dollars in thousands, except per share data)

                                                As of and for the
                                                Six Months ended                        As of and for the
                                                     June 30,                         Year Ended December 31,
                                           --------------------------       --------------------------------------------
                                             1996             1995             1995             1994             1993
                                             ----             ----             ----             ----             ----
OPERATING DATA:
Net interest income                       $   21,319       $   19,568       $   39,640       $   38,228       $   35,207
Provision for loan losses                        856            1,111            2,024            2,365            3,573
Net income                                     7,577            6,207           12,563           10,502            8,961
Cash dividends declared                        2,268              678            2,972            1,708            1,014


PER SHARE DATA:
Net income                                $     1.28       $     1.05       $     2.12       $     1.77       $     1.51
Cash Dividends                                  0.38             0.11             0.50             0.29             0.17
Book value at period end                       13.97            12.71            13.53            11.15            10.49
Weighted average shares
  outstanding                              5,922,195        5,922,622        5,922,622        5,922,622        5,923,924


BALANCE SHEET DATA (AT PERIOD END):
Total assets                              $  919,372       $  866,216       $  890,969       $  861,947       $  844,527
Net loans                                    565,952          535,604          563,879          520,687          493,410
Total deposits                               704,942          675,230          697,664          671,999          689,385
Total shareholders' equity at
  period end                                  82,763           75,260           80,111           66,013           62,129

                           COMPARATIVE PER SHARE DATA

         The following table sets forth Bancshares' and Navarre's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of Bancshares and Navarre. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. The pro forma data are included as required by the rules of the Commission and are provided for comparative purposes only. The pro forma combined per share data and Navarre equivalent per share data are prepared assuming 490,000 Bancshares Common Shares will be issued based on an exchange ratio such that one Navarre Common Share will be exchanged for 1.90 Bancshares Common Shares. Should the exchange ratio be as low as 1.70 Bancshares Common Shares for one Navarre Common Shares or as high as 2.10 Bancshares Common Shares for one Navarre Common Share (see "PROPOSED MERGER--Consideration for Navarre Common Shares"), the pro forma combined earnings per share, book value per share and dividends per share will each change by less than one percent.

                          CITIZENS BANCSHARES, INC. AND THE NAVARRE DEPOSIT BANK COMPANY
                                            COMPARATIVE PER SHARE DATA

====================================================================================================================================
                                        As of and for
                                        the Six                 As of and for           As of and for the     As of and for
                                        Months ended            the Year ended          Year ended            the Year ended
                                        6/30/96                 12/31/95                12/31/94              12/31/93
- ------------------------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON
SHARE:
Historical:
 Bancshares                                    $1.32                   $2.20                    $1.82                 $1.53
 Navarre                                        1.55                    2.55                     2.56                  2.53

Pro Forma Combined                              1.28                    2.12                     1.77                  1.51
- ------------------

Equivalent Amount of

  Navarre                                       2.43                    4.03                     3.36                  2.87
  -------
- ------------------------------------------------------------------------------------------------------------------------------------
DIVIDENDS PER COMMON SHARE:
Historical:
  Bancshares                                    $.40                    $0.51                   $0.28                 $0.15
  Navarre                                        .40                    0.75                     0.70                  0.70

Pro Forma Combined                               .38                    0.50                     0.29                  0.17
- ------------------

Equivalent Amount of
 Navarre                                         .72                    0.95                     0.55                  0.32
 -------
- ------------------------------------------------------------------------------------------------------------------------------------
BOOK VALUE PER COMMON
SHARE:
Historical:
  Bancshares                                   $14.04                  $13.55                  $11.24                $10.42
  Navarre                                       25.19                   25.30                   19.30                 21.28

Pro Forma Combined                              13.97                   13.53                   11.15                 10.49
- ------------------
Equivalent Amount of
 Navarre                                        26.54                   25.71                   21.19                 19.93
 -------
====================================================================================================================================

                          COMPARATIVE MARKET VALUE DATA

         Bancshares Common Shares began trading on the Nasdaq National Market under the symbol "CICS" as of June 1, 1993. Navarre Common Shares are not traded in any established market. The information presented in the following table reflects the last reported sale price for Bancshares on April 3, 1996, the last trading day preceding execution of the Merger Agreement; a bid price with respect to Navarre Common Shares as provided by McDonald & Company and published in the April 3, 1996 edition of The Repository; and the equivalent per share basis of Navarre. The equivalent per share basis has been calculated by multiplying the last reported sale price on such date by the exchange ratio, assuming a 1.90 exchange ratio (which exchange ratio would be applicable if Bancshares Common Shares had an average closing price of $29.4098). No assurance can be given as to what the market price of Bancshares Common Shares will be if and when the Merger is consummated. See also "INFORMATION WITH RESPECT TO BANCSHARES-- Market Price of Bancshares Common Shares" and "INFORMATION WITH RESPECT TO NAVARRE--Market Price and Dividends on Navarre Common Shares."

         CITIZENS BANCSHARES, INC. AND THE NAVARRE DEPOSIT BANK COMPANY
                            COMPARATIVE MARKET VALUE
                                  APRIL 3, 1996

                                                                                NAVARRE
                                                                                EQUIVALENT
                                                                                PER SHARE
                                BANCSHARES            NAVARRE                   BASIS
                                ----------            -------                   ----------

Common Shares                   $29.50(1)             $39.00                     $56.05

(1) Based on the last trade of Bancshares Common Shares on April 3, 1996, as reported on the Nasdaq National Market.

                   INFORMATION CONCERNING THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus is being furnished to holders of Navarre Common Shares as part of the solicitation of proxies by the Navarre Board of Directors for use at the Special Meeting to be held on September ___, 1996 at __ a.m., at Alice's Restaurant, One North Main Street, Navarre, Ohio, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of Navarre on or about August ___, 1996.

     The purpose of the Special Meeting is to consider and vote upon the Proposal to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the Merger. No other business will be transacted at the Special Meeting other than possible adjournments or reschedulings thereof.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED
MERGER--"Regulatory Approvals" and "Other Provisions of the Merger Agreement.")

Solicitation, Voting and Revocability of Proxies

         The Navarre Board has fixed the close of business on August ___, 1996 (the "Record Date") as the record date for the determination of the shareholders of Navarre entitled to notice of and to vote at the Special Meeting. Only holders of record of Navarre Common Shares at the close of business on the Record Date will be entitled to vote on each matter properly presented at the Special Meeting. On the Record Date, 280,000 Navarre Common Shares were issued and outstanding. Votes may be cast in person or by proxy, and each Navarre Common Share entitles its holder to one vote. Pursuant to the Navarre Code of Regulations and in accordance with the Ohio Revised Code ("ORC"), the presence of the holders of a majority of the Navarre Common Shares issued and outstanding, in person or by proxy, and entitled to vote at the Special Meeting is required for and shall constitute a quorum for the transaction of business at the Special Meeting. For such purpose, abstentions and broker non-votes will be counted in establishing the quorum. A majority of the Navarre Common Shares present at the Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Navarre Board in its discretion may, adjourn the Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the ORC, the affirmative vote of the holders of at least two-thirds of the total number of outstanding Navarre Common Shares entitled to vote at the Special Meeting is required to approve the Proposal. An abstention and a broker non-vote would thus have the same effect as a vote against the Proposal.

         Only shareholders of record on the Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Proposal without specific instructions from such customers. Given that the ORC requires the affirmative vote of the holders of two-thirds of the outstanding Navarre Common Shares entitled to vote at the Special Meeting in order to approve the Proposal, the failure of such customers to provide specific instructions with respect to their Navarre Common Shares to their broker will have the effect of a vote against the approval of the Proposal. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Proposal.

         Proxies in the accompanying form which are properly executed and returned to Navarre will be voted at the Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the Proposal. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of Navarre at 15 North Main, Navarre, Ohio 44662-0026, Attention: Gloria Page, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose Navarre Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the Special Meeting.

         Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of Navarre who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of Navarre Common Shares for which they hold of record, and Navarre will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to the proxy solicitation for the Special Meeting will be borne by Navarre, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be borne by Navarre and Bancshares.

         The directors and executive officers of Navarre and their affiliates own, as of the Record Date, _______________ Navarre Common Shares (___% of the total number of outstanding shares of Navarre Common Shares at such date).

         SHAREHOLDERS OF NAVARRE WHO DO NOT INTEND TO ASSERT THEIR RIGHTS AS DISSENTING SHAREHOLDERS SHOULD COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL AND RETURN IT ALONG WITH THEIR OLD CERTIFICATE DULY ENDORSED FOR TRANSFER OR ACCOMPANIED BY A DULY ENDORSED ASSIGNMENT SEPARATE FROM THE CERTIFICATES TO THE EXCHANGE AGENT. IF THE MERGER IS NOT CONSUMMATED, THE EXCHANGE AGENT WILL RETURN SUCH OLD CERTIFICATE.

                                 PROPOSED MERGER

         The following description of certain aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A, attached to and incorporated by reference in this Proxy Statement/Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.

Navarre Background and Reasons for the Merger

Background of the Merger

         Members of Navarre's Board of Directors ("Navarre Board") have been aware of a desire on the part of some of Navarre's shareholders for an enhancement to the liquidity and value of their investment represented by Navarre stock. The Navarre Board has discussed these interests in connection with the trends in the financial services industry and the likely nature of the competition that would be faced by Navarre in the future, including not only increased competition from local institutions and consolidation within the industry, but also the development of electronic delivery of banking services and the effects that those trends could have on Navarre's position in the markets it has traditionally served and would likely serve in the future. During this period, the Navarre Board had received unsolicited acquisition overtures from several parties including UNB Corp. ("UNB") headquartered in Canton, Ohio.

         In its October 10, 1995 regular meeting the Navarre Board determined that it would be valuable to retain an investment banking firm in deciding how to maximize shareholder value and liquidity while continuing to provide competitive banking services. McDonald & Company was chosen by the Navarre Board based on McDonald & Company's expertise in financial institution stocks, as well as its experience in mergers and acquisitions and its reputation within the banking industry.

         In November 1995, the Navarre Board began to implement a structured process that was designed to assist it in identifying and soliciting a group of potential acquirors that would have the interest and financial ability to consummate an acquisition of Navarre. A large list of potential acquirors was developed which was then reduced to a list of the most capable institutions.

         The Navarre Board directed McDonald & Company to contact a total of 27 thrift and bank holding companies on its behalf. Each of the entities was asked to execute confidentiality and standstill agreements and a total of 11 entities provided preliminary non-binding indications of interest, subject to due diligence. The Navarre Board selected five entities, including UNB and Bancshares, to be given the opportunity to perform a business review of Navarre, and subsequently make firm offers. In December, 1995 and January, 1996, each of the five entities conducted in-depth examinations of the books, records and operations of Navarre. During the same period, the Navarre Board held meetings with representatives of each of the five entities to discuss the potential acquiror's operating strategies and acquisition history. During this period, the management of Navarre also analyzed the operations of each potential acquiror.

         Upon conclusion of the examination by each of the entities, the Navarre Board received proposals from four of the five entities (the "Four Final Bidders"), all of which offered an exchange of common shares as the form of consideration. At a meeting on March 1, 1996 the Navarre Board, with the assistance of McDonald & Company, analyzed each offer and, after determining that Bancshares' bid offered the greatest value to Navarre's shareholders, directed McDonald & Company to solicit a "final bid" from each of the Four Final Bidders. After receipt and analysis of the "final bids," which included a material increase in UNB's bid, the Navarre Board decided in a special meeting on March 6, 1996 that, operating independently, Navarre would be unlikely to provide the shareholder value and liquidity represented by either the Bancshares or UNB proposal and decided that these proposals offered the greatest value to Navarre shareholders and could reasonably be expected to result in the continuation and enhancement of the quality banking services which Navarre traditionally provided southwestern Stark County, Ohio. After consulting with McDonald & Company and with Navarre's legal counsel, the Navarre Board determined that it would simultaneously negotiate definitive agreements with both Bancshares and UNB and advise them that it would make a final decision based upon an analysis of the final offers including the terms of the definitive agreements. At the beginning of these negotiations, UNB withdrew its proposal. Bancshares and Navarre completed negotiations and on April 4, 1996, the Merger Agreement was executed.

Reasons for the Merger

         In reaching the determination that the Merger is fair to, and in the best interests of, Navarre's shareholders, the Navarre Board consulted with Navarre management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following, which include all of the material factors considered:

a) Navarre's business, operations, earnings, prospects, financial condition and market for its common shares;

b) the business, operations, earnings, prospects and financial condition of Bancshares as determined from the business review conducted by Navarre management, the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations and support functions) that could result from the Merger, and the enhanced opportunities for growth that the Merger would make possible;

c) the commitment of Bancshares to maintain each of Navarre's four branches and to provide the opportunity for continued employment to Navarre employees;

d) Bancshares' record of ten acquisitions since 1985 and their apparently successful assimilation;

e) the greater percentage of pro forma ownership of Bancshares Common Shares that Navarre shareholders would own compared to the percentage of pro forma assets, deposits, shareholders' equity and earnings, that Navarre will contribute;

f) Bancshares' small business lending capabilities and Bancshares' pending formation of a trust department;

g) comparisons to median transaction multiples of other pending bank acquisitions in terms of premium to book value and earnings of the Bancshares bid;

h) the improved per share value implicit in the Exchange Ratio in relation to the then current market value, book value and earnings of Navarre, and the 99.4% increase in dividend rate that Navarre shareholders who become Bancshares shareholders are expected to enjoy as a result of the Merger, and the fact that Navarre would be unlikely to match or exceed such value in the foreseeable future by remaining independent;

i) the opinion of McDonald & Company that as of April 3, 1996, the Exchange Ratio (as hereinafter defined) was fair to Navarre shareholders from a financial point of view;

j) the process conducted by Navarre with the assistance of McDonald & Company and advice of Navarre's counsel in soliciting offers, and the resulting bids;

k) alternatives to the Merger, including remaining independent and growing internally or remaining independent for a period of time and then selling Navarre and the competitive problems that Navarre was likely to encounter as an independent company;

l) the market prices at which Bancshares Common Shares have been trading in recent periods and the substantially more liquid market available for Bancshares Common Shares compared to the market for Navarre Common Shares;

m)       the terms of the Merger Agreement;

n) the expectation that the Merger will be a tax-free transaction to Navarre and will generally be a tax-free transaction to its shareholders who receive solely Bancshares Common Shares (except cash in lieu of fractional shares) (see "PROPOSED MERGER--Federal Income Tax Consequences of the Merger").

o) the apparent absence of any significant problems in obtaining regulatory approvals for the Merger and the fact that the pro forma capital position of the combined companies would be well in excess of all applicable regulatory capital requirements; and

p) Bancshares' record as an institution that is consistently ranked near the top of its peer group of regional bank holding companies in terms of asset quality, capital adequacy and profitability and Bancshares' apparent ability to participate successfully in the existing consolidation environment;

Part of the analysis of the final bids was the Navarre Board's overall evaluation of the economic value of each of the bids, all of which were offered in common stock. Because each of the Four Final Bidders' common stock had a relatively thin trading market, the Navarre Board did not limit its consideration of economic value to the reported trading prices of the Four Final Bidders, but also considered a number of other factors, including a Minority Interest Valuation and Implied Stock Price (as such terms are defined in "Opinion of McDonald & Company -- Minority Interest Valuation and

Implied Stock Price") analysis which was provided to the Navarre Board by McDonald & Company as another means of comparison for the consideration offered by each bidder. Based solely on reported trading prices, UNB's bid was substantially higher than the Bancshares bid. However, based on the Minority Interest Valuation and Implied Stock Price analysis performed by McDonald & Company, the revised UNB bid and the Bancshares bid were substantially the same. As indicated above, UNB withdrew its bid at the beginning of its negotiation of the definitive agreement with Navarre. See "Fairness Opinion of the McDonald & Company - Minority Interest Valuation and Implied Stock Price."

         The Navarre Board considered many different factors in its evaluation and did not believe it was practical to and did not quantify or otherwise assign relative weights to the individual factors considered in reaching its determination.

Recommendation of the Navarre Board of Directors

         IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF NAVARRE UNANIMOUSLY CONCLUDED THE MERGER IS IN THE BEST INTERESTS OF AND IS FAIR TO THE NAVARRE SHAREHOLDERS AND RECOMMENDS THAT NAVARRE SHAREHOLDERS VOTE FOR THE MERGER.

Bancshares Background and Reasons for the Merger

         Bancshares' Board of Directors has concluded that the Merger would be in the best interest of Bancshares' shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Citizens' facilities and services in Stark County, Ohio. The Merger will also serve to enhance Citizens' current loan production facility in Canton, Ohio. Bancshares' and Citizens' philosophies of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community they serve are consistent with Navarre's management philosophies and its long-standing reputation of service to Stark County. In addition, the current products and services offered by Navarre are similar to, and in many respects, complement the products and services provided by Citizens. Bancshares anticipates that the additional products and services of Citizens that will become available to Navarre customers as a result of the Merger will provide opportunities for expanded and new customer relationships. Bancshares also believes that the Merger can be accomplished with little or no resulting dilution in the value of Bancshares Common Shares.

Description of the Merger

         Upon consummation of the transactions contemplated under the Merger Agreement, Navarre will be merged with and into Citizens. Citizens will be the surviving bank after the Merger ("Surviving Corporation") and the Articles of Incorporation and Code of Regulations of Citizens will remain in effect as they were immediately prior to the Merger. After the Merger, Citizens will remain a wholly-owned subsidiary of Bancshares. See also "PROPOSED MERGER--Operations of Navarre After the Merger."

Consideration for Navarre Common Shares

         Upon consummation of the Merger, each shareholder of Navarre who does not dissent will have the right to receive Bancshares Common Shares for his or her Navarre Common Shares, pursuant to the exchange ratio set forth below, plus cash in lieu of the issuance of fractional shares.

         The exchange ratio ("Exchange Ratio") for the conversion of Navarre Common Shares into Bancshares Common Shares will be determined by dividing $55.8786 by the Average Closing Price (as defined below) of Bancshares Common Shares. The number of Bancshares Common Shares issuable to holders of Navarre Common Shares will adjust based upon changes in the Average Closing Price; provided, however, that in no event will the Exchange Ratio be greater than 2.10 or less than 1.70. Assuming the Average Closing Price is between $32.87 and $26.60, the number of Bancshares Common Shares exchanged will have an aggregate value of $15,646,000, which would equal, on a per share basis for each Navarre Common Share, a Merger price of $55.8786 in Bancshares Common Shares.

         The term "Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the Nasdaq National Market at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average Closing Price" shall mean the arithmetic mean of the Closing Prices for the twenty trading days immediately preceding the tenth trading day prior to the Effective Time.

Fairness Opinion of McDonald & Company

         Navarre has retained McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Navarre Common Shares. McDonald & Company rendered its oral opinion to the Navarre Board of Directors on April 3, 1996, which it subsequently confirmed in writing, that, as of the date of such opinion and based on the market price of Bancshares Common Shares as of that date, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of Navarre Common Shares.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY UPDATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION IS DIRECTED TO THE NAVARRE BOARD OF DIRECTORS AND ADDRESSES ONLY THE EXCHANGE RATIO.

         In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of Navarre and Bancshares as well as certain other non-public information, primarily financial in nature, furnished to it by Navarre and Bancshares relating to the respective businesses, earnings, assets and prospects of Navarre and Bancshares. McDonald & Company also held discussions with members of senior management of Navarre and Bancshares concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, Navarre Common Shares and Bancshares Common Shares and certain publicly available information concerning comparable companies and transactions, all as set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either Navarre or Bancshares and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of Navarre or Bancshares. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Navarre and Bancshares contained in the Merger Agreement, and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of Navarre Common Shares, would be satisfied and that the

Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by Navarre upon McDonald & Company with respect to the scope of McDonald & Company's investigation nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

         In connection with rendering its opinion dated April 3, 1996, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selected analyses considered by McDonald & Company and discussed with the Navarre Board of Directors, in connection with McDonald & Company's opinion dated April 3, 1996:

         COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of Bancshares with corresponding data for the following selected banks: Arrow Financial Corporation, Harleysville National Corporation, Hubco, Inc., MainStreet BankGroup, Inc., National Penn Bancshares, Inc., Pinnacle Financial Services, Inc., Fifth Third Bancorp, Park National Corporation, and Star Banc Corporation. At the time, none of the companies listed above had announced a merger transaction or disclosed a possible interest in pursuing a merger transaction which would have significantly affected the stock market valuation of such companies.

         MINORITY INTEREST VALUATION AND IMPLIED STOCK PRICE. This methodology which provided a basis for the comparison of institutions whose securities were not actively traded, involved, as a first step, identifying a peer group of institutions with characteristics similar to those of each of the Four Final Bidders. As a second step, the "valuation considerations" to be reviewed were identified. These considerations included financial condition, profitability, growth factors, predictability of earnings, diversity of revenue stream, market area/market share, size of institution, dividends, and liquidity of stock. For each of the Four Final Bidders, the various valuation considerations were adjusted upward or downward (or left unchanged) in relation to each of the Four Final Bidder's peer groups. Based on these adjustments, McDonald & Company assessed the price-to-earnings and price-to-book value ranges of each of the Four Final Bidders relative to each of the Four Final Bidders' peer group medians. McDonald then calculated the Minority Interest Valuation of each of the Four Final Bidders by multiplying each of the Four Final Bidder's earnings and book value by the adjusted price-to-earnings and price-to-book value ranges of their respective peer groups. The Implied Stock Price calculated in this manner for Bancshares was $29.00, representing a variation of $.50 from its $29.50 bid price on April 1, 1996.

         CONTRIBUTION ANALYSIS. McDonald & Company analyzed the contribution of each of Navarre and Bancshares to, among other things, the shareholders' equity and after-tax income of the pro forma combined company. This analysis showed that, among other factors, Navarre would have contributed 8.8% of the shareholders' equity of the pro forma combined company as of December 31, 1995 and 5.7% of the pro forma net income for the combined company for the twelve months ended December 31, 1995, compared with a proposed ownership of 9.0% of the combined company to be held by holders of Navarre Common Stock.

         PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five year period from 1996 through 2000. This analysis, based upon the financial forecasts of management of Navarre and Bancshares and including estimates of cost savings provided by the management of Navarre and Bancshares, showed approximately 3.6% dilution for Bancshares in pro forma earnings per share in 1996 and approximately 2.6% dilution in pro forma earnings per share in 1997. McDonald & Company also analyzed the changes in the per share amount of earnings, book value and indicated dividend represented by one Navarre Common Share after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the twelve month periods ended December 31, 1992, 1993, 1994 and 1995. The analysis indicated, among other things, that exchanging one Navarre Common Share at the Exchange Ratio (assumed to be 1.8942) for Bancshares Common Shares on a pro forma basis would have resulted in a 57.6% increase in earnings per share for each Navarre Common Share for the twelve months ended December 31, 1995, a 1.3% increase in fully diluted book value per share for each Navarre Common Share and a 99.4% increase in dividends per share for each Navarre Common Share based on Bancshares's and Navarre's indicated annual dividend rate.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending bank acquisition transactions involving (i) selling banks with total assets of less than $150.0 million, (ii) selling banks having tangible equity to assets ratios of between 8.5% and 10.0%, (iii) selling banks having a return on average assets of between 0.75% and 1.25%, (iv) selling banks having a ratio of non-performing assets as a percent of total assets of between 0.25% and 1.00%, and (v) selling banks headquartered in the Midwest region of Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, Pennsylvania, South Dakota, West Virginia and Wisconsin. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last twelve months earnings of the acquired company, and the ratio of offer value to assets in each such transaction, and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 153% to 177%, and 156% to 182%, respectively. Median multiples of earnings among the five groups ranged from 13.5x to 16.0x; and median ratios of offer value to assets ranged from 15% to 16%. This analysis showed an imputed reference range of $38.25 to $42.25 per Navarre Common Share.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO BANCSHARES, NAVARRE OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that Navarre could produce over a five year period from 1996 through 2000, under various assumptions, based upon Navarre management's forecasts. McDonald & Company then estimated the terminal value of Navarre after the five year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value multiples ranging from 8x to 12x. The five year cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of Navarre. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $37.48 to $56.86 per Navarre Common Share. This analysis was based upon management forecasts including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger related cost savings estimated by Navarre and Bancshares. Management's forecasts are based upon many factors and assumptions, many of which are beyond the control of Navarre or Bancshares. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion.

         The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and related presentation to the Navarre Board were one of many factors taken into consideration by the Navarre Board in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the Navarre Board's conclusions with respect to the value of Navarre or of the decision of the Navarre Board to agree to the Exchange Ratio.

         McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address Navarre's underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of Navarre Common Shares or Bancshares Common Shares may be at the Closing Date.

         In connection with its opinion dated as of the date of this Proxy Statement/Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. Navarre's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either Navarre or Bancshares.

         In the ordinary course of business, McDonald & Company makes a market in Bancshares Common Shares and, accordingly, may actively trade securities of Bancshares for its own account and for the accounts of its customers. At any time and from time to time McDonald & Company may hold a short or long position in such securities.

         For its services as financial advisor, Navarre has paid McDonald & Company a retainer of $15,000 and a fee of $35,000 upon rendering of the oral opinion. Assuming the consummation of the Merger and based upon the value of the Merger assuming a per share Merger Price of $55.8786 in Bancshares Common Shares, additional fees equal to approximately $160,000 would be payable to McDonald & Company, upon consummation of the Merger. Navarre has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

Effective Time of the Merger

         As used in this Proxy Statement/Prospectus, "Effective Time" means the date and time when the Merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certified copy of the Merger Agreement together with a certificate of approval from the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans in accordance with Section 1121.06 of the ORC.

Payment of Cash in Lieu of Fractional Shares

         No fractional Bancshares Common Shares will be issued in connection with the Merger. Each Navarre shareholder who would otherwise have been entitled to receive a fraction of a Bancshares Common Share will receive, in lieu thereof, cash therefor, without interest, at a price based upon the Average Closing Price.

Surrender of Certificates

         A Letter of Transmittal, together with instructions, for use in surrendering certificates representing Navarre Common Shares ("Old Certificates") in exchange for Bancshares Common Shares and handling the payment of cash in lieu of fractional shares of Bancshares Common Shares is enclosed herewith. Shareholders should send their Old Certificates to Bancshares, as exchange agent (the "Exchange Agent"), duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). If the Merger is consummated, the Old Certificates surrendered will be exchanged for one or more certificates representing the whole number of Bancshares Common Shares (and payment of cash in lieu of fractional shares) based on the Exchange Ratio. Until so surrendered, each outstanding Old Certificate shall be deemed from and after the Effective Time for all purposes to represent only the right to receive, upon surrender, one or more certificates for Bancshares Common Stock and cash in lieu of fractional shares. If the Merger is not consummated, the Exchange Agent will return any Old Certificates it has received to the persons surrendering such Old Certificates in accordance with the Letter of Transmittal and instructions.

         If any certificates for Bancshares Common Shares are to be issued in a name(s) other than that in which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

         In the event of a lost certificate, the shareholder shall provide, in lieu of the lost certificate, an affidavit attesting to the loss of said certificate and, if required by the Surviving Corporation or the Exchange Agent, an indemnification or bond in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct. Unless and until the Old Certificates, or affidavit and, if required by the Surviving Corporation or the Exchange Agent, an indemnification or bond in lieu thereof, are presented to the Exchange Agent, the holder thereof shall not be entitled to receive any consideration to be paid in connection with the Merger or any dividends payable on Bancshares Common Shares, or to exercise any rights as a holder of Bancshares Common Shares. On or after the Effective Time, upon surrender of the Old Certificates, or affidavit and an indemnification or bond in lieu thereof, to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement and any dividends which theretofore became payable on any Bancshares Common Shares to which the holder is entitled. No dividends or other distributions, if any, payable to the holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to any holder of any outstanding Old Certificate until the holder thereof surrenders such

Old Certificate as provided in the Merger Agreement. Subject to applicable law, no holder of an Old Certificate shall be entitled to vote or exercise any other rights of a holder of Bancshares Common Shares.

         After the consummation of the Merger, there will be no transfers on the stock transfer books of Navarre of any Navarre Common Shares. If, after the consummation of the Merger, Old Certificates are properly presented to Bancshares, they will be canceled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that Bancshares has not paid such consideration to a public official pursuant to applicable abandoned property laws.

Interest of Management in the Merger

         Bancshares will offer the existing full time employees of Navarre the opportunity to become employees of Citizens or one of Bancshares' other affiliates. In addition, Bancshares will assume the employment security agreements dated November 14, 1995 between Navarre and Kenneth N. Koher and Jeffrey J. Define, respectively. Navarre employees who become employees of Citizens or one of Bancshares' other affiliates will have their years of service credited toward eligibility and vesting in Citizens' Profit Sharing Plan and Defined Benefit Pension Plan and will be entitled to participate in and are subject to the terms of Bancshares' Employee Stock Option Plan.

         From and after the effective date of the Merger, Bancshares or Citizens will indemnify the officers and directors of Navarre who do not become the officers and directors of Citizens or Bancshares to the extent permitted by the articles of incorporation and codes of regulation of Citizens and Bancshares for persons who were officers or directors of Citizens or Bancshares. In addition, for a period of at least three years following the effective date of the Merger, Bancshares will maintain in effect the current insurance policies maintained by Navarre (or obtain substitute policies with substantially the same coverage and terms) covering Navarre's directors' and officers' liabilities for facts or events arising prior to the Effective Time. Notwithstanding the foregoing, Bancshares has the right to purchase tail coverage if such coverage is available and Bancshares' obligation to pay for insurance is limited to $15,000 less any rebates on Navarre's current directors' and officers' liability insurance.

Rights of Dissenting Shareholders

         Shareholders of Navarre are entitled to certain dissenters' rights pursuant to Section 1701.85 of the ORC. Sections 1701.85 and 1121.09 generally provide that shareholders of Navarre will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Navarre shareholder who is a record holder of Navarre Common Shares on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such Navarre Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to Navarre on or before the tenth day following the Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of said Navarre Common Shares. See the text of Sections 1121.09 and 1701.85 of the ORC attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

         If the Surviving Corporation (as hereinafter defined) so requests, dissenting shareholders must submit their share certificates to Navarre within fifteen days of such request, for endorsement thereon by Navarre that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by Navarre. If Navarre and any dissenting shareholder cannot agree upon the "fair cash value" of the Navarre Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Stark County, Ohio (the "Court") for a determination of the "fair cash value" of said Navarre Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

Federal Income Tax Consequences of the Merger

         The following summary of the material federal income tax consequences of the Merger to holders who hold Navarre Common Shares as capital assets and deals only with holders who are (i) citizens or residents of the United States,
(ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of Shares ("U.S. Holders"). This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired Navarre Common Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of Navarre Common Shares in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the Merger to such holder.

         This summary is based on current law and the opinion of counsel to Navarre. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. The opinion of Emens, Kegler, Brown, Hill & Ritter set forth in this summary is based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of Navarre, Bancshares and Citizens. None of Navarre, Bancshares and Citizens has requested or will request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Merger.

         It is intended that the Merger will be treated as a reorganization within the meaning of Section 386(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes no gain or loss will be recognized by Navarre, Bancshares or Citizens as a result of the Merger.

         In the opinion of Emens, Kegler, Brown, Hill & Ritter, the material federal income tax consequences to U.S. Holders who exchange shares of Navarre Common Shares for shares of Bancshares Common Shares, pursuant to the Merger will be as follows:

         (i) no gain or loss will be recognized by a U.S. Holder, except as described below with respect to a U.S. Holder who receives cash in lieu of a fractional share interest in Common Shares;

         (ii) the aggregate adjusted tax basis of shares of Bancshares Common Shares (including a fractional share interest in Bancshares Common Shares deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of Navarre Common Shares exchanged therefor;

         (iii) the holding period of Bancshares Common Shares (including the holding period of a fractional share interest in Bancshares Common Shares) received by a U.S. Holder will include the holding period of the Navarre Common Shares exchanged therefor; and

         (iv) a U.S. Holder of Navarre Common Shares who receives cash in lieu of a fractional share interest in Bancshares Common Shares will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution is "substantially disproportionate" with respect to the U.S. Holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest. Under these rules, a minority stockholder of Navarre should recognize capital gain or loss on the receipt of cash in lieu of a fractional share interest in Bancshares Common Shares. The capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the fractional share interest is more than one year.

         (v) U.S. Holders who exercise dissenters' rights and receive cash for their Navarre Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders receiving income for federal income tax purposes.

         The obligation of Navarre, Bancshares and Citizens to consummate the Merger is conditioned on the receipt by Navarre of an opinion of its counsel, Emens, Kegler, Brown, Hill & Ritter, dated as of the Closing, substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by Navarre, Bancshares or Citizens as a result of the Merger, (iii) no gain or loss will be recognized by the shareholders of Navarre that are U.S. Holders upon conversion of their Navarre Common Shares to Bancshares Common Shares (except with respect to cash received in lieu of a fractional share interest in Bancshares Common Shares); and (iv) the tax basis of Bancshares Common Shares received by shareholders that are U.S. Holders who exchange all of their Navarre Common Shares solely for Bancshares Common Shares, in the Merger will be the same as the tax basis of Navarre Common Shares surrendered in exchange therefor (reduced by any amount of tax basis allocable to a fractional share interest for which cash is received). The opinion of Emens, Kegler, Brown, Hill & Ritter referred to in this paragraph will be based upon certain facts, assumptions and representations and/or covenants, including those contained in certificates of officers of Navarre, Bancshares, Citizens and, possibly, others. Subject to the receipt of such representations and/or covenants, Emens, Kegler, Brown, Hill & Ritter anticipates that it will render such opinion.

Regulatory Approvals

         Bancshares has filed the applications necessary to obtain the approval for the Merger from the Federal Reserve Board, the Ohio Division of Banks and the Federal Deposit Insurance Corporation (the "FDIC"). The Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds. Bancshares has no reason to believe the Merger will be challenged on antitrust grounds.

Business Pending the Merger

         The Merger Agreement provides that, pending consummation of the Merger, Navarre will continue to operate in the ordinary course. In addition, any lending activities other than in the ordinary course, any 1-4 family unit residential real estate loans in excess of $100,000, any equity credit lines in excess of $50,000, any consumer installment or construction loans in excess of $30,000 and any commercial loans in excess of $50,000 (taking into account existing borrowings but excluding renewals) must be consented to in writing by Bancshares. Furthermore, the Merger Agreement provides that Navarre may not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock other than regular quarterly cash dividends in an amount not to exceed $.20 per Navarre Common Share for the March 31, 1996 quarter, not to exceed $.20 per Navarre Common Share for the June 30, 1996 quarter, not to exceed $.20 per Navarre Common Share for the September 30, 1996 quarter and any other quarter preceding the consummation of the Merger; provided, however, that during any fiscal quarter there shall not be a payment of both a Bancshares and a Navarre dividend nor omission of payment of dividends to Navarre Shareholders.

         In the Merger Agreement, Navarre has agreed that it will not, directly or indirectly, through any of its officers, directors, employees, agents or advisors or other representatives or consultants, solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person (other than Bancshares) relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, tender offer, consolidation or business combination with, Navarre; provided, however, that Navarre may furnish information and may consider, evaluate and engage in discussions or negotiations with any person if outside counsel advises Navarre's directors that failure to furnish such information or engage in such discussions or negotiations could involve Navarre's directors in a breach of their fiduciary duties. If the Board of Directors of Navarre receives a request for confidential information from a potential bidder for Navarre and the Board of Directors determines, after consultation with outside counsel, that the Board of Directors has a fiduciary obligation to provide such information to a potential bidder, then Navarre may, subject to a confidentiality agreement substantially similar to that previously executed with Bancshares, provide such potential bidder with access to information regarding Navarre. Navarre has agreed to promptly notify Bancshares, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact.

Other Provisions of the Merger Agreement

Representations and Warranties

         The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the Merger Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger. The Merger Agreement includes certain exceptions to Navarre's representations and warranties, none of which are deemed material to this transaction. Such exceptions are contained in the Disclosure Letter to the Merger Agreement which may be reviewed upon request to The Navarre Deposit Bank Company, 15 North Main Street, Navarre, Ohio 44162-0026; Attention, Gloria Page, Secretary.

Conditions to the Merger

         The obligations of Navarre and Bancshares to consummate the Merger are subject to, but not limited to the following conditions: (1) the accuracy of Navarre's and Bancshares' representations and warranties on and as of the closing date of the Merger; (2) Navarre and Bancshares shall each have performed or complied with the covenants and conditions that each is required to perform or comply with under the terms of the Merger Agreement; (3) the granting of all necessary regulatory approvals, including but not limited to the Board of Governors of the Federal Reserve System, the FDIC, the Ohio Department of Commerce (Division of Financial Institutions, Office of Banks and Savings & Loans) and the Securities and Exchange Commission; (4) the issuance by Bancshares' and Navarre's counsel of opinions covering certain matters with respect to Bancshares and Navarre, including an opinion by Navarre's counsel to the effect that the Merger will constitute a tax-free reorganization under applicable federal tax laws and no gain or loss will be recognized by Bancshares, Citizens or Navarre as a result of the Merger and no gain or loss will be recognized by the shareholders of Navarre upon the conversion of their Navarre Common Shares into Bancshares Common Shares (except for cash received in lieu of fractional shares); (5) there shall not have been commenced, since the date of the Merger Agreement, any proceeding (excluding proxy contests) involving any challenge to, or seeking damages or other relief in connection with any of the transactions contemplated under the Merger Agreement or any proceeding which Bancshares' or Navarre's respective Boards of Directors determines may have the effect of preventing or making illegal any of the transactions contemplated under the Merger Agreement; (6) the consummation nor performance of the transactions under the Merger Agreement will not conflict with, or result in a material violation of, or cause Bancshares or Navarre or their respective affiliates to suffer any material adverse consequences under any law or order applicable to, or proposed to be applicable to them; (7) the registration statement with the Securities and Exchange Commission registering the exchange of the Bancshares Common Shares for Navarre Common Shares and all state securities and "blue sky" permits have become effective and no stop orders or similar restraining orders shall have been issued; and (8) the receipt by Bancshares of an opinion letter from Crowe, Chizek and Company LLP stating that the transaction qualifies for treatment as a "pooling of interests" for financial statement reporting purposes.

         Bancshares' obligations under the Merger Agreement are also conditioned on, among other conditions, the Average Closing Price being less than $34.00; Navarre's shareholders having approved the Merger; and receipt of a list of (i) all certificates of deposit or checking, savings or other deposits owned by directors and officers of Navarre and their respective affiliates as of the last day of the calendar month immediately prior to closing and (ii) all certificates of deposit or checking, savings or other deposits in excess of $25,000 and all customers with aggregate deposits in excess of $50,000.

         Navarre's obligations under the Merger Agreement are also subject to, among other conditions, the adoption of the Agreement and the Merger by the requisite vote of Navarre shareholders in accordance with Ohio and other applicable law and Navarre's organizational documents; the Bancshares Common Shares to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq National Market; the Average Closing Price being more than $24.50; and the receipt of a fairness opinion from McDonald & Company dated as of the date of this Proxy Statement/Prospectus stating that the Exchange Ratio under the Merger Agreement is fair from a financial point of view to Navarre shareholders.

         The foregoing disclosure regarding conditions to the Merger represents and includes all material conditions to the consummation thereof.

Amendments; Termination

         The Merger Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The Merger Agreement may be terminated as follows: (i) by either Bancshares or Navarre as a result of a material breach of the Merger Agreement, which breach has not been waived by the nonbreaching party; or (ii) by Bancshares or Navarre if the conditions precedent to their respective obligations to consummate the Merger has not been satisfied;
(iii) by mutual consent of Bancshares and Navarre; or (iv) by Bancshares or Navarre if the Merger has not occurred (other than through the failure of the party seeking to terminate to comply fully with its obligations under the Merger Agreement) by December 31, 1996, unless the failure to comply is related to an action or inaction of a regulatory entity, then on or before March 31, 1997.

         If the Merger Agreement is terminated as a result of a party's breach of the Merger Agreement or because of a party's failure to comply with its obligations under the Merger Agreement, the terminating party shall have the right to pursue all legal remedies available to it.

         If the Navarre Board of Directors, in the exercise of its fiduciary duty after consultation with Navarre's outside counsel, determines not to submit this Merger to the Navarre shareholders for approval or to submit another acquisition proposal, Navarre will be obligated to pay Bancshares $500,000. If Navarre terminates the Merger Agreement because of the existence of proceedings challenging the Merger, Navarre shall pay to Bancshares its expenses incurred in connection with the Merger up to $250,000.

Expenses of the Merger

         Bancshares, Citizens and Navarre shall each bear its respective expenses incurred in connection with the Merger and the transactions contemplated thereby. Bancshares shall be responsible for all expenses incident to obtaining requisite regulatory approvals and Navarre shall be responsible for all amounts payable to McDonald & Company in connection with the Merger Agreement and the transactions contemplated thereby.

Operations of Navarre After the Merger

         Pursuant to the terms of the Merger Agreement, Navarre shall be merged with and into Citizens and Citizens shall be the surviving corporation (the "Surviving Corporation") as of the Effective Time. The Articles of Incorporation and Code of Regulations of Citizens shall become the Articles of Incorporation and Code of Regulations of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with applicable law. The offices of Navarre shall become branches of Citizens.

         Each director of Citizens immediately prior to the Effective Time shall remain a director of the Surviving Corporation and shall serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations or as otherwise provided by law. Furthermore, each person who is an officer of Citizens prior to the Effective Time shall remain an officer of the Surviving Corporation. It is anticipated that one member of Navarre's Board of Director shall serve on the Board of Directors of Citizens. The members of the Board of Directors of Navarre will also be given the opportunity to serve on the Stark County Advisory Board for Citizens for a period of five years. For further information regarding the directors and officers of Bancshares and the Surviving Corporation, see "INFORMATION WITH RESPECT TO BANCSHARES--Management."

         In addition, each common share of Citizens, par value $10.00 per share, issued and outstanding immediately prior to the Effective Time shall thereafter continue to be one common share of the Surviving Corporation.

         Upon completion of the Merger, it is also anticipated that the offices of Navarre will be operated as branches of Citizens and that the Navarre name will continue to be featured at the Navarre office only. The Navarre name may also be used in other applications to be determined by Citizens.

Accounting Treatment

         The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The pro forma results of this accounting treatment are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy
Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

         As noted above, it is a condition to the obligation of Bancshares and Navarre to consummate the Merger that Bancshares shall have received a letter from its auditors, Crowe, Chizek and Company LLP, to the effect that the Merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles. Among the conditions which must be met in order for the Merger to qualify for "pooling-of-interests" accounting treatment, generally accepted accounting principles require that, in the aggregate, no more than ten percent of the Navarre Common Shares (or 28,000 shares based on 280,000 shares presently outstanding) be held by Navarre shareholders who have exercised dissenters' rights in connection with the Merger and demanded payment in cash for the value of their Navarre common shares under the ORC or receive cash in lieu of fractional shares. In the event such condition is not met, the Merger would not be consummated unless the condition was waived by Bancshares and Navarre. Furthermore, in order to qualify for "pooling-of-interests" accounting treatment, no affiliate of either Bancshares or Navarre may reduce his or her risk relative to the Bancshares Common Shares received in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published.

Resale of Bancshares Common Shares

         No restrictions on the sale or other transfer of the Bancshares Common Shares issued pursuant to the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of shares issued to any Navarre shareholder who may be deemed to be an "affiliate" of Navarre for purposes of Rule 145 under the 1933 Act. Generally, "affiliates" of Navarre would include officers, directors and significant shareholders of Navarre. The Merger Agreement requires Navarre to cause persons who could be considered to be "affiliates" to enter into an agreement with Bancshares to the effect that the Bancshares Common Shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder. Sales of Bancshares Common Shares by affiliates of Bancshares are subject to similar transfer restrictions.

         Bancshares Common Shares issued to Navarre shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three month period.

                    DESCRIPTION OF BANCSHARES CAPITAL SHARES

General

         Bancshares has authorized 12,000,000 Common Shares, without par value, of which 5,390,622 are issued and outstanding and 2,250 are held in treasury shares. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable. The holders of Bancshares Common Shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes with three to four directors per class and with the members of one class being elected annually. On liquidation or dissolution of Bancshares, the holders of Bancshares Common Shares are entitled to share ratably in such assets as remain after creditors have been paid.

         In addition, Bancshares has authorized 200,000 shares of serial preferred stock ("Serial Shares"), none of which are currently outstanding. The terms of the Serial Shares are to be established by Bancshares' Board of Directors; therefore, if Bancshares were to issue Serial Shares in the future, holders thereof might have preference over the holders of Bancshares Common Shares in the event of a liquidation or dissolution and may have other rights which are superior to or in addition to the rights of holders of Bancshares Common Shares. Serial Shares have a par value of $10.00 per share. Bancshares Common Shares have no par value. Holders of Bancshares Common Shares have no preemptive rights, subscription rights or conversion rights.

         Bancshares' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account Bancshares' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO BANCSHARES--Market Price of Bancshares Common Shares."

         Bancshares is the transfer agent and registrar for Bancshares Common Shares.

Description of Control Share Acquisition Provisions

         Bancshares' Articles of Incorporation restrict certain acquisitions of Bancshares Common Shares that meet the definition of a Control Share Acquisition. A Control Share Acquisition is defined as the acquisition, directly or indirectly, by any person, of Bancshares Common Shares that, when added to all other shares of Bancshares in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors within any of the following ranges of such voting power:

                  (a) One-fifth or more but less than one-third of such voting power;

                  (b) One-third or more but less than a majority of such voting power;

                  (c) A majority or more of such voting power.

The Articles of Incorporation provide for certain exceptions to this definition, such as good faith acquisitions not for the purpose of circumventing the Articles of Incorporation, bequests, inheritances and gifts, pledges or other security interests created in good faith and not for the purpose of circumventing the Articles of Incorporation, or pursuant to certain shareholder-approved mergers, consolidations or majority share acquisitions. If an acquisition of Bancshares Common Shares qualifies as a Control Share Acquisition, authorization for such transaction must be obtained at a special shareholder meeting held in accordance with procedures contained in the Articles of Incorporation. If these procedures are violated, the person making such acquisition loses certain shareholder rights.

Procedures

         In order to obtain authorization for a Control Share Acquisition, the person proposing to make such acquisition must deliver a notice to Bancshares (the "Notice") including the following information:

                  (a)  The identity of the person who is giving the Notice;

                  (b) A statement that the Notice is given pursuant to the Articles of Incorporation;

                  (c) The number and class of shares of Bancshares owned, directly or indirectly, by the person who gives the Notice;

                  (d) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

                  (e) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

                  (f) Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

Within ten days of receiving the Notice, the Board of Directors must call a special meeting of shareholders to be held not later than 50 days after receipt of the Notice. The purpose of the special meeting of shareholders is to consider the proposed Control Share Acquisition; provided, that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of Bancshares and its shareholders or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons.

Requirements for Approval

         The person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders authorize such acquisition at the special meeting called by the Board of Directors for that purpose, at which a quorum is present, by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of "Interested Shares"; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition. "Interested Shares" are Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

                  (a) any person whose Notice prompted the calling of the meeting of shareholders;

                  (b) any officer of Bancshares elected or appointed by the directors of Bancshares; and

                  (c) any employee of Bancshares who is also a director of Bancshares.

Violation of Restriction

         Bancshares Common Shares issued or transferred to any person in violation of this restriction are valid only with respect to such amount of shares as does not result in a violation of the Articles of Incorporation, and such issuance or transfer is null and void with respect to the remainder of such shares. Any such remainder of shares are called "Excess Shares." Excess Shares are not entitled to any voting rights, are not considered to be outstanding for quorum or voting purposes, and are not entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares holds the distribution as agent for Bancshares and, following a permitted transfer, for the transferee. Any holder of Excess Shares may transfer the Excess Shares (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of the Articles of Incorporation. Upon a permitted transfer, Bancshares will pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

                   COMPARATIVE RIGHTS OF NAVARRE SHAREHOLDERS

         As a consequence of the Merger, shareholders of Navarre will become shareholders of Bancshares. The following is a summary of certain similarities and all material differences between the rights of holders of Navarre Common Shares and the rights of holders of Bancshares Common Shares. As Navarre is a bank and Bancshares is a corporation, both organized under the laws of Ohio, these differences arise from various provisions of the Articles of Incorporation and Code of Regulations of each of Navarre and Bancshares.

         The following summary does not purport to be a complete statement of the rights of shareholders under the Navarre Articles of Incorporation ("Navarre Articles") and the Code of Regulations of Navarre as compared with the rights of Bancshares shareholders under the Bancshares Articles of Incorporation ("Bancshares Articles") and the Bancshares Codes of Regulations, or a complete description of the specific provisions referred to herein. The summary is qualified in its entirety by reference to the governing corporate instruments, including the aforementioned instruments, of Navarre and Bancshares.

Voting

         The holders of both the Navarre Shares and the Bancshares Shares are entitled to one vote per share and have the right to cumulative voting for directors. Pursuant to both the Navarre and Bancshares Articles, a two thirds vote is required for mergers, consolidations and the disposition of all or substantially all their respective assets. The Bancshares Articles also provide for special voting procedures in the event of a Control Share Acquisition. See "DESCRIPTION OF BANCSHARES CAPITAL STOCK -- Description of Control Share Acquisition Provisions."

Pre-emptive Rights

         Holders of Navarre Shares have pre-emptive rights to purchase Common Shares to be issued by Navarre. The Bancshares Articles have eliminated pre-emptive rights for Bancshares Common Shareholders.

Directors

         The Navarre Code of Regulations provides for no fewer than six or more than nine directors, all of the same class. The Bancshares Code of Regulations provides for no fewer than nine or more than 11 directors who are elected for staggered three year terms.

Authorized Shares

         The Navarre Articles provide only for 280,000 shares of $5.00 par value stock. The Bancshares Articles provide for 12,000,000 Common Shares, without par value and 200,000 shares of preferred stock. The rights of holders of the preferred stock when issued could be superior to the rights of holders of the Bancshares Common Shares.

Shareholder Meetings

         A special meeting of the Navarre shareholders can be called by board of directors or the president or a request by shareholders owning at least 25% of the Navarre Common Shares. A special meeting of the Bancshares shareholders can be called by the board of directors, the chairman of the board, the president, a vice president or by shareholders owning 50% or more of the Bancshares Common Shares. The Navarre Code of Regulations contain no provisions for shareholders proposals. Bancshares' Code of Regulations require a shareholder to notify Bancshares of any proposal at least 60 days prior to the shareholders meeting. Such notice must include a brief description of the proposal, why it is being proposed, and the name, share ownership and material interest in the proposal, if any, of such shareholder.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 and the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995, 1994 and 1993 have been prepared to reflect Bancshares' acquisition of Navarre as if the acquisition had occurred on June 30, 1996 with respect to the balance sheet and as of January 1, 1993 with respect to the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Bancshares will be made based on the underlying historical financial data at the time of the transaction. Bancshares' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

         The pro forma condensed consolidated financial information has been prepared based on the "pooling-of-interests" method of accounting assuming 532,000 Bancshares Common Shares will be issued and that no Navarre shareholders will dissent with respect to the Merger. This information will vary if any Navarre shareholders dissent. For a discussion of the pooling-of-interests method of accounting, see "PROPOSED MERGER--Accounting Treatment" and "Other Provisions of the Merger Agreement."

         The unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 is not necessarily indicative of the combined financial position had the Merger been effective at that date. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Merger been effective at the beginning of the periods indicated, or of the future results of operations of Bancshares. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus.

         No adjustments to the pro forma financial statements were necessary to conform accounting methods as contemplated by Accounting Principles Board Opinion No. 16.

Citizens Bancshares, Inc.
Pro Forma Condensed Consolidated Balance Sheet
June 30, 1996
(Dollars in thousands, except per share data) (Unaudited)

                                                                                              Pro Forma            Pro Forma
                                                              Bancshares        Navarre       Adjustments           Combined
                                                              ----------        -------       -----------           --------
ASSETS
Cash & non-interest bearing balances with bank                $  21,357        $   2,482        $      --           $  23,839
Federal funds sold                                               11,500               --               --              11,500
                                                              ---------        ---------        ---------           ---------
         Total cash & cash equivalents                           32,857            2,482               --              35,339
Interest-bearing deposits with financial institutions             1,189               --               --               1,189
Investment securities held to maturity                           47,130              482               --              47,612
Investment securities available for sale                        214,481           24,474               --             238,955
Total loans                                                     528,354           48,870               --             577,224
Less allowance for loan losses                                  (10,621)            (651)              --             (11,272)
                                                              ---------        ---------        ---------           ---------
         Net Loans                                              517,733           48,219               --             565,952
Premises & equipment, net                                        12,468            1,691               --              14,159
Intangible assets                                                 1,667               --               --               1,667
Accrued interest receivable and other assets                     13,416            1,083               --              14,499
                                                              ---------        ---------        ---------           ---------

         Total assets                                         $ 840,941        $  78,431        $      --           $ 919,372
                                                              =========        =========        =========           =========

LIABILITIES
Deposits                                                      $ 635,155        $  69,787        $      --           $ 704,942
Federal funds & repurchase agreements                            32,361            1,385               --              33,746
Federal Home Loan Bank advances                                  88,881               --               --              88,881
Other borrowings                                                     --               --               --                  --
Accrued interest payable & other liabilities                      7,360              205               --               7,565
Obligation of employee stock ownership plan                         287               --               --                 287
                                                              ---------        ---------        ---------           ---------

         Total liabilities                                      764,044           71,377               --             835,421
                                                              ---------        ---------        ---------           ---------

MINORITY INTEREST IN SUBSIDIARY                                   1,188               --               --               1,188

SHAREHOLDERS' EQUITY
Serial preferred stock                                               --               --               --                  --
Common stock                                                     13,703            1,400            1,400(A)           16,503
Additional paid-in capital                                           --            1,400           (1,400)(A)              --
Retained earnings                                                63,795            4,503               --              68,298
Less treasury stock                                                  (5)              --               --                  (5)
ESOP obligations and unearned shares                               (287)              --               --                (287)
Unrealized gain (loss) on securities available-for-sale          (1,497)            (249)              --              (1,746)
                                                              ---------        ---------        ---------           ---------

         Total shareholders' equity                              75,709            7,054               --              82,763
                                                              ---------        ---------        ---------           ---------

         Total liabilities & shareholders' equity             $ 840,941        $  78,431        $      --           $ 919,372
                                                              =========        =========        =========           =========

(A) Issuance of 532,000 Bancshares Common Shares in exchange for 280,000 Navarre Common Shares. The exchange ratio used is based upon the average Nasdaq closing price for Bancshares' Common Shares for the twenty trading days ended June 12, 1996, and it is assumed to be 1.90 Bancshares Common Shares for each of the 280,000 Navarre Common Shares outstanding.

Citizens Bancshares, Inc.
Pro Forma Consolidated Income Statement
For the six months ended June 30, 1996
(Dollars in thousands, except per share data) (Unaudited)

                                                                                            Pro Forma
                                                     Bancshares        Navarre              Combined
                                                     ----------        -------              --------

INTEREST INCOME
Loans, including fees                               $   26,447       $    2,093            $   28,540
Investment and mortgage
  backed securities
    Taxable                                              6,769              579                 7,348
    Non-taxable                                            423              172                   595
Federal funds sold                                         227               51                   278
Other                                                       18               --                    18
                                                    ----------       ----------            ----------
         Total interest income                          33,884            2,895                36,779
                                                    ----------       ----------            ----------

INTEREST EXPENSE
Deposits                                                12,116            1,262                13,378
Federal funds & repurchase agreements                      547               27                   574
Federal Home Loan Bank advances                          1,508               --                 1,508
Other borrowings                                            --               --                    --
                                                    ----------       ----------            ----------
         Total interest expense                         14,171            1,289                15,460
                                                    ----------       ----------            ----------

NET INTEREST INCOME                                     19,713            1,606                21,319

PROVISION FOR LOAN LOSSES                                  790               66                   856
                                                    ----------       ----------            ----------

NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                           18,923            1,540                20,463
                                                    ----------       ----------            ----------

OTHER INCOME
Service charges & fees on deposits                         922              115                 1,037
Investment securities gains (losses)                         7              (19)                  (12)
Other income                                             1,198               39                 1,237
                                                    ----------       ----------            ----------
         Total other income                              2,127              135                 2,262
                                                    ----------       ----------            ----------

OTHER EXPENSE
Salaries & employee benefits                             4,947              558                 5,505
Occupancy & equipment expense                            1,691              186                 1,877
Merger, integration and restructuring expense              400               --                   400
Other operating expense                                  3,323              353                 3,676
                                                    ----------       ----------            ----------
         Total other expense                            10,361            1,097                11,458
                                                    ----------       ----------            ----------

INCOME BEFORE INCOME TAXES                              10,689              578                11,267

INCOME TAXES                                             3,547              143                 3,690
                                                    ----------       ----------            ----------

NET INCOME                                          $    7,142       $      435            $    7,577
                                                    ==========       ==========            ==========

EARNINGS PER COMMON SHARE                           $     1.32       $     1.55            $     1.28
                                                    ----------       ----------            ----------

WEIGHTED AVERAGE SHARES OUTSTANDING                  5,390,195          280,000             5,922,195
                                                    ==========       ==========            ==========

Citizens Bancshares, Inc.
Pro Forma Consolidated Income Statement
For the six months ended June 30, 1995
(Dollars in Thousands, except per share data) (Unaudited)

                                                                                       Pro Forma
                                                    Bancshares         Navarre         Combined
                                                    ----------         -------         --------

INTEREST INCOME
Loans, including fees                               $   23,984       $    1,768       $   25,752
Investment and mortgage
  backed securities
    Taxable                                              7,393              602            7,995
    Non-taxable                                            373              170              543
Federal funds sold                                         191               24              215
Other                                                        5               --                5
                                                    ----------       ----------       ----------
    Total Interest Income                               31,946            2,564           34,510
                                                    ----------       ----------       ----------

INTEREST EXPENSE
Deposits                                                10,895            1,148           12,043
Federal funds & repurchase agreements                      883               47              930
Federal Home Loan Bank advances                          1,914               --            1,914
Other borrowings                                            55               --               55
                                                    ----------       ----------       ----------
         Total interest expense                         13,747            1,195           14,942
                                                    ----------       ----------       ----------

NET INTEREST INCOME                                     18,199            1,369           19,568

PROVISION FOR LOAN LOSSES                                1,069               42            1,111
                                                    ----------       ----------       ----------

NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                          17,130            1,327           18,457
                                                    ----------       ----------       ----------

OTHER INCOME
Service charges & fees on deposits                         897              101              998
Investment securities gains (losses)                        36                           (17) 19
Other income                                             1,233               48            1,281
                                                    ----------       ----------       ----------
         Total other income                              2,166              132            2,298
                                                    ----------       ----------       ----------

OTHER EXPENSES
Salaries & employee benefits                             4,892              541            5,433
Occupancy & equipment expense                            1,482              140            1,622
Merger, integration and restructuring expense               --               --               --
Other operating expense                                  4,082              398            4,480
                                                    ----------       ----------       ----------
         Total other expense                            10,456            1,079           11,535
                                                    ----------       ----------       ----------

INCOME BEFORE INCOME TAXES                               8,840              380            9,220
INCOME TAXES                                             2,932               81            3,013
                                                    ----------       ----------       ----------

NET INCOME                                          $    5,908       $      299       $    6,207
                                                    ==========       ==========       ==========

EARNINGS PER COMMON SHARE                           $     1.09       $     1.07       $     1.05
                                                    ==========       ==========       ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                  5,390,622          280,000        5,922,622
                                                    ==========       ==========       ==========

Citizens Bancshares, Inc.
Pro Forma Consolidated Income Statement
For the year ended December 31, 1995
(Dollars in thousands, except per share data) (Unaudited)

                                                                                       Pro Forma
                                                    Bancshares         Navarre         Combined
                                                    ----------         -------         --------

INTEREST INCOME
Loans, including fees                               $   49,435       $    3,729       $   53,164
Investment and mortgage
  backed securities
    Taxable                                             14,694            1,197           15,891
    Non-taxable                                            742              348            1,090
Federal funds sold                                         612               44              656
Other                                                       18                5               23
                                                    ----------       ----------       ----------
         Total interest income                          65,501            5,323           70,824
                                                    ----------       ----------       ----------

INTEREST EXPENSE
Deposits                                                23,092            2,427           25,519
Federal funds & repurchase agreements                    1,645               81            1,726
Federal Home Loan Bank advances                          3,852               --            3,852
Other borrowings                                            87               --               87
                                                    ----------       ----------       ----------
         Total interest expense                         28,676            2,508           31,184
                                                    ----------       ----------       ----------

NET INTEREST INCOME                                     36,825            2,815           39,640

PROVISION FOR LOAN LOSSES                                1,940               84            2,024
                                                    ----------       ----------       ----------

NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                          34,885            2,731           37,616
                                                    ----------       ----------       ----------

OTHER INCOME

Service charges & fees on deposits                       1,815              211            2,026
Investment securities gains (losses)                        53               14               67
Other income                                             2,320               80            2,400
                                                    ----------       ----------       ----------
         Total other income                              4,188              305            4,493
                                                    ----------       ----------       ----------

OTHER EXPENSE
Salaries & employee benefits                             9,998            1,078           11,076
Occupancy & equipment expense                            3,118              320            3,438
Merger, integration and restructuring expense              711               --              711
Other operating expense                                  7,640              714            8,354
                                                    ----------       ----------       ----------
         Total other expense                            21,467            2,112           23,579
                                                    ----------       ----------       ----------

INCOME BEFORE INCOME TAXES                              17,606              924           18,530

INCOME TAXES                                             5,756              211            5,967
                                                    ----------       ----------       ----------

NET INCOME                                          $   11,850       $      713       $   12,563
                                                    ==========       ==========       ==========

EARNINGS PER COMMON SHARE                           $     2.20       $     2.55       $     2.12
                                                    ==========       ==========       ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                  5,390,622          280,000        5,922,622
                                                    ==========       ==========       ==========

Citizens Bancshares, Inc.
Pro Forma Consolidated Income Statement
For the year ended December 31, 1994
(Dollars in thousands, except per share data) (Unaudited)

                                                                                          Pro Forma
                                                    Bancshares          Navarre           Combined
                                                    ----------          -------           --------

INTEREST INCOME
Loans, including fees                               $    44,652        $     3,200       $    47,852
Investment and mortgage
  backed securities
    Taxable                                              14,065              1,255            15,320
    Non-taxable                                             758                349             1,107
Federal funds sold                                          325                 26               351
Other                                                        14                  4                18
                                                    -----------        -----------       -----------
         Total interest income                           59,814              4,834            64,648
                                                    -----------        -----------       -----------

INTEREST EXPENSE
Deposits                                                 20,082              2,001            22,083
Federal funds & repurchase agreements                     1,143                 99             1,242
Federal Home Loan Bank advances                           2,872                 --             2,872
Other borrowings                                            223                 --               223
                                                    -----------        -----------       -----------
         Total interest expense                          24,320              2,100            26,420
                                                    -----------        -----------       -----------

NET INTEREST INCOME                                      35,494              2,734            38,228

PROVISION FOR LOAN LOSSES                                 2,269                 96             2,365
                                                    -----------        -----------       -----------

NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                           33,225              2,638            35,863
                                                    -----------        -----------       -----------

OTHER INCOME
Service charges & fees on deposits                        1,820                182             2,002
Investment securities gains (losses)                       (299)                77              (222)
Other income                                              1,859                 48             1,907
                                                    -----------        -----------       -----------
         Total other income                               3,380                307             3,687
                                                    -----------        -----------       -----------

OTHER EXPENSE
Salaries & employee benefits                             10,036                969            11,005
Occupancy & equipment expense                             3,130                306             3,436
Merger, integration and restructuring expense               514                 --               514
Other operating expense                                   8,522                744             9,266
                                                    -----------        -----------       -----------
         Total other expense                             22,202              2,019            24,221
                                                    -----------        -----------       -----------

INCOME BEFORE INCOME TAXES                               14,403                926            15,329

INCOME TAXES                                              4,617                210             4,827
                                                    -----------        -----------       -----------

NET INCOME                                          $     9,786        $       716       $    10,502
                                                    ===========        ===========       ===========

EARNINGS PER COMMON SHARE                           $      1.82        $      2.56       $      1.77
                                                    ===========        ===========       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                   5,390,622            280,000         5,922,622
                                                    ===========        ===========       ===========

Citizens Bancshares, Inc.
Pro Forma Consolidated Income Statement
For the year ended December 31, 1993
(Dollars in thousands, except per share data) (Unaudited)

                                                                                      Pro Forma
                                                   Bancshares         Navarre         Combined
                                                   ----------         -------         --------

INTEREST INCOME
Loans, including fees                               $   44,097       $    2,734       $   46,831
Investment and mortgage
  backed securities
    Taxable                                             12,387            1,563           13,950
    Non-taxable                                            410              343              753
    Federal funds sold                                     267               35              302
Other                                                       10               --               10
                                                    ----------       ----------       ----------
         Total interest income                          57,171            4,675           61,846
                                                    ----------       ----------       ----------

INTEREST EXPENSE
Deposits                                                22,378            2,066           24,444
Federal funds & repurchase agreements                      460               61              521
Federal Home Loan Bank advances                          1,445               --            1,445
Other borrowings                                           229               --              229
                                                    ----------       ----------       ----------
         Total interest expense                         24,512            2,127           26,639
                                                    ----------       ----------       ----------

NET INTEREST INCOME                                     32,659            2,548           35,207

PROVISION FOR LOAN LOSSES                                3,436              137            3,573
                                                    ----------       ----------       ----------

NET INTEREST INCOME AFTER

     PROVISION FOR LOAN LOSSES                          29,223            2,411           31,634
                                                    ----------       ----------       ----------

OTHER INCOME
Service charges & fees on deposits                       1,965              167            2,132
Investment securities gains (losses)                       526               94              620
Other income                                             1,955               60            2,015
                                                    ----------       ----------       ----------
         Total other income                              4,446              321            4,767
                                                    ----------       ----------       ----------

OTHER EXPENSE
Salaries & employee benefits                             9,970              888           10,858
Occupancy & equipment expense                            2,972              236            3,208
Merger, integration and restructuring expense               --               --               --
Other operating expense                                  8,823              689            9,512
                                                    ----------       ----------       ----------
         Total other expense                            21,765            1,813           23,578
                                                    ----------       ----------       ----------

INCOME BEFORE INCOME TAXES                              11,904              919           12,823

INCOME TAXES                                             3,651              224            3,875
                                                    ----------       ----------       ----------

Net income before cumulative effect of
     accounting change                                   8,253              695            8,948

Cumulative effect of change in accounting
    for income taxes                                        --               13               13
                                                    ----------       ----------       ----------

NET INCOME                                          $    8,253       $      708       $    8,961
                                                    ==========       ==========       ==========

EARNINGS PER COMMON SHARE
     Income before cumulative effect of
         accounting change                          $     1.53       $     2.48       $     1.51
     Cumulative effect of accounting change                 --             0.05               --
                                                    ----------       ----------       ----------

NET INCOME                                          $     1.53       $     2.53       $     1.51
                                                    ==========       ==========       ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                  5,391,924          280,000        5,923,924
                                                    ==========       ==========       ==========

                     INFORMATION WITH RESPECT TO BANCSHARES

Business

         Bancshares is a bank holding company organized in 1982 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended, and engaged in the business of commercial and retail banking. These activities account for substantially all of Bancshares revenue, operating income and assets. Bancshares is a holding company for two wholly owned subsidiary banks, a wholly owned reinsurance company and a wholly owned courier company. Citizens, owned by Bancshares since 1982, was organized and chartered under the banking laws of the State of Ohio in 1902. Citizens is an insured bank under the Federal Deposit Insurance Act ("FDIA"). This subsidiary accounts for approximately 95% of Bancshares' consolidated assets. The primary market area for Citizens is eastern Ohio and consists of all of Columbiana County, all of Carroll County, portions of Stark and Mahoning counties and the northern 75% of Jefferson County. A secondary market is the southern portion of Jefferson County, the panhandle of West Virginia north of Follansbee, and a smaller portion of Pennsylvania south of Beaver and west of Darlington to the Ohio border. Citizens competes not only with locally owned commercial banks and savings and loans, but also with larger regional financial institutions in offering consumer and commercial financial service products. FNB, owned by Bancshares since January 1, 1990, was organized and chartered as a national banking association under the laws of the United States on December 29, 1969 and formally opened for business on January 2, 1970. FNB is insured under the FDIA and accounts for approximately four percent of Bancshares' consolidated assets. FNB's primary market area is Hancock County, West Virginia, with overlap in the East Liverpool, Ohio market. FNB competes with locally owned commercial banks, credit unions and savings and loan associations. Freedom Financial Life Insurance Company ("Freedom Financial"), owned by Bancshares since August, 1985, was organized and chartered under the laws of the State of Arizona in that same year. Freedom Financial provides credit life and accident and health insurance coverage to Citizens' and FNB's loan customers. Freedom Financial accounts for less than one percent of Bancshares' consolidated assets. Freedom Express, Inc. ("Freedom Express"), owned by Bancshares since August 5, 1994, was organized and chartered under the laws of the State of Ohio in 1984. Freedom Express transports papers and documents between and among Ohio, Pennsylvania and West Virginia. Freedom Express accounts for less than one percent of Bancshares' consolidated assets. As of June 30, 1996 and December 31, 1995, Bancshares had total consolidated assets of approximately $840.9 million and $814.1 million and total shareholders' equity of $75.7 million and $73.0 million, respectively. Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

Supplementary Financial Information

         The following is a summary of consolidated quarterly financial data with respect to Bancshares for the years 1994, 1995 and 1996.

Citizens Bancshares, Inc.
Quarterly Selected Financial Data (Unaudited)
Dollars in thousands, except per share data

                                                                   Quarter Ended
                                     December 31,            September 30,         June 30,         March 31,
                                     ------------            -------------         --------         ---------
1996
Interest income                           N/A                     N/A               $17,314      $    16,570
Net interest income                       N/A                     N/A                10,314            9,399
Provision for loan losses                 N/A                     N/A                   436              354
Net income                                N/A                     N/A                 3,775            3,367
Earnings per share                        N/A                     N/A                  0.70             0.62

1995
Interest income                     $        16,885        $         16,670     $    16,223      $    15,723
Net interest income                           9,387                   9,239           9,139            9,060
Provision for loan losses                       435                     436             536              533
Net income                                    2,783                   3,159           2,978            2,930
Earnings per share                             0.52                    0.59            0.55             0.54

1994
Interest income                     $        15,825        $         15,039     $    14,691      $    14,259
Net interest income                           9,469                   8,962           8,697            8,366
Provision for loan losses                       518                     580             580              591
Net income                                    2,382                   2,617           2,423            2,364
Earnings per share                             0.44                    0.49            0.45             0.44

Citizens Bancshares, Inc.
Selected Financial Information
(Dollars in thousands, except per share data)

                                   For the six months                                      For the year ended
                                     ended June 30,                                           December 31,
                                -----------------------    -------------------------------------------------------------------
FOR THE PERIOD                        1996         1995         1995          1994          1993          1992          1991
                                      ----         ----         ----          ----          ----          ----          ----
Interest income                 $    33,884   $   31,946   $    65,501   $    59,814  $     57,171   $    59,417   $    64,970
Interest expense                     14,171       13,747        28,676        24,320        24,512        28,517        36,138
                                -----------   ----------   -----------   -----------  ------------   -----------   -----------
Net interest income                  19,713       18,199        36,825        35,494        32,659        30,900        28,832
Provision for loan losses               790        1,069         1,940         2,269         3,436         4,950         4,931
                                -----------   ----------   -----------   -----------  ------------   -----------   -----------
Net interest income after
  provision for loan losses          18,923       17,130        34,885        33,225        29,223        25,950        23,901
Other income                          2,127        2,166         4,188         3,380         4,446         4,246         3,854
Other expenses                       10,361       10,456        21,467        22,202        21,765        22,030        21,434
                                -----------   ----------   -----------   -----------  ------------   -----------   -----------
Income before income taxes           10,689        8,840        17,606        14,403        11,904         8,166         6,321
Income taxes                          3,547        2,932         5,756         4,617         3,651         2,385         1,973
                                -----------   ----------   -----------   -----------  ------------   -----------   -----------
Net income                      $     7,142   $    5,908   $    11,850   $     9,786  $      8,253   $     5,781   $     4,348
                                ===========   ==========   ===========   ===========  ============   ===========   ===========
Cash dividends declared         $     2,156   $      594   $     2,762   $     1,512  $        818   $       678   $       587
                                ===========   ==========   ===========   ===========  ============   ===========   ===========

PER SHARE DATA1:

Net income                      $      1.32   $     1.09   $      2.20   $      1.82  $       1.53   $      1.07   $       .81
Cash dividends declared                 .40          .11           .51           .28           .15           .13           .11
Book value at period-end              14.04        12.71         13.55         11.24         10.42          8.81          7.88

Weighted average shares
  outstanding1                    5,390,195    5,390,622     5,390,622     5,390,622     5,391,924     5,390,390     5,383,307
Shares outstanding at

  period-end1                     5,390,622    5,390,622     5,390,622     5,390,622     5,390,622     5,393,105     5,383,307

BALANCE SHEET DATA:
Total assets                    $   840,941   $  792,770   $   814,088   $   790,499  $    774,945   $   714,996   $   669,824
Securities available for sale       214,481       72,649       183,725        85,382       111,756
Investment and mortgage-
  backed securities                  47,130      174,908        53,207       171,105       149,770       214,879       149,668
Loans, net of unearned
  income                            528,354      504,190       528,656       491,248       470,462       446,640       434,032
Allowance for loan losses            10,621       10,277        10,283         9,861         9,289         7,536         5,516
Deposits                            635,155      609,626       628,512       608,316       628,253       616,024       601,027
Federal Home Loan Bank
  advances                           88,881       78,379        84,680        85,762        57,198        31,612
Total shareholders' equity
  at period-end                      75,709       68,533        73,026        60,610        56,172        47,497        42,412

AVERAGE BALANCES:
Total assets                    $   797,918   $  780,238   $   792,561   $   777,258  $    731,376   $   689,810   $   666,535
Total earning assets                767,267      750,346       762,531       746,204       697,827       653,112       602,699
Deposits                            634,941      606,275       616,022       619,105       622,671       612,380       596,993
Net Loans                           512,930      483,459       491,554       465,097       448,077       436,101       424,927
Shareholders' equity                 74,895       64,645        67,687        58,581        51,307        44,773        39,846

1 Per Share date has been restated to reflect the three for two stock split declared in 1995, the two for one stock split declared in 1993 and the 1995 and 1994 acquisitions accounted for as a pooling of interests.

                                     For the six months                                    For the year ended
                                       ended June 30,                                         December 31,
                                     ---------------------    ------------------------------------------------------------
FOR THE PERIOD                        1996         1995         1995         1994         1993       1992         1991
                                      ----         ----         ----         ----         ----       ----         ----
SIGNIFICANT RATIOS:
Return on average assets(2)             1.80%        1.53%       1.50%        1.26%       1.13%        .84%           .65%
Return on average
  shareholders' equity(2)              19.18        18.43       17.51        16.71       16.09       12.91          10.91
Average shareholders' equity
  to average assets                     9.39         8.29        8.54         7.54        7.02        6.49           5.98
Average loans as a percent
  of average deposits                  82.45        81.46       81.52        76.72       73.36       72.30          72.12
Shareholders' equity as a
  percent of period-end assets          9.00         8.64        8.97         7.67        7.25        6.64           6.33
Allowance for loan losses
  as a percent of loans                 2.01         2.04        1.95         2.01        1.97        1.69           1.27
Net charge-offs as a percent
  of average gross loans(2)              .17          .26         .30          .36         .37         .66           1.16
Dividends declared as a
  percent of net income                30.19        10.05       23.31        15.45        9.91       11.73          13.50
Net interest margin,
  fully taxable equivalent              5.17         4.97        4.91         4.83        4.73        4.79           4.84
Nonperforming loans to
  total loans                            .56          .92         .52          .99         .92        1.22           1.70
Nonperforming assets to
  total assets                           .38          .80         .37          .86        1.03        1.32           1.76
Allowance for loan losses
  to nonperforming loans              360.16       222.86      373.52       203.61      215.42      138.15          74.56
Noninterest expense as a
  percent of average assets(2)          2.61         2.70        2.71         2.86        2.98        3.19           3.22
Operating efficiency ratio             46.75        50.66       51.67        55.89       58.92       63.51          66.42

(2) Interim information annualized for comparability

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter Ended June 30, 1996

         Bancshares' Management's Discussion and Analysis of Financial Condition and Results of Operations for the quarter and six months ended June 30, 1996, as compared to the same periods ended June 30, 1995, is included in Bancshares' Form 10-Q for the quarter ended June 30, 1996, which accompanies this Proxy Statement/Prospectus and is incorporated herein by reference. Such discussion should be read in conjunction with (i) the interim consolidated financial statements and the footnotes thereto included in the Form 10-Q and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 1995 included in Bancshares' 1995 Annual Report which also accompanies this Proxy Statement/Prospectus and is incorporated herein by reference.

Certain Statistical Information With Respect to Bancshares

         Certain statistical information with respect to Bancshares, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 40 through 43 of Bancshares' 1995 Annual Report and pages 6 through 16 of its 1995 Form 10-K and is incorporated herein by reference.

Management

Directors

         Marty E. Adams (43). President and Chief Executive Officer of Bancshares and Citizens, Director since 1984; Director and Chairman of the Board of FNB since 1990. Mr. Adams has been employed by Citizens for 19 years in positions of increasing responsibility and as President and Chief Executive Officer since 1987. (Term expires in 1998).

         Keith D. Burgett (53). Director since 1988. Dr. Burgett is a veterinarian and the owner of Carrollton Animal Hospital, Carrollton, Ohio. He is the owner of Burgett Angus Farms, Carrollton, Ohio. Dr. Burgett is a member of the Ohio State Veterinary Medical Board. (Term expires in 1998).

         Willard L. Davis (66). Director since 1991. Mr. Davis is the President of Steel Valley Leasing, Inc. (an auto leasing company) in Steubenville, Ohio, Vice President of State Park Motors, Inc. (an auto dealership) in Richmond, Ohio, and co-owner of Cardinal Motors, Inc. (an auto dealership) in Cadiz, Ohio. (Term expires in 1998).

         Fred H. Johnson (79). Director since 1965. Mr. Johnson served as Chairman of the Board of Bancshares from 1984 through March 30, 1995 and Chairman of the Board of Citizens from 1984 through 1994. Mr. Johnson is the retired former owner of Summitville Tile and former President of Summitcrest, Inc. (Term expires in 1997).

         Fred H. Johnson, III (34). Corporate Secretary, Director since 1988. Mr. Johnson is a director and President of Summitcrest, Inc. (a cattle farm) in Summitville, Ohio. Mr. Johnson is the son of Fred H. Johnson. (Term expires
1999).

         Gerard Mastroianni (40). Director of Citizens since 1993 and appointed a director of Bancshares in May, 1996 to fill a vacancy on the Board. Mr. Mastroianni is the President of the Buckeye Village Market, Inc. (a grocery store chain), Alliance, Ohio, President of Alliance Ventures (a real estate holding company), Alliance, Ohio and is co-owner of Video Safari, a chain of video retail stores. (Term expires in 1997).

         James C. McBane (56). Vice Chairman of the Board since March, 1995; Director since 1964; Vice Chairman of the Board of Citizens since March, 1994; Director of FNB since 1990. Mr. McBane is a principal and executive of McBane Insurance Agency, Inc., of Bergholz, Ohio. (Term expires in 1997).

         Kenneth E. McConnell (59). Director since 1973. Mr. McConnell owns, operates, and is a partner in McConnell's Farm Market (a meat market), Richmond, Ohio. (Term expires in 1998).

         Glenn F. Thorne (67). Director since March, 1994. Mr. Thorne was formerly a director of The Firestone Bank from 1985 until its affiliation with Bancshares in February, 1994. Mr. Thorne is the President and Chief Executive Officer of Thorne Management, Inc. (which owns and operates supermarkets in Ohio and Pennsylvania and a leasing company in Ohio). Mr. Thorne is also a Trustee of Mount Vernon Nazarene College. (Term expires in 1999).

         Mr. Raymond Lowry, Chairman of the Board and a director of Bancshares from 1985 to May, 1996, passed away on May 21, 1996.

Directors of Citizens

         All of the foregoing, except Mr. Thorne, are also directors of Citizens. The directors of Citizens are elected for terms of one year. In addition, Lee A. Smith and Jonathan A. Levy were named to the Board of Citizens in May, 1996 and April, 1996, respectively, to fill existing vacancies.

         Lee A. Smith (43). Director since June, 1996. Mr. Smith is the President and owner of Pleasant View Nursing Home in Lisbon, Ohio. He practiced law in Lisbon from 1978 until 1996.

         Jonathan A. Levy (35). Director since April, 1996. Mr. Levy is a partner of Redstone Investments, Youngstown, Ohio, a real estate development, construction, and management company.

         Mr. Thomas W. Liggett, a Citizens director since 1994 and a former director of the Firestone Bank from 1952 until its affiliation with Bancshares in February 1994, passed away on May 22, 1996.

Executive Officers

         In addition to Mr. Adams, President and Chief Executive Officer, with respect to whom information is provided above in the subsection pertaining to Directors, the following persons serve as executive officers of Bancshares and/or one of its banking subsidiaries:

         Frank J. Koch (42). Executive Vice President, Citizens, since 1988.

         Lawrence P. Crow (48). Senior Vice President and Branch Administrator, Citizens since 1987; previously Vice President, Citizens.

         Thomas G. Leek (47). Senior Vice President of Bank Operations, Citizens, since 1989.

         William L. White III (38). Senior Vice President and Chief Financial Officer, Citizens, since 1991.

         Jayson M. Zatta (35). Senior Vice President and Manager, Commercial Banking Department, Citizens, since 1993; Vice President and Manager, Commercial Banking Department, Citizens, from 1989 to 1993.

         Robert L. Gessford (60). President and Chief Executive Officer of FNB, Director of FNB since 1974.

         Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to Bancshares is set forth in Bancshares' Proxy Statement dated February 17, 1996 which is incorporated by reference in Bancshares' Annual Report on Form 10-K for the year ended December 31, 1995. Bancshares' Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated by reference in this Proxy Statement/Prospectus. See "Information Incorporated by Reference" below. Navarre shareholders who wish to obtain copies of these documents may contact Bancshares at its address or telephone number set forth under "AVAILABLE INFORMATION."

Security Ownership of Management

         The following table sets forth (i) as of July 1, 1996 and (ii) after consummation of the Merger, the total number and percentage of Bancshares Common Shares beneficially owned by each director of Bancshares and Citizens, each executive officer named in the Summary Compensation Table and by all directors and executive officers of Bancshares as a group. The number of Bancshares Common Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of July 1, 1996 there were 5,390,622 shares issued and outstanding and 2,250 held in treasury. The percent of beneficial ownership of management after the Merger was calculated assuming an exchange ratio of 1.90 Bancshares Common Shares for Navarre Common Stock and assuming no dissenters' rights will be exercised by Navarre stockholders. No executive officer or director owns more than five percent of the outstanding Bancshares Common Shares.

============================================================================================================================
                                       Amount and Nature of        Percent of Class as of       Percent of Class after
                                       --------------------        ----------------------       ----------------------
Name of Beneficial Owner               Beneficial Ownership (a)    July 1, 1996                 Merger
- ------------------------               ------------------------    ------------                 ------

Marty E. Adams                                  32,400(b)                      *                            *
Keith D. Burgett                                 9,500(c)                      *                            *
Willard L. Davis                                56,848(d)                    1.05                           *
Fred H. Johnson                                 21,450                         *                            *
Fred H. Johnson, III                            64,186(e)                    1.19                         1.08
Jonathan A. Levy**                               3,937                         *                            *
Gerard Mastroianni                               5,468                         *                            *
James C. McBane                                 75,566(f)                    1.40                         1.28
Kenneth E. McConnell                            42,843(g)                      *                            *
Lee A. Smith**                                   7,500(h)                      *                            *
Glenn F. Thorne                                 68,275(i)                    1.27                         1.15
Frank J. Koch                                    2,730(j)                      *                            *
William L. White, III                            1,532(k)                      *                            *
============================================================================================================================
All directors and executive officers             415,250(l)                   7.70                         7.01
as a group (17 persons).
============================================================================================================================

*              Bancshares Common Shares owned represent less than 1% of class.
**             Directors of Citizens only.

         (a) Unless otherwise indicated, the person has sole voting and investment power as to the common shares held. Does not include common shares owned individually by spouses.

         (b) Shared voting and investment power as to 31,687 of the 32,400 common shares. Includes 713 common shares allocated to Mr. Adams in The Citizens Bancshares, Inc., Employee Stock Ownership Plan.

         (c) Shared voting and investment power. Includes 3,500 common shares held by children, of which Dr. Burgett has power of attorney.

         (d) Shared voting and investment power. Includes 2, 811 shares held as co-trustee of a trust.

         (e) Includes 63,186 common shares held in trust as to which Mr. Johnson is the sole trustee and beneficiary.

         (f)  Includes 6,146 common shares held as custodian for minor child.

         (g) Shared voting and investment power as to 3,843 of the 42,843 common shares.

         (h) Shared voting and investment power as to 5,250 of the 7,500 common shares.

         (i) Includes 65,980 common shares held by Thorne Management, Inc., of which Mr. Thorne is President & Chief Executive Officer.

         (j) Shared voting and investment power as to 2,358 of the 2,880 common shares. Includes 522 common shares allocated to Mr. Koch in the Bancshares ESOP.

         (k) Includes 214 common shares allocated to Mr. White in the Bancshares ESOP.

         (l) Includes an aggregate of 2,431 common shares of the Bancshares ESOP allocated to executive officers.

Market Price of Bancshares Common Shares

         Bancshares Common Shares trade on the Nasdaq National Market under the symbol "CICS." Six brokerage firms currently act as market makers for Bancshares Common Shares: Parker/Hunter Incorporated, Advest, Inc., The Ohio Company, McDonald & Company, Sandler O'Neill & Partners, L.P., and Herzog, Heine, Geduld Inc. There is no assurance that such firms will continue to make a market in Bancshares Common Shares.

         Information regarding the market price and dividends paid on Bancshares Common Shares with respect each quarterly period during 1994 and 1995 may be found on page 51 of Bancshares' 1995 Annual Report. As of July 1, 1996 the Nasdaq National Market closing price of Bancshares Common Shares was $29.25 and Bancshares Common Shares were held by approximately 2,850 shareholders.

Information Incorporated by Reference

         This Proxy Statement/Prospectus is accompanied by a copy of Bancshares' Annual Report and a copy of Bancshares' quarterly report on Form 10-Q for the quarter ended June 30, 1996. Certain of the information contained therein is incorporated herein by reference. Furthermore, Bancshares filed with the Commission an annual report on Form 10-K on March 21, 1996, quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, on May 3, 1996 and July 19, 1996 respectively and current reports on Form 8-K on April 23, 1996 and September 26, 1995. Certain of the information contained therein is also incorporated herein by reference. Specifically, information about Bancshares' industry segments may be found on pages 2, 4 through 16, and 22 of the Form 10- K; selected financial information may be found on pages 37 and 38 of the Annual Report; management's discussion and analysis of Bancshares' financial condition and results of operations for the year ended December 31, 1995 may be found on pages 39 through 51 of the Annual Report;

management's discussion and analysis of Bancshares' financial condition and results of operations for the quarter ended June 30, 1996 may be found on pages 15 through 18 of the Form 10-Q for the quarter then ended; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures, of which there were none, may be found on page 22 of the Form 10-K.

                       INFORMATION WITH RESPECT TO NAVARRE

Business

         Navarre is a commercial bank chartered under the laws of the State of Ohio and is headquartered in Navarre, Ohio. In addition to the Navarre office, Navarre also maintains a branch office in Navarre (opened in 1984), in Brewster, Ohio (opened in 1991) and in Richville, Ohio (opened in 1994). Navarre conducts a general commercial banking business. As of June 30, 1996 and December 31, 1995, Navarre had total assets of approximately $78.4 million and $76.9 million and total shareholders' equity of approximately $7.05 million and $7.09 million, respectively. Navarre's principal executive offices are located at 15 North Main Street, Navarre, Ohio 44622-0026. The telephone number of Navarre's executive offices are (330) 879-5671.

         Navarre is subject to regulation by the State of Ohio, Division of Financial Institutions and the Federal Reserve Board.

Market Price and Dividends on Navarre Common Shares

         Navarre Common Shares are not traded in any established market. Management of Navarre is not aware of any trades of Navarre Common Shares since 1994. The bid price, as provided by McDonald & Company, and published in the April 3, 1996 edition of The Repository, which was one day before the announcement of the Merger, was $39.00. The bid price as of July 1, 1996, was $44.00. As of July 1, 1996, the number of Navarre shareholders was approximately 90.

         The following table sets forth the per share cash dividends declared on Navarre Common Shares for each quarter since January 1, 1994 (adjusted for the 4:1 stock split paid in 1994):

1994
First Quarter                    $0.15
Second Quarter                    0.15
Third Quarter                     0.15
Fourth Quarter                    0.15

1995
First Quarter                    $0.15
Second Quarter                    0.15
Third Quarter                     0.15
Fourth Quarter                    0.15

1996
First Quarter                    $0.20
Second Quarter                    0.20
Third Quarter                    _____


         Dividends by Navarre may be declared by Navarre by its Board of Directors out of surplus. An Ohio bank must generally maintain surplus in an amount which is equal to the amount of its capital. In addition to other limitations under Ohio law with respect to the payment of dividends, approval of the Division is required for the declaration of dividends by an Ohio bank if the total of all dividends declared by such bank in any year exceeds the total of its net profits (as defined in Section 1117.02 of the ORC) for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock or capital securities.

         If, in the opinion of the applicable federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. In addition, the Federal Reserve Board and the FDIC have issued policy statements which provide that banks should generally only pay dividends out of current operating earnings. Finally, the federal bank regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank under their jurisdiction. Compliance with standards set forth in such policy statements and guidelines could limit the amounts which a bank can pay as dividends. For discussions of the restrictions on the payment of dividends on Navarre Common Shares, see "INFORMATION WITH RESPECT TO NAVARRE-- Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

The Navarre Deposit Bank Company

Selected Financial Information
(Dollars in thousands, except per share data)

                                       For the 6 months ended                              For the year ended
                                              June 30,                                         December 31,
                                       ----------------------      ----------------------------------------------------------------
                                          1996          1995         1995          1994          1993         1992          1991
                                          ----          ----         ----          ----          ----         ----          ----
SUMMARY OF OPERATIONS:
Interest Income                        $   2,895     $   2,564     $  5,323     $   4,834    $    4,675    $   4,696     $    4,430
Interest expense                           1,289         1,195        2,508         2,100         2,127        2,368          2,657
                                       ---------     ---------     --------     ---------    ----------    ---------     ----------
Net interest income                        1,606         1,369        2,815         2,734         2,548        2,328          1,773
Provision for loan losses                     66            42           84            96           137          114            101
                                       ---------     ---------     --------     ---------    ----------    ---------     ----------
Net interest income after
   provision for loan losses               1,540         1,327        2,731         2,638         2,411        2,214          1,672
Other income                                 135           132          305           307           321          249            215
Other expenses                             1,097         1,079        2,112         2,019         1,813        1,636          1,235
                                       ---------     ---------     --------     ---------    ----------    ---------     ----------
Income before income taxes                   578           380          924           926           919          827            652
Income taxes                                 143            81          211           210           224          189            129
                                       ---------     ---------     --------     ---------    ----------    ---------     ----------
Income before cumulative effect
   of change in accounting for
   income taxes                              435           299          713           716           695          638            523
Cumulative effect of change in
   Accounting for income taxes                 0             0            0             0            13            0              0
                                       =========     =========     ========     =========    ==========    =========     ==========
Net Income                             $     435     $     299     $    713     $     716    $      708    $     638     $      523
                                       =========     =========     ========     =========    ==========    =========     ==========

Cash dividends declared                $     112     $      84     $    210     $     196    $      196    $     175     $      154
                                       =========     =========     ========     =========    ==========    =========     ==========

PER SHARE DATA: (1)
Net income                             $    1.55     $    1.07     $   2.55     $    2.56    $     2.53    $    2.28     $     1.87
Cash dividends declared                     0.40          0.30         0.75          0.70          0.70         0.62           0.55
Shareholders' equity                       25.19         24.02        25.30         19.30         21.28        19.45          17.79

Weighted average shares
   outstanding                           280,000       280,000      280,000       280,000       280,000      280,000        280,000
Shares outstanding at
   period end                            280,000       280,000      280,000       280,000       280,000      280,000        280,000


BALANCE SHEET DATA:
Total assets                           $  78,431     $  73,411     $ 76,881     $  71,448    $   69,582    $  65,024     $   54,889
Securities available for sale             24,474        23,960       23,263        23,733        30,289            0              0
Securities held-to maturity                  482         2,316          499         2,186         2,388       32,203         29,005
Total loans, net of unearned income       48,870        42,198       46,118        39,832        32,676       28,326         21,956
Allowance for loan losses                    651           585          612           532           439          353            266
Deposits                                  69,787        65,603       69,152        63,683        61,132       57,376         49,719
Short term borrowings                      1,385           985          480         2,225         2,260        1,929              0
Total shareholders' equity                 7,054         6,727        7,085         5,403         5,957        5,445          4,982

AVERAGE BALANCES:
Total assets                           $  78,192     $  72,354     $ 74,066     $  70,797    $   67,019    $  59,901     $   53,063
Total earning assets                      72,843        66,260       68,532        65,975        62,834       56,023         50,068
Deposits                                  70,121        64,317       65,991        62,811        59,403       53,548         48,074
Net loans                                 45,509        38,832       41,074        35,246        29,683       24,979         20,528
Shareholders' equity                       7,086         6,128        6,467         5,812         5,726        5,214          4,798

(1) Per share data has been restated to reflect the four-for-one stock split in 1994.

                                       For the 6 months ended                             For the year ended
                                               June 30,                                      December 31,
                                       ----------------------      ---------------------------------------------------------------
                                          1996          1995         1995          1994          1993         1992          1991
                                          ----          ----         ----          ----          ----         ----          ----
FOR THE PERIOD
SIGNIFICANT RATIOS:
Return on average assets (2)              1.11          0.83         0.96          1.01          1.06         1.07         0.99
Return on average
   shareholders' equity (2)              12.28          9.76        11.03         12.32         12.36        12.24        10.90
Average shareholders' equity
   to average assets                      9.06          8.47         8.73          8.21          8.54         8.70         8.56
Average loans as a percent
   of average deposits                   64.90         60.38        62.24         56.11         49.97        46.65        42.70
Shareholders' equity as of
   percent of year-end assets             8.99          9.16         9.22          7.56          8.56         8.70         8.56
Allowance for loan losses
   as a percent of loans                  1.33          1.39         1.33          1.34          1.34         1.25         1.21
Net charge-offs as a percent
    of average loans (2)                  0.12          (0.3)        0.01          0.01          0.17         0.11         0.24
Dividends declared as a
   percent of net income                 25.75         28.09        29.45         27.37         27.68        27.43        29.45
Net interest margin, fully
   taxable equivalent (2)                 4.57          4.30         4.28          4.32          4.24         4.33         3.74
Nonperforming loans to
   total loans                            0.79          0.96         0.84          0.75          1.62         0.58         2.54
Nonperforming assets to
   total assets                           0.49          0.55         0.51          0.42          0.77         0.76         1.05
Allowance for loan losses
   to nonperforming loans               169.09        144.80       157.33        176.74         82.21       216.56        47.33
Non interest expense as a
   percent of average assets (2)          2.81          2.94         2.83          2.85          2.69         2.76         2.33
Operating efficiency ratio               58.72         67.93        65.88         65.49         62.69        62.28        60.81


(2)   Interim information annualized for comparability.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Introduction

         This discussion is intended to focus on certain financial information regarding Navarre. The purpose of this discussion is to provide the reader with a more thorough understanding of the financial statements. This discussion should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Proxy Statement/Prospectus.

         Management of Navarre is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Also, management is not aware of any current recommendations by its regulatory authorities that would have such effect if implemented.

Overview

         The reported results of Navarre are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the industry, governmental policies and regulations and conditions in the markets for financial assets. Net interest income is the largest component of Navarre's net income, and consists of the difference between income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities.

         Average Balances and Yields. The following tables present for the periods indicated, the total amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin refers to the net interest income divided by total interest-earnings assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Non-accruing loans are included in average loan balances.

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES
(Dollars in thousands, except per share data)

Years Ended December 31,                      1995                                 1994                            1993
                                   -----------------------------     ------------------------------   ----------------------------

                                    Average                           Average                          Average
                                    Balance   Interest   Rate         Balance   Interest    Rate       Balance   Interest   Rate
                                    -------   --------   ----         -------   --------    ----       -------   --------   ----

INTEREST-EARNING ASSETS:
Federal funds sold                $     766   $     44     5.74%   $     604    $     26     4.30%     $   910    $   35     3.85%
  Securities
    Taxable                          20,006      1,197     5.27       23,519       1,255     5.34       26,397     1,563     5.92
    Tax exempt                        6,602        348     5.27        6,522         349     5.35        5,844       343     5.87
    Dividends                            84          5     5.95           84           4     4.76            0         0     0
  Loans                              41,074      3,729     9.08       35,246       3,200     9.08       29,683     2,734     9.21
                                  ---------   --------             ---------    --------             ---------  --------
    Total interest-earning
      assets                         68,532      5,323     7.77       65,975       4,834     7.3        62,834     4,675     7.44
                                  ---------   --------             ---------    --------             ---------  --------

NON-EARNING ASSETS:

Cash and due from banks               3,392                            2,595                             2,271
Premises and equipment, net                      1,830                             1,791                           1,370
Other non-earning assets                889                              923                               938
Allowance for loan losses              (577)                            (487)                             (394)
                                  ---------                        ---------                         ---------
    Total assets                  $  74,066                        $  70,797                        $   67,019
                                  =========                        =========                        ==========

INTEREST-BEARING LIABILITIES:

Demand deposits                   $   9,780        289     2.96    $   9,484         289      3.05  $    9,452       270      2.86
Savings deposits                     24,031        723     3.01       26,515         798      3.01      25,032       852      3.40
Time deposits                        27,317      1,415     6.18       21,716         914      4.21      21,185       944      4.46
Federal funds and
  repurchase agreements               1,470         81     5.51        2,030          99      4.88       1,762        61      3.46
                                  ---------   --------             ---------    --------            ----------     -----
    Total interest-bearing
       liabilities                   62,598      2,508     4.01       59,745       2,100      3.51      57,431     2,127      3.70
                                              --------                          --------                           -----
NONINTEREST-BEARING LIABILITIES:

Demand deposits                       4,863                            5,096                             3,734
Other liabilities                       138                              144                               128
Shareholders' equity                  6,467                            5,812                             5,726
                                  ---------                        ---------                        ----------
    Total liabilities and

      equity                      $  74,066                        $  70,797                        $   67,019
                                  =========                        =========                        ==========

NET INTEREST INCOME                          $   2,815                         $   2,734                         $  2,548

NET INTEREST INCOME TO
  EARNING ASSETS                                           4.11                               4.14                            4.06

* For purposes of this schedule, nonaccrual loans are included in loans. Net interest income is reported on historical basis without tax-equivalent adjustments. Fees collected on loans are included in interest on loans.

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES
(Dollars in thousands)

Period Ended June 30,                                         1996                                            1995
                                               ----------------------------------           ------------------------------------
                                                 Average                                      Average
                                                 Balance      Interest     Rate               Balance      Interest       Rate
                                                 -------      --------     ----               -------      --------       ----
INTEREST-EARNING ASSETS:
   Federal funds sold                          $  1,920      $    51      5.31%             $    826      $    24        5.81%
   Securities
      Taxable                                    18,084          577      6.38                19,508          602        6.17
      Tax exempt                                  6,622          172      5.19                 6,454          168        5.21
      Dividends                                      84            2      4.76                    84            2        4.76
Loans                                            45,133        2,093      9.07                39,388        1,768        8.98
                                               --------      -------                        --------      -------

      Total interest-earning assets              72,843        2,895      7.95                66,260        2,564        7.74

NONEARNING ASSETS:
   Cash and due from banks                        3,348                                        3,830
   Premises and equipment, net                    1,742                                        1,852
   Other nonearning assets                          883                                          968
   Allowance for loan losses                       (624)                                        (556)
                                               ---------                                    ---------

      Total assets                             $ 78,192                                     $  72,354
                                               ========                                     =========

INTEREST-BEARING LIABILITIES:
   Demand deposits                             $  9,995          132      2.64              $  9,796          146        2.98%
   Savings deposits                              24,669          352      2.85                24,402          364        2.98
   Time deposits                                 29,775          778      5.23                25,923          638        4.92
   Federal funds and repurchase agreements          822           27      6.57                 1,786           47        5.26
                                               --------      -------                        --------      -------

      Total interest-bearing liabilities         65,261        1,289      3.95                61,907        1,195        3.86
                                                             -------                                      -------

NONINTEREST-BEARING LIABILITIES:
   Demand deposits                                5,682                                        4,196
   Other liabilities                                163                                          123
   Shareholders' equity                           7,086                                        6,128
                                               --------                                     --------

      Total liabilities and equity             $ 78,192                                     $ 72,354
                                               ========                                     ========

NET INTEREST INCOME                                          $ 1,606                                      $ 1,369
                                                             =======                                      =======

NET INTEREST INCOME TO EARNING ASSETS                                     4.41                                           4.13

*For purposes of this schedule, nonaccrual loans are included in loans. Net interest income is reported on historical basis without tax-equivalent adjustment. Fees collected on loans are included in interest on loan.

         Rate and Volume Variances. Net interest income is affected by changes in the level of interest-earnings assets and interest-bearing liabilities and changes in yields earned on assets and rates paid on liabilities. The following table sets forth, for the periods indicated, a summary of the changes in average asset and liability balances and changes in average rates. Changes attributable to the combined impact of volume and rate have been allocated proportionately to change due to volume and change due to rate.

RATE/VOLUME
(Dollars in thousands, except per share data)

                                        Change from 1994 in Interest           Change from 1993 in Interest
                                          Income or Expense Due To               Income or Expense Due To
                                          ------------------------               ------------------------
                                       Volume       Rate         Total        Volume       Rate         Total
                                       ------       ----         -----        ------       ----         -----
INTEREST-EARNING ASSETS:
   Federal funds sold                  $   7        $  11        $  18        $ (12)       $   3        $  (9)
         Securities:
      Taxable                           (188)         130          (58)        (170)        (138)        (308)
      Tax exempt                           4           (5)          (1)          40          (34)           6
      Equity                               0            1            1            4            0            4
   Loans                                 529            0          529          512          (46)         466
                                       -----        -----        -----        -----        -----        -----

      Total interest income              352          137          489          374         (215)         159
                                       -----        -----        -----        -----        -----        -----

INTEREST-BEARING LIABILITIES:
   Deposits:
      Interest-bearing
        demand deposits                    9           (9)           0            1           18           19
      Savings deposit                    (75)           0          (75)          50         (104)         (54)
      Time deposits                      236          265          501           24          (54)         (30)
                                       -----        -----        -----        -----        -----        -----
         Total deposits                  170          256          426           75         (140)         (65)
         Federal funds and
           repurchase agreements         (27)           9          (18)           9           29           38
                                       -----        -----        -----        -----        -----        -----

      Total interest expense             143          265          408           84         (111)         (27)
                                       -----        -----        -----        -----        -----        -----

Net interest income                    $ 209        $(128)       $  81        $ 290        $(104)       $ 186
                                       =====        =====        =====        =====        =====        =====

Net interest income on a fully taxable equivalent basis was $2,933,000 in 1995, equating to a 4.28% taxable equivalent net interest margin on earning assets. Taxable equivalent net interest income in 1994 was $2,853,000 or 4.32% of average earning assets. The following table reconciles net interest income as shown in the financial statements to taxable equivalent net interest income (in thousands of dollars):

NET INTEREST INCOME


                                                      1995              1994             1993
                                                      ----              ----             ----

Net interest income                                 $   2,815        $   2,734        $   2,548
Taxable equivalent adjustments
    to net interest income                                118              119              117
                                                    ---------        ---------        ---------

Net interest income, fully taxable
    equivalent                                      $   2,933        $   2,853        $   2,665
                                                    =========        =========        =========

Net interest margin                                      4.11%            4.14%            4.06%
Taxable equivalent adjustment                             .17              .18              .18
                                                    ---------        ---------        ---------

Net interest margin, fully taxable equivalent            4.28%            4.32%            4.24%
                                                    =========        =========        =========

Comparison of Operating Results for Six Months Ended June 30, 1996 and 1995

         Net Income. Net income for the six months ended June 30, 1996 was $435,000, a 45.5% increase from $299,000 reported for the comparable period in 1995. Earnings per share for the six months ended June 30, 1996 was $1.55, an increase of 44.9% over earnings per share of $1.07 for the six months ended June 30, 1995. This strong increase in earnings was the result of increases in net interest income and other income together with decreases in non-interest expense. These effects were partially offset by an increase in the provision for loan losses and an increase in the provision for income taxes.

         Interest Income. Interest income for the six months ended June 30, 1996 was $2,895,000, up 12.9% from $2,564,000 for the six months ended June 30, 1995.
This increase was the result of an increase in earning assets and an increase in the percentage of earning assets that were in the loan category, which generally earned higher rates than other categories of interest-earning assets.

         Interest Expense. Interest expense rose to $1,289,000 for the six months ended June 30, 1996 from $1,195,000 for the comparable period in 1995, an increase of 7.9%. This increase was due to an increase in the average balance of interest-bearing liabilities, primarily deposits, and an increase in the average cost of funds.

         Net interest income increased 173% to $1,606,000 in the first six months of 1996, up from $1,369,000 in the same period 1995. This increase resulted from a 8.1% increase in average earning assets together with an increase in the net interest margin (FTE) to 4.57% in the first six months of 1996, up 27 basis points from 4.30% for the comparable period in 1995. Navarre benefitted from increased yields on interest-earning assets, partially offset by increased yields on interest-bearing liabilities.

         Provision for Loan Losses. The provision for loan losses increased to $66,000 for the six months ended June 30, 1996, up 57.1% from $42,000 for the same period in 1995. This increase was primarily the result of strong loan growth in the first two quarters of 1996 as compared to the first two quarters of 1995.

         Other Income. Other income was $135,000 for the six months ended June 30, 1996, an increase of 2.3% over $132,000 reported for the comparable period 1995. This increase was the result of increases in service charges on deposit accounts and other fees as well as a favorable comparison to the June 30, 1995 period when Navarre reported an $17,000 loss on the sale of securities.

         Other Expense. Non-interest expense was $1,097,000 for the six months ended June 30, 1996 compared to $1,079,000 for the comparable period in 1995, or a 1.7% increase. Non-interest expense decreased primarily as a result of a reduction in FDIC insurance premiums for BIF insured institutions to a minimum of $0.04 per $100 of deposits, down from a minimum of $0.23 per $100 of deposits. This reduction in premiums for most banks became effective as of June 1, 1995. Navarre's FDIC insurance premiums decreased from $71,000 for the first half of 1995 to $2,000 for the first half of 1996. Offsetting the decrease in FDIC insurance expense were $25,000 in expenses relating to the Merger, and a general increase in other expenses.

         Provision for Income Taxes. Provision for income taxes was $143,000 for the six months ended June 30, 1996, a 76.5% increase from $81,000 for the first six months of 1995. This was the result of an increase in pretax income as well as an increase in Navarre's effective tax rate of 24.7% for the first six months of 1996, up from 21.3% for the first six months of 1995. Income from tax-exempt securities was a lower proportion of total revenues in the first six months of 1996 than in the first six months of 1995.

Comparison of Operating Results for Years Ended December 31, 1995 and 1994

         Net Income. Net income for 1995 was $713,000, as compared to $716,000 for 1994. Earnings per share for 1995 was $2.55 essentially even with $2.56 for 1994. This slight decrease in earnings for 1995 compared to 1994 was primarily due to a decrease in non-interest income and increases in non-interest expense and the provision for income taxes, partially offset by an increase in net interest income and a decrease in the provision for loan losses.

         Interest Income. Interest income for 1995 was $5,323,000, a 10.1% increase from $4,834,000 in 1994. This increase was primarily due to a 3.9% increase in average interest-earning assets and a 0.47% increase in the weighted average yield on interest-earning assets. This increase in yield was due to a shift in the composition of interest-earning assets to a greater percentage of loans which earn higher rates than the other categories of interest-earning assets. Average loans were 59.9% of total average interest-earning assets in 1995, up from 53.4% of total average interest-earning assets in 1994.

         Navarre's net interest margin decreased 4 basis points from 1994 to 1995 due primarily to a slight increase in net interest income and a significant increase in interest-earning assets.

         Interest Expense. Total interest expense increased 19.4% to $2,508,000 in 1995 from $2,100,000 in 1994. This increase was due to a general increase in interest rates paid on interest-bearing liabilities and a 4.8% increase in the amount of interest-bearing liabilities. Average interest-bearing deposits, the major component of interest-bearing liabilities, increased 5.9% to $61,128,000 in 1995 from $57,715,000 in 1994.

         Provision for Loan Losses. The provision for loan losses decreased to $84,000 in 1995 from $96,000 in 1994. Navarre was able to reduce the provision for loan losses over the last few years as a result of its excellent charge-off experience. Charge-offs were only $28,000 in 1995 and $9,000 in 1994. The low levels of charge-offs in recent years has allowed Navarre to decrease the provision while maintaining very strong reserve levels.

         Other Income. Other income totaled $305,000 in 1995, a decrease of 0.7% from $307,000 reported in 1994. Excluding net securities transactions, other income was $291,000 in 1995, an increase of 26.5% from $230,000 in 1994. Service charges and fees on deposit accounts increased 15.9% in 1995 to $211,000 from $182,000 in 1994. Gain on sale of loans increased in 1995 to $15,000, up from $0 in 1994. These increases were partially offset by a decrease in securities gains to $14,000 in 1995 from $77,000 in 1994.

         Other Expense. Non-interest expense increased 4.6% to $2,112,000 in 1995 compared to $2,019,000 in 1994. This increase was primarily due to increased expenses from the opening of a new bank branch facility in Richville, Ohio in July 1994. Salary and employee benefits increased $109,000, or 11.2%, in 1995 as compared to 1994. These increases were partially offset by a decrease in FDIC insurance premiums pursuant to a plan adopted by the FDIC which reduced deposit insurance premiums for most banks. This plan became effective in the second quarter of 1995 and significantly reduced FDIC premiums paid by Navarre.

         Provision for Income Taxes. The provision for income taxes increased to $211,000 in 1995 from $210,000 in 1994, a 0.5% increase. Navarre's securities portfolio included a small portion of tax-exempt securities, resulting in an effective tax rate of 22.8% and 22.7% in 1995 and 1994, respectively, less than the 34% statutory rate.

Comparison of Operating Results for the Years Ended December 31, 1994 and 1993

         Net Income. Net income for 1994 was $716,000, a 1.1% increase over earnings for 1993 of $708,000. Earnings per share reported in 1994 were $2.56, up 1.2% from $2.53 for 1993. This increase in net income was the result of the combination of an increase in net interest income, a decrease in the provision for loan losses, a decrease in the provision for income taxes. These contributors to the increase in earnings were partially offset by a decrease in other income, an increase in other expenses and the absence of a cumulative effect for the change in accounting for income taxes which increased reported income in 1993.

         Interest Income. Interest income increased 3.4% in 1994 to $4,834,000, up from $4,675,000 in 1993. Navarre benefitted from a 5.0% growth in earning assets during 1994 which more than offset the slight decrease in the average rate paid on interest-earnings assets. Navarre also benefitted from a shift in the composition of its interest-earnings assets to a greater percentage of loans which bear interest at a higher rate than the other categories of earnings assets.

         Interest Expense. Total interest expense was $2,100,000 in 1994 compared to $2,127,000 for the year ended December 31, 1993. This slight decrease was due to a 19 basis point decrease in the average rates paid on interest-bearing liabilities, partially offset by a 4.0% increase in the amount of average interest-bearing liabilities during 1994.

         Provision for Loan Losses. The provision for loan losses decreased to $96,000 in 1994 from $137,000 in 1993. Navarre has been able to reduce the provision for loan losses over the last few years as a result of its excellent charge-off experience. Charge-offs were only $6,000 in 1994 and $62,000 in 1993. Navarre's low levels of charge-offs in recent years has allowed Navarre to decrease the provision while maintaining very strong reserve levels.

         Other Income. For the year ended December 31, 1994, other income was $307,000, down 4.4% from $321,000 for the prior year. This decrease was the result of a decrease in the gains on securities sold which were $77,000 in 1994 compared to $94,000 in 1993. This decrease was partially offset by an increase in service charges and fees on deposit accounts which increased to $182,000 in 1994, up 9.0% from $167,000 in 1993.

         Other Expense. Non-interest expense totaled $2,019,000 for the year ended December 31, 1994, a 11.4% increase over non-interest expense of $1,813,000 for the prior year. This increase was primarily the result of additional expenses relating to the opening of Navarre's Richville branch which opened in July of 1994.

         Provision for Income Taxes. The provision for income taxes decreased in 1994 to $210,000, down 6.3% from $224,000 in 1993. Tax exempt income increased slightly during 1994. In 1993, Navarre adopted a new accounting pronouncement SFAS 109 relative to income taxes, the cumulative result of which was an increase in net income in 1993 of $13,000.

Asset Quality

         Non-performing Assets. Non-performing loans consist of loans past due 90 days or more and loans for which the accrual of interest has been discontinued. Non-performing loans totaled approximately $389,000 or 0.84% of total loans at December 31, 1995, as compared to $301,000 or 0.76% of total loans at December 31, 1994. The allowance for loan losses as a percentage of non-performing loans was 157.33% and 176.74% at year end 1995 and 1994, respectively. This decrease resulted from a slight increase in non-performing loans. The following table sets forth non-accrual, past due and restructured loans at December 31:


              (Dollars in thousands)                           1995     1994     1993
                                                               ----     ----     ----

         Loans accounted for on a nonaccrual basis             $304     $263     $122

         Accruing loans which are contractually
         past due 90 days or more as to interest
         or principal payments                                   85       38       16

         Loans which are "troubled debt restructurings"
         as defined in Statement of Financial Accounting
         Standards No. 15 exclusive of loans in (a) or (b)
         above                                                    0        0      317
                                                               ----     ----     ----

         Total nonperforming loans                             $389     $301     $455
                                                               ====     ====     ====

                                                                         1995
                                                                         ----
         Gross interest income that would have been
             recorded on nonaccrual loans in the period
             if the loans had been current, in accordance
             with their original terms and had been
             outstanding throughout the period or since
             origination, if held for part of the period.               $    24

         Less:

         Interest income actually recorded on nonaccrual
             loans and included in net income for the period                 11
                                                                        -------

         Interest income not recognized during the period               $    13
                                                                        =======

         Information regarding impaired loans at December 31, 1995 is as follows:

         Balance of impaired loans at December 31, 1995                 $   246

         Less portion for which no allowance for
             loan losses is allocated                                         0

         Portion of impaired loan balance for which
             an allowance for credit losses is allocated                $   246
                                                                        =======

         Portion of allowance for loan losses allocated to the
             impaired loans balance at December 31, 1995                $   100
                                                                        =======

         Information regarding impaired loans is as follows for the year ended December 31, 1995:

         Average investment in impaired loans during the year           $   219
                                                                        =======

         Interest income recognized on impaired loans
             including interest income recognized on
             cash basis during the year                                 $     2
                                                                        =======

         Cash receipts received on impaired loans
             applied to principal during the year                       $     4
                                                                        =======

(1) The policy for placing loans on nonaccrual status is to cease accruing interest on loans when management believes that the collection of interest is doubtful, or when loans are past due as to principal or interest ninety days or more, except that in certain circumstances interests accruals are continued on loans deemed by management to be fully collectible. In such cases, the loans are individually evaluated in order to determine whether to continue income recognition after ninety days beyond the due dates. When loans are charged-off, any interest accrued in the current fiscal year is charged against interest income.

(2) Potential Problem Loans - As of December 31, 1995, there were approximately $1,100,000 of loans representing the remaining balances of loans classified as substandard for regulatory purposes that have not been disclosed above as an impaired loan. These loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses. These loans do not represent trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources.

(3) Foreign Outstanding - There were no foreign loans outstanding for any year presented.

(4) Loan Concentrations - Most of the Navarre's business activity is with customers located in Northeastern Ohio. As of December 31, 1995, there were no other concentrations of loans greater than 10% of total loans which were not otherwise disclosed as a category of loans pursuant to III.
     A. above.

(5) No material amount of loans classified during Navarre's most recent regulatory examinations as loss, substandard, doubtful or special mention have been excluded from the amounts discussed as nonaccrual, past due ninety days or more, restructured or potential problem loans.

(6) Other Interest Bearing Assets - As of December 31, 1995, there were no other interest bearing assets that would be required to be discussed in the foregoing tables or if such assets were loans.


     Allowance and Provision for Loan Losses. The allowance for loan losses is maintained at a level considered adequate to cover loan losses that are currently anticipated based on past loss experience, general economic conditions, changes in mix and size of the loan portfolio, information about specific borrower situations, and other factors and estimates that are subject to change over time. Management periodically reviews selected large loans, delinquent, impaired and other problem loans, and other selected loans. The collectibility of these loans is evaluated by considering the current financial position and performance of the borrower, the estimated fair value of the collateral, Navarre's collateral position in relation to other creditors, guarantees, and other potential sources of repayment. Management forms judgments, which are subjective, as to the probability of loss and the amount of loss on these loans as well as other loans in the aggregate.

     The allowance for loan losses totaled $612,000 at December 31, 1995, which was 1.33% of total loans net of unearned income. This was up from $532,000 or 1.34% of total loans at December 31, 1994. This increased allowance is the result of increases in the size of the loan portfolio. The allowance for loan losses was 1.33% and 1.33% of total loans at June 30, 1996 and December 31, 1995, respectively. Loans on nonaccrual status were approximately $205,000, or
 .42% of outstanding balances at June 30, 1996, compared to $304,000 or .66% of total loans at December 31, 1995. This reduction was due to loan payments. The allowance for loan losses as a percentage of non-performing loans was 169.09% at June 30, 1996, compared to 157.33% at December 31, 1995.


Summary of Loan Loss Experience

         A. The following schedule presents an analysis of the allowance for loan loss, average loan data and related ratio for the years ended December 31:

         (Dollars in thousands)                                 1995          1994          1993
                                                                ----          ----           ----
         Loans
         Loans outstanding at end of period (1)              $   46,118    $   39,832     $  32,676
         Average loans outstanding during period                 42,666        35,505        30,339

         Allowance for loan losses
         Balance at beginning of the period                  $      532    $      439     $     353
         Loans charged-off:
             Commercial and agricultural                                                         35
             Real estate - mortgage
             Consumer                                                28             9            27
                                                             ----------    ----------     ---------

         Total loans charged-off                                     28             9            62
                                                             ----------    ----------     ---------

         Recoveries:
             Commercial and agricultural                                                          3
             Real estate - mortgage                                                               1
             Consumer                                                24             6             7
                                                             ----------    ----------     ---------

         Total loan recoveries                                       24             6            11
                                                             ----------    ----------     ---------

         Net loans charged-off                                        4             3            51
                                                             ----------    ----------     ---------

         Provision charged to operating expense                      84            96           137
                                                             ----------    ----------     ---------

         Balance at the end of period                        $      612    $      532     $     439
                                                             ==========    ==========     =========

         Ratio of net charge-offs to average
             loans outstanding for period                          0.01%         0.01%         0.17%

(1)      Net of unearned income

         Net charge-offs for 1995 totaled $4,000 up from $3,000 in 1994 and significantly down from $51,000 in 1993. This indication of strong asset quality results from continued strong loan underwriting and collection efforts.

         B. The following schedule is a breakdown of the allowance for loan losses allocated by type of loan and related percentages.

                                                                Percentage of
                                                                Loans in each
                                                  Allowance      Category to
(Dollars in thousands)                              Amount       Total loans
                                                    ------       -----------
December 31, 1995
    Commercial, financial and agricultural          $287            9.8%
    Real estate - mortgage                            99           76.5
    Real estate - construction                        --             --
    Consumer                                          36            2.9
    Unallocated                                      190           10.8
                                                    ----          -----

Total                                               $612          100.0%
                                                    ====          =====

December 31, 1994
    Commercial, financial and agricultural          $266           11.6%
    Real estate - mortgage                            79           77.6
    Real estate - construction                        --             --
    Consumer                                          21            1.6
    Unallocated                                      166            9.2
                                                    ----          -----

Total                                               $532          100.0%
                                                    ====          =====

December 31, 1993
    Commercial, financial and agricultural          $157            9.7%
    Real estate - mortgage                            61           76.7
    Real estate - construction                        --             --
    Consumer                                          31            1.9
    Unallocated                                      190           11.7
                                                    ----          -----

Total                                               $439          100.0%
                                                    ====          =====

December 31, 1992
    Commercial, financial and agricultural          $ 57            4.5%
    Real estate - mortgage                            79           77.0
    Real estate - construction                        --             --
    Consumer                                          37           10.9
    Unallocated                                      181           17.6
                                                    ----          -----

Total                                               $354          100.0%
                                                    ====          =====

December 31, 1991
    Commercial, financial and agricultural          $ 57            4.5%
    Real estate - mortgage                            74           74.3
    Real estate - construction                        --             --
    Consumer                                          33            1.0
    Unallocated                                      102           20.2
                                                    ----          -----

Total                                               $266          100.0%
                                                    ====          =====

Comparison of June 30, 1996 and December 31, 1995 Financial Condition

         Total assets rose slightly to $78,431,000 at June 30, 1996, compared to $76,881,000 at December 31, 1995, an increase of $1,550,000 or 2.0%. This increase in assets was funded by slight increases in deposits, short term borrowings and shareholders' equity.

         Total securities increased 5.0% to $24,956,000 at June 30, 1996 compared to $23,762,000 at December 31, 1995, as purchases exceeded maturities and payments received. Of the $24,956,000 of total securities on the balance sheet at June 30, 1996, $482,000, or 1.9%, are classified as held-to- maturity with the remainder classified as available-for-sale.

         Total loans increased $2.8 million, or 6.0% to $48,870,000 during the second quarter of 1996 compared to total loans outstanding at December 31, 1995 of $46,118,000. This was primarily the result of continued strong loan demand. No significant changes in loan demand are anticipated in the near term.

         Navarre's investment in premises and equipment decreased 4.9% from $1,778,000 at December 31, 1995 to $1,691,000 at June 30, 1996. This was the
result of depreciation expense of $112,000 exceeding equipment purchases of $25,000.

         Total deposits increased approximately $635,000 or .92%, to $69,787,000 at June 30, 1996, compared to $69,152,000 at December 31, 1995. Navarre experienced strong growth in its savings accounts, with such deposits comprising 36.0% of total deposits at June 30, 1996, up slightly from 34.4% of total deposits at December 31, 1995.

         Navarre's shareholders' equity remained relatively flat during the first quarter of 1996. At June 30, 1996, Navarre had $7,054,000 in shareholders' equity, which represented 9.0% of total assets at that date. Shareholders' equity was $7,085,000 at December 31, 1995, which was equal to 9.22% of total assets as December 31, 1995. Navarre exceeded all regulatory capital requirements at June 30, 1996. Its ratio of total capital to risk weighted assets was 19.99% at June 30, 1996, while its Tier 1 risk-based ratio was 18.74%. Regulatory minimums call for a total risk-based ratio of 8%, at least half of which must be Tier 1 capital. Navarre's leverage ratio was 9.21% at June 30, 1996, exceeding the regulatory minimum of 4%. All regulatory capital ratios were calculated before considering unrealized losses on securities available-for-sale.

Comparison of December 31, 1995 and 1994 Financial Condition

         Total assets of Navarre were $76,881,000 at December 31, 1995 compared to $71,448,000 at year-end 1994, representing an increase of 7.6%. This growth was primarily in loans, which were funded by increases in Navarre's deposits from its local customer base, and by maturities of securities held-to-maturity.

         Total investment securities decreased $2,157,000, or 8.3%, from $25,919,000 at year-end 1995 to $23,762,000 at year-end 1994. The proceeds from this decrease were used to fund loan growth. The distribution within the investment portfolio has changed as the decrease in the total investment portfolio has come from U.S. Treasury and Agency securities. At December 31, 1995, U.S. Treasury and Agency securities represented 72.2% of the portfolio, obligations of states and political subdivision were 27.4%, and equity securities were 0.4% of the portfolio.

         Navarre's mortgage-backed securities portfolio, including U.S. Agency securities, are all pass-through securities. Over 90% of the securities are guaranteed by GNMA and the rest are issued by FNMA or FHLMC. None of the securities are CMO's, REMIC's, or stripped mortgage backed securities.

         Navarre adopted Statement of Financial Standards (SFAS) No. 115 on January 1, 1994. At December 31, 1995, securities with an amortized cost of $449,000 were classified as held-to-maturity, and securities with a fair value of $23,263,000 were classified as available-for-sale. Unrealized losses on securities available-for-sale at December 31, 1995 totaled $128,000 and unrealized gains totaled $287,000. SFAS No. 115 requires that available-for-sale securities be carried at fair value, with unrealized gains and losses reflected as a component of shareholders' equity, net of tax. Consequently, shareholders' equity was increased by $105,000, the after-tax effect on the net unrealized gains, at year-end 1995. At December 31, 1994, the securities available-for-sale portfolio had net unrealized losses of $1,628,000, which decreased shareholders' equity by $1,074,000. The change during the year occurred as a result of changes in market rates of interest.

         Loans totaled $45,506,000 at December 31, 1995, as compared to $39,300,000 at year-end December 31, 1994, representing an increase of $6,206,000 or 15.8%.

         The mix of Navarre's loan portfolio changed somewhat during 1995, with commercial loans comprising 9.8% of total loans at December 31, 1995, compared to 11.5% at year-end 1994. Commercial loans decreased $85,000, or 1.8%, ending with a $4,533,000 balance as of December 31, 1995 as compared to $4,618,000 at year-end 1994. The decrease was the result of the discontinuation of the business manager program and loan payments in excess of new loans.

         Real estate loans, (including real estate construction, commercial real estate, and residential real estate), increased 16.0% from year-end 1994, to $36,829,000 or 79.5% of total loans at December 31, 1995. Real estate loans comprised 79.3% of total loans at December 31, 1994. The increase in these loans was the result of increased focus toward increasing overall loans. Consumer loans increased 35.4%, from $3,686,000 at December 31, 1994 to $4,989,000 at
December 31, 1995. Again, this was the result of increased focus toward increasing overall loans.

         Types of Loans - Total loans on the balance sheet are comprised of the following classification at December 31:

                                                      1995                           1994
                                              -------------------            ------------------
(Dollars in thousands)                         Amount         %              Amount         %
                                               ------         -              ------         -
Commercial, financial and agricultural        $ 4,533        9.83%           $ 4,618      11.59%
Real estate mortgage                           35,261       76.46%            30,893      77.56%
Construction                                    1,338        2.90%               638       1.60%
Consumer                                        4,986       10.81%             3,683       9.25%
                                              -------       -----            -------       ----

Total loans                                   $46,118       100.0%           $39,832      100.0%
                                              =======       =====            =======      =====

         Net premises and equipment decreased $1,885,000 at year end 1994 to $1,778,000 at year-end 1995. Other assets decreased $486,000 from year end 1994 primarily as a result of the deferred tax asset on unrealized losses on securities available for sale decreasing from $554,000 to a negative $54,000 at December 31, 1995.

         Total deposits increased 8.59% to $69,152,000 at December 31, 1995, compared to $63,683,000 at December 31, 1994. Noninterest bearing balances grew to $5,680,000 at December 31, 1995 as compared to $5,115,000 at December 31, 1994. The other area of growth was in certificates of deposit which increased 29.3%. Interest bearing checking accounts and savings accounts decreased 0.1% and 7.2% respectively. Management set deposit rates with the goal of increasing time deposits to improve the bank's liability maturity position. Service charges on demand accounts were structured to be attractive to generate new deposits.



         The amortized costs, unrealized gains and losses and estimated fair values are as follows at December 31:

                                                        1995                                     1994
                                       ---------------------------------------  -------------------------------------

                                                         Net                                      Net
                                                     Unrealized                               Unrealized
 (Dollars in thousands)                 Amortized       Gains       Estimated     Amortized      Gains     Estimated
                                          Cost        (Losses)     Fair Values      Cost       (Losses)   Fair Values
                                          ----        --------     -----------      ----       --------   -----------
 Securities available-for-sale:
 U.S. Treasury securities              $   2,027       $   56     $   2,083     $   3,538    $     (67)    $   3,471
 U.S. Government agencies and
      corporations                         2,998           58         3,056
 Obligations of states and
      political subdivisions               5,931           88         6,019         3,903         (177)        3,726
 Mortgage-backed securities
      GNMA, FHLMC and
      FNMA certificates                   12,064          (43)       12,021        17,836       (1,384)       16,452
                                       ---------       -------    ---------     ---------    ----------    ---------

      Total debt securities
         available-for-sale               23,020          159        23,179        25,277       (1,628)       23,649
 Marketable equity securities                 84                         84            84                         84
                                       ---------       ------     ---------     ---------    ---------     ---------
      Total investment and
         mortgage-backed securities
         available-for-sale            $  23,104       $  159     $  23,263     $  25,361    $  (1,628)    $  23,733
                                       =========       ======     =========     =========    ==========    =========

 Securities held-to-maturity:
 Obligations of states and
      political subdivisions                 499          (18)          481         2,186          (62)        2,124
                                       ---------       -------    ---------     ---------    ----------    ---------

      Total investment and
         mortgage-backed securities
         held-to-maturity              $     499       $  (18)    $     481     $   2,186    $     (62)    $    2,124
                                       =========       =======    =========     =========    ==========    ==========

Liquidity and Capital Resources

     Liquidity refers to Navarre's ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals, pay operating expenses and meet the other obligations. Navarre's primary sources of liquidity are cash and cash equivalents, which totaled $5,106,000 at year-end 1995. Net income, securities available-for-sale and repayments and loan repayments also serve as forms of liquidity. Other sources of liquidity which Navarre could use to help to ensure that funds are available when needed include, but are not limited to, the purchase of federal funds sold, adjustments of interest rates to attract deposits, borrowings from unused lines of credit, and borrowings at the Federal Reserve discount window. Management believes that its sources of liquidity are adequate to meet the needs of Navarre.

     As summarized in the statements of cash flow, the most significant investing cash flows in 1995 were purchases of available-for-sale securities of $6.2 million, sales of securities available-for-sale of $7.7 million, maturity of available-for-sale securities of $2.1 million and net loan obligations of $7.1 million. Navarre's primary financing activity is accepting deposits, which accounted for a cash infusion of $5.5 million. $1.7 million of these funds were used to pay down borrowed funds. Cash and cash equivalents increased from $3.1 million at year-end 1994 to $5.1 million at year-end 1995.

     Total shareholders' equity increased from $5,403,000 at December 31, 1994 to $7,085,000 at December 31, 1995. Most of this increase resulted from the impact of decreased market rates of interest on the fair value of securities available-for-sale. The equity component related to securities available-for-sale increased from a loss of $1,074,000 at year-end 1994 to a gain of $105,000 at year-end 1995, both net of the related tax effect. The increase was supplemented by the retention of earnings, net of dividends paid to shareholders. Future volatility in shareholders' equity is expected, as changes in market rates of interest impact the fair value of Navarre's investment portfolio.

     Banking regulations have established minimum capital ratios for banks. As a result, Navarre must meet a risk-based capital requirement, which defines the two tiers of capital and compares each to Navarre's "risk-weighted assets." Navarre's assets and certain off-balance sheet items, such as loan commitments, are each assigned a risk factor so that assets with potentially higher credit risk will require more capital support than assets with lower risk. These regulations require Navarre to have a minimum total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. Navarre's Tier 1 capital is its shareholders' equity before any gain or loss on securities available-for-sale, while total risk-based capital includes Tier 1 capital and a limited amount of the allowance for loan losses. In addition, a bank's leverage ratio (which for Navarre equals its shareholders' equity, before any gain or loss on securities available-for-sale, divided by total assets) must be maintained at a minimum of 3% to 5%. The following table summarizes Navarre's capital ratios in comparison with minimum requirements.



                                                   December 31, 1995                     December 31, 1994
                                                  --------------------                  ------------------
(Dollars in thousands)                           Amount         Percent                Amount         Percent
- ----------------------                           ------         -------                ------         -------
Leverage Ratio
    Actual                                     $   6,981          9.08%               $    6,477        9.07%
    Minimum required                               2,306          3.00                     2,143        3.00
Maximum required                                   3,844          5.00                     3,572        5.00

Total risk-based capital
    Actual                                     $   7,435         20.58                $    6,857       22.54
    Required                                       2,890          8.00                     2,434        8.00

Tier 1 risk-based capital
    Actual                                     $   6,981         19.32                $    6,477       21.29
    Required                                       1,445          4.00                     1,217        4.00

Risk adjusted assets                           $  36,131                              $   30,423


         The payment of dividends by Navarre to its shareholders is subject to restrictions by its regulatory authorities, which generally limit dividends to the current and prior two years retained earnings, as defined by regulation. In addition, dividend payments may not reduce regulatory capital levels below the minimum regulatory guidelines discussed above. At December 31, 1995, approximately $1,794,000 was available for payment of dividends under the most restrictive of these guidelines. The Merger Agreement also sets forth certain limitations on the payment of dividends by Navarre to its shareholders. See "PROPOSED MERGER--Business Pending the Merger."

Asset/Liability Management

         Asset/liability management is the process of managing Navarre's exposure to changes in interest rates. The primary measure of interest rate risk exposure is Navarre's "gap," or the difference between interest rate sensitive assets and liabilities that mature or reprice within a certain period of time. In a rising interest rate environment, banks with negative interest rate sensitivity gaps, such as Navarre, will generally experience greater increases in their cost of funds than in the yield of their assets. Conversely, in an environment of falling interest rates, the cost of funds of banks with negative interest rate sensitivity gaps will decrease more rapidly than the yield on their assets. The table below provides a measure of Navarre's interest rate sensitivity at December 31, 1995. This table may not reflect the actual impact of general movements in interest rates on Navarre's net interest income because the repricing of various categories of rate sensitive assets and liabilities are subject to other factors, such as competition, customer performance, and management influence.


                                       Maturity or Next Rate Adjustment Date
                                       -------------------------------------

                                       0-3         3-12       One through  Over five        Not
                                     Months       Months      Five Years     Years      Classified        Total
                                     ------       ------      ----------     -----      ----------        -----
ASSETS
Loan (a)                            $  2,742    $    3,926    $   14,383    $  24,996    $     71      $  46,118
Investments (a)(b)                        41        12,001         5,292        6,344          84         23,762
Federal funds sold                     1,340                                                               1,340
                                    --------    ----------    ----------    ---------    --------      ---------
Rate sensitive assets (RSA)         $  4,123    $   15,927    $   19,675    $  31,340    $    155      $  71,220
                                    ========    ==========    ==========    =========    ========      =========

LIABILITIES
Interest-bearing demand deposits    $  9,876                                                           $   9,876
Interest-bearing savings deposits     23,788                                                              23,788
Interest-bearing time deposits        11,431    $   10,439    $    7,938                                  29,808
Securities sold under
    repurchase agreements                480                                                                 480
                                    --------    ----------    ----------                               ---------
Rate sensitive liabilities (RSL)    $ 45,575    $   10,439    $    7,938                               $  63,952
                                    ========    ==========    ==========                               =========

Gap(c)                               (41,452)        5,488        11,737       31,340         155
Cumulative Gap                       (41,452)      (35,964)      (24,227)       7,113       7,268
RSA/RSL                                  9.0%        152.6%        247.9%          NM          NM
Cumulative Gap/RSA (d)                 (58.2%)       (50.5%)       (34.0%)       10.0%

(a) Expected maturities will likely differ from contractual maturities because some borrowers and issuers have the right to call or prepay obligations with or without call or prepayment penalties.

(b)  Includes securities held to maturity and available for sale.

(c) Gap is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.

(d)  Computation is based on total RSA of $71,220

NM - Not Meaningful

Impact of Inflation on Changing Prices

         The financial statements included herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations primarily in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, the assets and liabilities of Navarre are primarily monetary in nature and are more directly affected by the fluctuation in interest rate than inflation. Interest rates do not necessarily move in the same direction or magnitude as the prices of goods and services; therefore, a direct relationship to the inflation rate cannot be shown.

Certain Statistical Information

         The following schedules present, for the periods indicated, certain financial and statistical information of Navarre under the Commission's Industry Guide 3, or a specific reference as to the location of the required disclosures elsewhere in this Proxy Statement/Prospectus.

I. Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential

         A. Average Balance Sheet and Related Analysis of Net Interest Earnings:
See the information set forth under the heading "Overview--Average Balances and Yields" in INFORMATION WITH RESPECT TO NAVARRE--Management's Discussion and Analysis of Financial Condition and Results of Operations."

         B. Interest Differential: See the information set forth under the heading "Overview--Rate and Volume Variances" in "INFORMATION WITH RESPECT TO NAVARRE--Management's Discussion and Analysis of Financial Condition and Results of Operations."

         C. Taxable Equivalent Basis: See the information set forth under the table labelled "Net Interest Income" under the heading "Overview--Rate and Volume Variances" in "INFORMATION WITH RESPECT TO NAVARRE--Management's Discussion and Analysis of Financial Condition and Results of Operations."

II.  Investment Portfolio

         A. The amortized costs, unrealized gains and losses and estimated fair values are as follows at December 31:

                                                                                 1995
                                                                                 ----
                                                                         Gross           Gross       Estimated
                                                      Amortized       Unrealized      Unrealized       Fair
(Dollars in thousands)                                  Cost             Gains          Losses         Value
                                                      ---------       ----------      ----------     ---------
Securities available-for-sale:
U.S Treasury securities                                  $ 2,027          $ 61           $  (5)       $ 2,083
U.S. Government agencies and corporations                  2,998            58                          3,056
Obligations of states and political subdivisions           5,931           148             (60)         6,019
Mortgage-backed securities
     GNMA, FHLMC and FNMA certificates                    12,064            20             (63)        12,021
                                                         -------          ----           -----        -------

     Total debt securities available-for-sale             23,020           287            (128)        23,179

Marketable equity securities                                  84                                           84
                                                         -------          ----           -----        -------

     Total investment and mortgage-backed
       securities available-for-sale                     $23,104          $287           $(128)       $23,263
                                                         =======          ====           =====        =======

Securities held-to-maturity:
Obligation of states and political subdivisions          $   499          $              $ (18)       $   481
                                                         -------          ----           -----        -------

     Total investment and mortgage-backed
       securities held-to-maturity                       $   499          $  0           $ (18)       $   481
                                                         =======          ====           =====        =======

                                                                                 1994
                                                                                 ----
                                                                         Gross           Gross       Estimated
                                                       Amortized      Unrealized      Unrealized       Fair
(Dollars in thousands)                                   Cost            Gains          Losses         Value
                                                       ---------      ----------      ----------     ---------

Securities available-for-sale:

U.S Treasury securities                                  $ 3,538          $  5         $  (72)        $ 3,471
Obligations of states and political subdivisions           3,903            30           (207)          3,726
Mortgage-backed securities
     GNMA, FHLMC and FNMA certificates                    17,836                       (1,384)         16,452
                                                         -------          ----         -------        -------

     Total debt securities available-for-sale             25,277            35         (1,663)         23,649

Marketable equity securities                                  84                                           84
                                                         -------          ----         -------        -------

     Total investment and mortgage-backed
       securities available-for-sale                     $25,361          $ 35         $(1,663)       $23,733
                                                         =======          ====         =======        =======

Securities held-to-maturity:
Obligation of states and political subdivisions        $   2,186         $  16         $   (78)       $ 2,124
                                                         -------          ----         -------        -------

     Total investment and mortgage-backed
       securities held-to-maturity                     $   2,186         $  16         $   (78)       $ 2,124
                                                         =======          ====         =======        =======

                                                                                 1993
                                                                                 ----

                                                                         Gross           Gross       Estimated
                                                       Amortized      Unrealized      Unrealized       Fair
(Dollars in thousands)                                   Cost            Gains          Losses         Value

Securities available-for-sale:
U.S Treasury securities                                  $11,908          $332           $            $12,240
Obligations of states and political subdivisions           3,501           155            (12)          3,644
Mortgage-backed securities
     GNMA, FHLMC and FNMA certificates                    14,880           135            (29)         14,986
                                                         -------          ----           ----         -------

     Total investment and mortgage-backed
       securities available-for-sale                     $30,289          $622           $(41)        $30,870
                                                         =======          ====           ====         =======

Securities held-to-maturity:
Obligation of states and political subdivisions          $ 2,388          $ 72           $(15)        $ 2,445
                                                         -------          ----           ----         -------

     Total investment and mortgage-backed
       securities held-to-maturity                       $ 2,388          $ 72           $(15)        $ 2,445
                                                         =======          ====           ====         =======



B. The following is a schedule of maturities or next rate adjustment date of securities available-for-sale and the related weighted average yield as of December 31, 1995. This schedule is prepared using the estimated fair value except for the yields which are calculated using the amortized cost of the related securities. Equity securities of $84,000 have been excluded from this schedule.

                                                     MATURITY OR NEXT RATE ADJUSTMENT DATE
                                                                (in thousands)

                                0-3 months       3 mos.-1 yr.      1-5 years        5-10 years      Over 10 years
                              Amount   Yield    Amount   Yield  Amount   Yield    Amount   Yield   Amount   Yield
                              ------   -----    ------   -----  ------   -----    ------   -----   ------   -----

U.S. Treasury                   $ 0            $     0          $1,002   5.02%    $1,081   7.18%    $   0
U.S. Government agencies          0                502   7.56    1,008   6.35      1,546   7.12         0
Obligations of state and
   Political subdivisions        41    5.31        259   8.00    2,113   7.34      3,105   6.03       501   7.29
                                 --            -------          ------            ------             ----

Securities                       41    5.31        761   7.71    4,123   6.53      5,732   6.54       501   7.29
Mortgage-backed securities        0             11,223   6.17        0               502   7.57       296   5.62
                                 --            -------          ------            ------             ----
Total investment and mortgage-
   backed securities available-
   for-sale                     $41    5.31    $11,984   6.27   $4,123   6.53     $6,234   6.62      $797   6.67
                                ===    ====    =======   ====   ======   ====     ======   ====      ====   ====


         The following is a schedule of maturities or next rate adjustment date of securities held-to- maturity and the related weighted average yield as of December 31, 1995. This schedule is prepared using the amortized cost maturing or being placed within the time bracket at the next interest rate adjustment without regard to principal payment.

                                                     MATURITY OR NEXT RATE ADJUSTMENT DATE
                                                                (in thousands)

                                  0-3 months     3 mos.-1 yr.       1-5 years       5-10 years     Over 10 years
                                 Amount  Yield  Amount   Yield   Amount  Yield    Amount   Yield   Amount   Yield
                                 ------  -----  ------   -----   ------  -----    ------   -----   ------   -----

Obligations of state and
   Political subdivisions        $  0             $ 17   6.63%   $  88   6.57%    $  394   6.35%    $  0
                                  ---              ---            ----             -----             ---

Total investment securities      $  0             $ 17   6.63    $  88   6.57     $  394   6.35     $  0
                                  ===              ===   ====     ====   ====      =====   ====      ===


         The weighted average yield is based on the effective yield for all bonds. The yields on the tax exempt portfolio have been adjusted for a tax equivalency rate of 34%. Mortgage-backed securities have been classified at their final state maturity date, except for variable rate securities which are classified at their next rate adjustment date.

C. Excluding those holdings of the investment portfolio in U.S. Treasury and other agencies and corporations of the U.S. Government, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity of Navarre at December 31, 1995.

III.  Loan Portfolio

         A. Types of Loans - Total loans on the balance sheet are comprised of the following classifications at December 31:

(Dollars in thousands)                           1995        1994        1993          1992         1991
                                                 ----        ----        ----          ----         ----

Commercial, financial and
    agricultural                                $ 4,533     $ 4,618      $ 3,154      $ 1,276     $    990
Real estate mortgage                             35,261      30,893       25,076       21,826       16,321
Construction                                      1,338         638          625          260          215
Consumer                                          4,986       3,683        3,821        4,966        4,430
                                                -------     -------      -------      -------      -------

Total loans                                     $46,118     $39,832      $32,676      $28,328      $21,956
                                                =======     =======      =======      =======      =======


         B. Maturities and Sensitivities of Loans to Changes in Interest Rates - The following is a schedule of maturities and sensitivities of loans to changes in interest rates, excluding $304,000 in nonaccrual loans as of December 31, 1995:

                                                            3 months         One          After
                                                             through       through        five
                                            0-3 months        1 year     five years       years        Total

Fixed rate                                     $2,160         $3,926       $14,383       $24,763       $45,232
Variable rate                                     582              0             0             0           582
                                               ------         ------       -------       -------       -------
Total                                          $2,742         $3,926       $14,383       $24,763       $45,814
                                               ======         ======       =======       =======       =======

                                                               One
                                             One year        through        After
                                              or less      five years    five years       Total

Commercial, financial and
    agricultural                               $  724        $ 1,624        $ 2,174       $ 4,522
Real estate - construction                         99             30          1,209         1,338
Other                                           5,845         12,729         21,380        39,954
                                               ------        -------        -------       -------
Total                                          $6,668        $14,383        $24,763       $45,814
                                               ======        =======        =======       =======

         C.       RISK ELEMENTS

                  The information required by this section is set forth under the heading "Asset Quality-- Non-performing Assets" in "INFORMATION WITH RESPECT TO NAVARRE-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

IV.  Summary of Loan Loss Experience

         The information required under this section is set forth under the heading "Summary of Loan Loss Experience" in "INFORMATION WITH RESPECT TO NAVARRE--Management's Discussion and Analysis of Financial Condition and Results of Operations."

V.  Deposits

         The schedule of average deposit amounts and average rates is set forth under the heading "Overview--Average Balances and Yields" in "INFORMATION WITH RESPECT TO NAVARRE-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The following is a schedule of maturities of time deposits in amounts of $100,000 or more as of December 31, 1995:

(Dollars in thousands)

                                                                        December 31, 1995

                           Three months or less                               $2,280
                           Three through six months                              985
                           Six through twelve months                             305
                           Over twelve months                                    539
                                                                              ------

                           Total                                              $4,109
                                                                              ======


VI.  Return on Equity and Assets

         The information required by this section is set forth under the heading "Selected Financial Information" in "INFORMATION WITH RESPECT TO NAVARRE."

VII.  Short-Term Borrowings

         This information is not required to be presented because the average balance of all short-term borrowings was less than shareholders' equity at the end of each period.

Management

Directors

         The current directors of Navarre are listed below.

         Harold F. Axe (72). Director since 1983. Mr. Axe is retired from East Ohio Gas Company and former co-owner of Betty's Beauty Salons and Wooster Beauty School.

         Jeffrey J. Define (45). Senior Vice President, Cashier. Director since 1987. Mr. Define has been employed by Navarre Bank for 15 years in positions of increasing responsibility primarily in lending.

         John L. Feucht (49). Director since 1988. Mr. Feucht is the General Manager of Atkinson- Feucht-Shaidnagle Funeral Homes.

         Wilbur D. Haas (68). Director since 1992. Mr. Haas is the former owner of H & H Carriers, Inc.

         Kenneth N. Koher (42). President and Chief Executive Officer. Director since 1974. Mr. Koher has been employed by Navarre Bank for 24 years in positions of increasing responsibility. Mr. Koher was appointed C.E.O. in 1985 and elected President in 1990.

         Harry E. Myers, Jr. (74). Director since 1951. Mr. Myers serves as Vice-Chairman of the Board and is retired from The Navarre Deposit Bank in 1989 after completing 40 years of service.

         Robert J. Shedlarz (51). Director since 1993. Mr. Shedlarz is a attorney and Professor Emeritus at the University of Akron where he taught business law for 24 years.

         Elden L. Surbey (68). Director since 1986. Mr. Surbey serves as Chairman of the Board. He is the founder and former owner of Surbey Feed & Supply Company.

         Roslyn G. Talerico (67). Director since 1990. Mrs. Talerico is retired from Cuyahoga Community College.

Executive Officers

         In addition to Messrs. Define and Koher, with respect to whom information is provided above in the subsection pertaining to Directors, the following persons serve as the current executive officers of Navarre:

         Debra A. Dorkoff (43). Assistant Vice President and Operations Officer. Mrs. Dorkoff has been employed by the bank for 23 years in positions of increasing responsibility. She has served as an officer of the bank since 1979.

         Gloria J. Page (52). Executive Secretary and Human Resources Manager. Ms. Page has been employed by the bank for 20 years in positions of increasing responsibility. She has served as an officer of the bank since 1986.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth as of July 1, 1996, the total number and percentage of Navarre Common Shares beneficially owned by (i) each director of Navarre and each owner of more than 5% of the outstanding Navarre Common Shares and (ii) all directors and executive officers of Navarre as a group. The number of Navarre Common Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of July 1, 1996, there were 280,000 shares outstanding. The percent of beneficial ownership of management after the Merger was calculated assuming an Exchange Ratio of 1.90 Bancshares Common Shares for one Navarre Common Share and assuming no dissenters' rights will be exercised by Navarre shareholders. No director or executive officer owns more than five percent of the outstanding Navarre Common Shares.


                                                                                   Percent of             Percent of
                                                                                   ------------           -----------
                                            Amount and Nature of                   Class as of            Class After
                                            -----------------------                ------------           -----------
Name of Beneficial Owner                    Beneficial Ownership (a)               July 1, 1996           Merger
- ------------------------                    ------------------------               ------------           -----------

Directors

Harold F. Axe                                            2,000                             *                      *
Jeffrey J. Define                                        2,000                             *                      *
John L. Feucht                                           1,000                             *                      *
Roslyn Gretzinger-Talerico                               9,400                            3.4                     *
Wilbur D. Haas                                           1,000                             *                      *
Kenneth N. Koher                                         3,100                            1.1                     *
Harry E. Myers,Jr.                                       6,000                            2.1                     *
Robert J. Shedlarz                                         500                             *                      *
Elden L. Surbey                                          1,000                             *                      *

5% Beneficial Owners

John L. Zinmaster                                       20,000                            7.1                     *


All directors and executive officers                    26,000                            9.3                     *
as a group (12 persons).


*  Common shares owned represents less than 1% of class.

                                     EXPERTS

         The consolidated financial statements of Bancshares as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, included in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference in reliance on its authority as an expert in accounting and auditing.

         The financial statements of Navarre as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, included in this Proxy Statement/Prospectus have been audited by Robb, Dixon, Francis, Davis, Oneson & Company. The financial statements audited by Robb, Dixon, Francis, Davis, Oneson & Company have been included in reliance on its authority as an expert in accounting and auditing.

                                 LEGAL OPINIONS

         A legal opinion has been rendered by Squire, Sanders & Dempsey to the effect that the issuance of the shares of Bancshares Common Shares offered hereby has been duly authorized by Bancshares and that the Shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable. A tax opinion has been rendered by Emens, Kegler, Brown, Hill & Ritter to the effect that (i) the Merger will constitute a tax free reorganization, (ii) the Navarre shareholders will not recognize gain or loss upon the receipt solely of Bancshares Common Shares in exchange for Navarre Common Shares, and (iii) no gain or loss will be recognized by Bancshares, Citizens or Navarre as a consequence of the Merger.

                                 INDEMNIFICATION

         The Regulations of Bancshares provide that Bancshares will indemnify any director or officer of Bancshares or any person who is or has served at the request of Bancshares as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of the Ohio General Corporation Law.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bancshares pursuant to the foregoing provisions, Bancshares has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                         INDEX TO FINANCIAL INFORMATION

                                                                                                             Page
                                                                                                             ----
The Navarre Deposit Bank Company
- --------------------------------

         Report of Independent Auditors...............................................................        F-1
         Balance Sheet
                  December 31, 1995 and 1994..........................................................        F-2
         Statement of Income - Years Ended
                  December 31, 1995, 1994, and 1993...................................................        F-3
         Statement of Changes in Shareholders' Equity
                  December 31, 1995, 1994, 1993 and 1992..............................................        F-4
         Statement of Cash Flows - Years Ended
                  December 31, 1995, 1994 and 1993....................................................        F-5
         Notes to Financial Statements................................................................        F-6
         Balance Sheet (Unaudited)
                  June 30, 1996 ......................................................................        F-17
         Statement of Income (Unaudited) - Six Months Ended
                  June 30, 1996.......................................................................        F-18
         Statement of Changes in Shareholders' Equity (Unaudited) - Six Months Ended
                  June 30, 1996.......................................................................        F-19
         Statement of Cash Flows (Unaudited) - Six Months Ended
                  June 30, 1996.......................................................................        F-20
         Notes to Financial Statements................................................................        F-21

                          INDEPENDENT AUDITOR'S REPORT




The Board of Directors and Shareholders
The Navarre Deposit Bank Company
Navarre, Ohio


         We have audited the accompanying balance sheets of The Navarre Deposit Bank Company as of December 31, 1995 and 1994, and the related statements of income, changes in shareholder's equity and cash flows for the years ended December 31, 1995, 1994, and 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Navarre Deposit Bank Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.



                                                       ROBB, DIXON,
                                                  FRANCIS, DAVIS, ONESON
                                                         & COMPANY

Granville, Ohio
January 19, 1996

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                                 BALANCE SHEETS

================================================================================

                                                                                   (Dollars in thousands)
                                                                                        December 31,

                                                                                    1995               1994
                                                                                    ----               ----
ASSETS

   Cash and Cash Equivalents
      Cash and amounts due from depository institutions                          $   3,766          $   2,809
      Federal funds sold                                                             1,340                320
                                                                                 ---------          ---------

          Total Cash and Cash Equivalents                                            5,106              3,129

   Investment securities
   Securities held-to-maturity (fair value
      of $481 in 1995 and $2,124 in 1994)                                              499              2,186
   Securities available-for-sale, at fair value                                     23,263             23,733
   Loans, net                                                                       45,506             39,300
   Accrued interest receivable                                                         452                359
   Premises and equipment, net                                                       1,778              1,885
   Deferred income taxes                                                               143                722
   Other assets                                                                        134                134
                                                                                 ---------          ---------

          TOTAL ASSETS                                                           $  76,881          $  71,448
                                                                                 =========          =========

LIABILITIES AND SHAREHOLDERS EQUITY

   Deposits                                                                      $  69,152          $  63,683
   Federal Funds purchased and securities sold under
     agreements to repurchase                                                          480              2,225
   Accrued interest payable                                                             98                 75
   Accrued expenses and other liabilities                                               66                 62
                                                                                 ---------          ---------

          TOTAL LIABILITIES                                                         69,796             66,045

SHAREHOLDERS EQUITY
   Common stock of $5 par value; 280,000 shares
     authorized, issued, and outstanding                                             1,400              1,400
   Additional paid-in capital                                                        1,400              1,400
   Retained earnings                                                                 4,180              3,677
   Unrealized gain (loss) on securities available-for sale,
     net of applicable deferred income taxes                                           105             (1,074)
                                                                                 ---------          ----------

TOTAL SHAREHOLDERS' EQUITY                                                           7,085              5,403
                                                                                 ---------          ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $  76,881          $  71,448
                                                                                 =========          =========


- --------------------------------------------------------------------------------
See accompanying notes

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                              STATEMENTS OF INCOME

================================================================================

                                                                               (Dollars in thousands)
                                                                              Years ended December 31,

                                                                          1995         1994         1993
                                                                          ----         ----         ----
INTEREST INCOME

    Interest and fees on loans                                         $   3,729    $  3,200      $  2,734
    Interest on taxable investment securities                              1,197       1,255         1,563
    Interest on tax-free investment securities                               348         349           343
    Dividends on investment securities                                         5           4             0
    Interest on federal funds sold                                            44          26            35
                                                                       ---------    --------      --------
       TOTAL INTEREST INCOME                                               5,323       4,834         4,675

INTEREST EXPENSE
    Interest on interest-bearing checking accounts                           289         289           270
    Interest on savings                                                      723         798           852
    Interest on time deposits                                              1,415         914           944
    Interest on borrowed funds                                                81          99            61
                                                                       ---------    --------      --------
       TOTAL INTEREST EXPENSE                                              2,508       2,100         2,127
                                                                       ---------    --------      --------

       NET INTEREST INCOME                                                 2,815       2,734         2,548
    Provision for loan losses                                                 84          96           137
                                                                       ---------    --------      --------

       NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSS                   2,731       2,638         2,411

OTHER INCOME
    Service charges                                                          211         182           167
    Gain from sales of investment securities, net                             14          77            94
    Other income                                                              80          48            60
                                                                       ---------    --------      --------
         TOTAL OTHER INCOME                                                  305         307           321
                                                                       ---------    --------      --------

OTHER EXPENSES
    Salaries and employee benefits                                         1,078         969           888
    Net occupancy and equipment                                              320         306           236
    Other expense                                                            714         744           689
                                                                       ---------    --------      --------
         TOTAL OTHER EXPENSES                                              2,112       2,019         1,813
                                                                       ---------    --------      --------

         INCOME BEFORE FEDERAL INCOME TAX EXPENSE                            924         926           919
    Federal income tax expense                                               211         210           224
                                                                       ---------    --------      --------

        NET INCOME BEFORE CUMULATIVE EFFECT OF
          ACCOUNTING CHANGE                                                  713         716           695
    Cumulative effect of accounting change                                     0           0            13
                                                                       ---------    --------      --------

       NET INCOME                                                      $     713    $    716      $    708
                                                                       =========    ========      ========

PER SHARE DATA:
       Net income before cumulative effect of accounting change        $    2.55    $   2.56      $   2.48
       Cumulative effect of accounting change                                  0           0           .05
                                                                       ---------    --------      --------

       NET INCOME                                                      $    2.55    $   2.56      $   2.53
                                                                       =========    ========      ========

- --------------------------------------------------------------------------------
See accompanying notes

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                              STATEMENTS OF CHANGES
                             IN SHAREHOLDERS'EQUITY

================================================================================
                             (Dollars in thousands)

                                                                                          Unrealized
                                                                                        Gain on (Loss)
                                                                                         on securities
                                                                                      Available-for-sale,
                                                                                            Net of            Total
                                    Common Stock          Additional                      Applicable         Share-
                                -------------------         Paid-in        Retained        Deferred          holders
                                Shares       Amount         Capital        Earnings      Income Taxes        Equity
                                ------       ------         -------        --------      ------------        ------
BALANCES AT 12/31/92             70,000     $   700        $    700       $  4,045       $       0           $  5,445

Net income                                                                     708                                708

Dividends declared
     ($.70 per share)                                                         (196)                              (196)
                                -------     -------        --------       --------       ---------           --------

BALANCES AT 12/31/93             70,000         700             700          4,557               0              5,957

Net income                                                                     716                                716

Dividends declared
     ($.70 per share)                                                         (196)                              (196)

Initial adoption
  of SFAS # 115                                                                                581                581

Stock split                     210,000         700             700         (1,400)                                 0

Change in unrealized
  gain (loss) on
  securities available-
  for-sale                                                                                  (1,655)            (1,655)
                                -------     -------        --------       --------       ---------           --------

BALANCES AT 12/31/94            280,000       1,400           1,400          3,677          (1,074)             5,403

Net income                                                                                     713                713

Dividends declared
  ($.75 per share)                                                                            (210)              (210)

Change in unrealized
  gain (loss) on
  securities available-
  for-sale                                                                                   1,179              1,179
                                -------     -------        --------       --------       ---------           --------

BALANCE AT
  12/31/95                      280,000     $ 1,400        $  1,400       $  4,180       $     105           $  7,085
                                =======     =======        ========       ========       =========           ========


- --------------------------------------------------------------------------------
See accompanying notes.

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                             STATEMENT OF CASH FLOWS
================================================================================

                                                                                      (Dollars in thousands)
                                                                                     Years ended December 31,

CASH FLOWS FROM OPERATING ACTIVITIES:                                             1995         1994         1993
                                                                                  ----         ----         ----
    Net income                                                                 $     713    $    716      $    708
    Adjustments to reconcile net income to net cash provided by operating activities:
       Net loss on writedown of other real estate                                      0           0             1
       Premium amortization net of discount accretion                                 74          33           133
        Provision for loan losses                                                     84          96           137
        Gain from sales of investment securities, net                                (14)        (77)          (94)
        Gain on sales of loans                                                       (18)          0             0
        Depreciation                                                                 195         172           122
        Deferred income taxes                                                        (28)        (25)          (23)
        Changes in operating assets and liabilities:
         (Increase) decrease in accrued interest receivable                          (93)         33           138
         (Increase) decrease in other assets                                           2          12           (17)
         Increase (decrease) in accrued interest payable                              22          (3)          (18)
         Increase (decrease) in other liabilities                                      3         (94)          (82)
                                                                               ---------    --------      --------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                   940         863         1,005
                                                                               ---------    --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of held-to maturity securities                                         (179)       (555)      (15,955)
    Proceeds from maturities of held-to-maturity securities                          516         749         7,216
    Purchase of available-for-sale securities                                     (6,228)     (4,789)            0
    Proceeds from sales of available-for-sale securities                           7,691       8,370         8,226
    Proceeds from maturities of available-for-sale securities                      2,086       1,400             0
    Proceeds from sale of loans                                                      818           0             0
    Net change in loans                                                           (7,091)     (7,159)       (4,467)
    Purchases of premises and equipment                                              (89)       (408)         (533)
    Proceeds from sale of other real estate                                            0           0            72
                                                                               ---------    --------      --------
       NET CASH IN INVESTING ACTIVITIES                                           (2,476)     (2,392)       (5,441)
                                                                               ---------    --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in deposits                                                           5,468       2,552         3,755
    Net change in borrowed funds                                                  (1,745)        (35)          331
    Dividends paid                                                                  (210)       (196)         (196)
                                                                               ---------    --------      --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                                3,513       2,321         3,890
                                                                               ---------    --------      --------

          NET CHANGE IN CASH AND CASH EQUIVALENTS                                  1,977         792          (546)

          CASH AND CASH EQUIVALENTS
            AT BEGINNING OF YEAR                                                   3,129       2,337         2,883
                                                                               ---------    --------      --------

          CASH AND CASH EQUIVALENTS AT END OF YEAR                             $   5,106    $  3,129      $  2,337
                                                                               =========    ========      ========

SUPPLEMENTAL DISCLOSURES:
    Cash paid during the year for interest                                     $   2,485    $  2,102      $  2,145
    Cash paid during the year for income taxes                                 $     224    $    214      $    434
    Total change in unrealized gain (loss) on securities available-for-sale    $   1,788    $ (1,628)     $      0
    Transfer from loans to other real estate owned                             $       0    $      0      $     66


- --------------------------------------------------------------------------------
See accompanying notes

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

         The Bank provides a variety of financial services to individuals and corporate customers, through its four branches in Navarre, Brewster, and Richville, Ohio, which is primarily a light industrial and agricultural area. The Bank's primary deposit products are savings and time deposits. Its primary lending products are single family residential loans.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

         A majority of the Bank's loan portfolio consists of single family residential loans in the Navarre area. The regional economy depends heavily on light industry and agriculture. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

         While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

INVESTMENT SECURITIES

         Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold is recognized using the specific identification method.

LOANS

         Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

         Loan origination fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

         Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

         The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

PREMISES AND EQUIPMENT

         Depreciation and amortization are provided over the estimated useful lives of the respective assets. All premises and equipment are recorded at cost and are depreciated on the straight-line method.

FORECLOSED REAL ESTATE

         Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

         At the time of foreclosure, foreclosed real estate is recorded at the lower of the Bank's cost or the asset's fair value, less costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income (loss) on foreclosed real estate.

INCOME TAXES

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, accumulated depreciation, and accrued employee benefits for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

PENSION COSTS

         Pension costs are charged to salaries and employee benefits expense and are funded as accrued.

STATEMENTS OF CASH FLOWS

         The Bank considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

FAIR VALUES OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excluded certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

         The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

         Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

         Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

         Short-term borrowings: The carrying amounts of short-term borrowings approximate their fair values.

RECLASSIFICATIONS

         Certain amounts in 1994 have been reclassified to conform with the 1995 presentation.

NOTE B - INVESTMENT SECURITIES

         Securities held-to-maturity consist of the following:

           (Dollars in thousands)
                              December 31, 1995                                   December 31, 1994
                              -----------------                                   -----------------
                                Gross       Gross                                    Gross       Gross
                  Amortized  Unrealized  Unrealized   Fair             Amortized  Unrealized  Unrealized    Fair
                    Cost        Gains      Losses     Value              Cost        Gains      Losses      Value
                    ----        -----      ------     -----              ----        -----      ------      -----
State &
local
governments         $499         $ 0      $  (18)    $  481              $2,186       $  16     $  (78)     $2,124
                    ====         ===      =======    ======              ======       =====     =======     ======

         Securities available-for-sale consist of the following:

                               December 31, 1995                                   December 31, 1994
                               -----------------                                   -----------------

                                Gross       Gross                                    Gross      Gross
                  Amortized  Unrealized  Unrealized   Fair             Amortized  Unrealized  Unrealized    Fair
                    Cost        Gains      Losses     Value              Cost        Gains     Losses       Value
                    ----        -----      ------     -----              ----        -----     ------       -----
U.S.
government
& federal
agencies          $17,089     $ 139        $ (68)    $17,160            $21,374      $  5      $(1,456)    $19,923

State &
local
governments         5,931       148          (60)      6,019              3,903        30         (207)      3,726

Federal Reserve
Bank stock             84         0            0          84                 84         0            0          84
                  -------    ------       ------     -------            -------     -----      -------     -------
                  $23,104    $  287       $ (128)    $23,263            $25,361     $  35      $(1,663)    $23,733
                  =======    ======       ======     =======            =======     =====      =======     =======



         The following is a summary of maturities of securities held-to-maturity and available-for-sale as of December 31, 1995:

                                                                   (Dollars in thousands)

                                          Securities held-to-maturity               Securities available-for-sale
                                          ---------------------------               -----------------------------

AMOUNTS MATURING IN:                       Amortized          Fair                     Amortized          Fair
                                              Cost            Value                      Cost             Value

One year or less                             $   17          $   17                   $     296        $     300
After one year through five years                88              87                       5,088            5,204
After five years through ten years              394             377                       4,587            4,651
After ten years                                   0               0                      13,049           13,024
Federal Reserve stock                             0               0                          84               84
                                             ------          ------                   ---------        ---------
                                             $  499          $  481                   $  23,104        $  23,263
                                             ======          ======                   =========        =========



         During 1995, the Bank sold securities available-for-sale for total proceeds of approximately $7,691,000 resulting in gross realized gains of approximately $35,000 and gross realized losses of approximately $21,000. During 1994, the Bank sold securities available-for-sale for total proceeds of approximately $8,370,000, resulting in gross realized gains of approximately $77,000 and no gross realized losses. During 1993, the Bank sold securities for total proceeds of approximately $8,226,000 resulting in gross realized gains of approximately $94,000 and no gross realized losses.

         In 1995, debt securities with an amortized cost of $1,345,000 were transferred from held-to-maturity to available-for-sale because of favorable tax treatment on available-for-sale securities and to improve the Bank's asset liability management position. The securities had an unrealized gain of approximately $12,000. There were no securities transferred between classifications during 1994, other than to adopt SFAS No. 115 on January 1, 1994.

NOTE C - LOANS

         Loans at December 31, 1995 and 1994 are summarized as follows:

                                                                   (Dollars in thousands)

                                                                     1995                 1994
                                                                     ----                 ----

                 Commercial                                       $ 4,533              $ 4,618
                 Real estate construction                           1,338                  638
                 Commercial real estate                             5,421                2,797
                 Residential real estate                           30,070               28,301
                 Consumer                                           4,989                3,686
                                                                 --------              -------

                                                                   46,351               40,040
                                                                  -------              -------

                 Allowance for loan losses                           (612)                (532)
                 Unearned discounts                                    (3)                  (3)
                 Net deferred loan origination fees                  (230)                (205)
                                                                ---------            ----------

                     Total                                        $45,506              $39,300
                                                                  =======              =======



         An analysis of the allowance for loan losses is as follows:

                                                                   (Dollars in thousands)

                                                        1995               1994               1993
                                                        ----               ----               ----
    Balance, beginning of year                         $ 532              $ 439              $ 353
    Provision for losses                                  84                 96                137
    Loans charged off, net                                (4)                (3)               (51)
                                                       -----              -----              -----

    Balance, end of year                               $ 612              $ 532              $ 439
                                                       =====              =====              =====


         In accordance with adopting SFAS No. 114 on January 1, 1995, at December 31, 1995 the Bank had loans amounting to approximately $246,000 that were specifically classified as impaired. The average balance of these loans amounted to approximately $219,000 for the year ended December 31, 1995. The allowance for loan losses related to impaired loans amounted to approximately $100,000 at December 31, 1995. The following is a summary of cash receipts on these loans and how they were applied in 1995.

                                                     (Dollars in thousands)

                                                              1995
                                                              ----
             Cash receipts applied to reduce
               principal balance                             $  4
             Cash receipts recognized as
               interest income                                  2

             Total cash receipts                             $  6
                                                             ====


         In addition at December 31, 1995, 1994 and 1993, the Bank had other nonaccrual loans of approximately $219,000, $330,000 and $583,000, respectively, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased approximately $13,000 and $19,000 in 1995 and 1994, respectively, and reduced interest income approximately $28,000 in 1993.

         The Bank has no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.

         In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its officers, directors, stockholders, and their affiliates. In the opinion of management, such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the Bank. Loans to such borrowers, which at December 31, 1995, are summarized as follows:


                                                    (Dollars in thousands)

          Balance, beginning of year                         $ 494
          New loans                                             40
          Payments                                            (106)
                                                             -----

          Balance, end of year                               $ 428
                                                             =====


NOTE D - PREMISES AND EQUIPMENT

         A summary of premises and equipment at December 31, 1995 and 1994 follows:

                                                (Dollars in thousands)

                                                1995             1994
                                                ----             ----

          Land                                 $   336         $   336
          Bank premises                          1,004           1,133
          Furniture and equipment                1,413           1,331
                                                ------          ------

          Total cost                             2,753           2,800
          Accumulated depreciation                (975)           (915)
                                                ------          ------

                Total                           $1,778          $1,885
                                                ======          ======



         The Bank leases a van under an operating lease expiring in the year
1997.

         Minimum future rental payments under the non-cancelable operating lease having a remaining term in excess of one year as of December 31, 1995 for each of the next two years, are summarized as follows:

                                                     (Dollars in thousands)

          1996                                                  $ 3
          1997                                                    1
                                                                ---
          Total minimum future rental payments                  $ 4
                                                                ===

NOTE E - DEPOSITS

          Deposit account balances at December 31, 1995 and 1994, are summarized as follows:

                                                       (Dollars in thousands)
                                                    1995                     1994
                                                    ----                     ----
                                            Amount          %       Amount          %
                                           -------        -----    -------        -----
Non-interest bearing checking accounts     $ 5,680          8.2%   $ 5,115          8.0%
Interest-bearing checking accounts           9,876         14.3      9,881         15.6
Passbook savings account                    23,788         34.4     25,640         40.3
Certificates of deposit                     29,808         43.1     23,047         36.1
                                           -------        -----    -------        -----
                                           $69,152        100.0%   $63,683        100.0%
                                           =======        =====    =======        =====

          The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $4,228,000, and $2,615,000 at December 31, 1995, and 1994, respectively. Interest expense on certificates of deposit with a minimum denomination of $100,000 was approximately $120,000, $75,000 and $106,000 in 1995, 1994 and 1993, respectively.

NOTE F - SHORT-TERM BORROWINGS

          Securities sold under agreements to repurchase generally mature within one to fourteen days from the transaction date. The weighted-average interest rates of securities sold under agreement to repurchase were 4.88% and 5.72% at December 31, 1995 and 1994, respectively.

NOTE G - FEDERAL INCOME TAXES

          The provision for income taxes for 1995, 1994 and 1993 consists of the following:

                                    (Dollars in thousands)
                                  1995       1994       1993
                                  ----       ----       ----
Current federal tax expense      $ 239      $ 235      $ 247
Deferred federal tax expense       (28)       (25)       (23)
                                 -----      -----      -----
                                 $ 211      $ 210      $ 224
                                 =====      =====      =====

          The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

                                                 (Dollars in thousands)
                                               1995       1994       1993
                                               ----       ----       ----
Expected tax provision at a 34% rate          $ 314      $ 315      $ 317
Effect of tax-exempt income                    (118)      (119)      (117)
Interest and other nondeductible expenses        21         13         11
Increase (decrease) in deferred tax asset
   valuation allowance                          (11)        11          0
Other                                             5        (10)        13
                                              -----      -----      -----
                                              $ 211      $ 210      $ 224
                                              =====      =====      =====

         Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan loss, net deferred loan fees, nonaccrual loans, and unrealized losses on available-for-sale securities. Deferred tax liabilities have been provided for taxable temporary differences related to accumulated depreciation and unrealized gains on available-for-sale securities. The net deferred tax assets in the accompanying balance sheets include the following components:

                                              (Dollars in thousands)
                                            1995       1994       1993
                                            ----       ----       ----
Deferred tax assets                        $ 284      $ 816      $ 243
Deferred tax liabilities                    (141)       (83)       (95)
Deferred tax asset valuation allowance         0        (11)         0
                                           -----      -----      -----
Net deferred tax assets                    $ 143      $ 722      $ 148
                                           =====      =====      =====

NOTE H - REGULATORY MATTERS

         The Bank, as a State Bank is subject to the dividend restrictions set forth by the State Division of Financial Institutions. Under such restrictions, the Bank may not, without the prior approval of the Division of Financial Institutions, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends as of December 31, 1995, that the Bank could declare, without the approval of the State Division of Financial Institutions, amounted to approximately $1,794,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1995, the Bank is required to have minimum Tier 1 and Total capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratios at that date were 19.32% and 20.58%, respectively. The Bank's leverage ratio at December 31, 1995, was 9.08%.

NOTE I - EMPLOYEE BENEFITS

         The Bank sponsors a defined benefit pension plan that covers all employees with six or more months of service, and have attained the age of 20 1/2, and who have 1,000 hours of service in a plan year. The plan calls for benefits to be paid to eligible employees, after retirement, based primarily upon years of service with the Bank and compensation rates near retirement. Contributions to the plan reflect benefits attributed to the employee's services to date.

         Plan assets consist exclusively of insurance annuity contracts. Payment of retirement benefits is funded solely through these annuity contracts. The Bank has no rights whatsoever to any of the investments or income of the Plan.

         In July 1993 the Bank approved a 401K employer/employee contribution plan.

         The 401K plan provides for the Bank to match each employee's contribution up to a maximum of 25% of the employees contribution. The employee's contribution is limited to 6% of the employee's gross salary.

         The pension expense for the years 1995 and 1994 includes the following:

                              (Dollars in thousands)
                               1995    1994    1993
                               ----    ----    ----
            Defined benefit     $45     $36     $27
            401K plan             9       3       0
                                ---     ---     ---
            Total               $54     $39     $27
                                ===     ===     ===

NOTE J - COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements. The principal commitments of the Bank are as follows:

         The Bank had outstanding commitments at December 31, 1995:

            Commitments to extend credit     $  560
            Unused construction lines           581
                                             ------
            Total                            $1,141
                                             ======

         Commitments under standby letters of credit totalled approximately $70,000 at December 31, 1995 (see NOTE K).

         In addition, the Bank is periodically a defendant in various legal proceedings arising in connection with its business. It is the best judgment of management that neither the financial position nor results of operations of the Bank will be materially affected by the final outcome of these legal proceedings.

         At December 31, 1995, the Bank had an unused line of credit with three banks. The line totals $2,000,000, has a variable interest rate based on the lending bank's daily federal funds rate, and is due on demand.

NOTE K - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see NOTE J). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

         The Bank has due from bank balances in excess of $100,000 with the following financial institution as of December 31, 1995:

                               (Dollars in thousands)
            National City Bank         $2,506

NOTE L  - FAIR VALUES OF FINANCIAL INSTRUMENTS

                                                     1995
                                                     ----
                                            Carrying       Fair
                                             Amount       Value
                                            --------      -----
            Financial assets:
               Cash and cash equivalents     $ 5,106     $ 5,106
               Investment securities          23,762      23,744
               Loans, net of allowance        45,506      45,541

            Financial liabilities:
               Deposits                       69,152      69,030
               Borrowings                        480         480

         The carrying amounts in the preceding table are included in the statement of financial condition under the applicable captions.

NOTE M - STOCK SPLIT

         On February 12, 1994, the Shareholders of Directors authorized a 4-for-1 stock split, thereby increasing the number of issued and outstanding shares to 280,000 and decreasing the par value of each share to $5.00.

NOTE N - OTHER INCOME AND EXPENSES

                                           (Dollars in thousands)
                                           1995     1994     1993
                                           ----     ----     ----
            Other Income
               Gain from sale of loans     $ 18     $  0     $  0
               Other income                  62       48       60
                                           ----     ----     ----
               Total Other Income          $ 80     $ 48     $ 60
                                           ====     ====     ====
            Other Expenses
               Advertising                 $ 65     $ 59     $ 59
               Supplies                     102       80       59
               FDIC assessment               74      138      130
               Franchise tax                 72       89       83
               Other expense                401      378      358
                                           ----     ----     ----
               Total Other Expenses        $714     $744     $689
                                           ====     ====     ====

NOTE O - QUARTERLY INFORMATION

         The following is a summary of quarterly financial data:

                                                             Quarter Ended
                                                Dec. 31    Sept. 30   June 30    March 31
                                                -----------------------------------------
            1995:
                   Interest income               $1,423     $1,336     $1,303     $1,261
                   Net interest income              751        695        685        684
                   Provision for loan losses         21         21         21         21
                   Net income                       233        181        158        141
                   Earnings per common share        .84        .65        .56        .50

            1994:
                   Interest income               $1,251     $1,205     $1,197     $1,181
                   Net interest income              685        679        688        682
                   Provision for loan losses         24         24         24         24
                   Net income                       150        155        185        226
                   Earnings per common share        .54        .55        .66        .81

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                            BALANCE SHEET (UNAUDITED)

                                                                   (Dollars in thousands)
                                                                  June 30,     December 31,
                                                                    1996          1995
                                                                  --------     ------------
ASSETS
Cash and cash equivalents
   Cash and amounts due from depository institutions               $ 2,482       $ 3,766
   Federal funds sold                                                    0         1,340
                                                                   -------       -------
   Total cash and cash equivalents                                   2,482         5,106

Investment securities
   Securities held-to-maturity (fair value of $471 and $481)           482           499
   Securities available-for-sale, at fair value                     24,474        23,263
Loans, net of allowance for loan loss of $651 and $585              48,219        45,506
Accrued interest receivable                                            546           452
Premises and equipment, net                                          1,691         1,778
Deferred income taxes                                                  320           143
Other assets                                                           217           134
                                                                   -------       -------
   TOTAL ASSETS                                                    $78,431       $76,881
                                                                   =======       =======
LIABILITIES
Deposits                                                           $69,787       $69,152
Securities sold under agreements to repurchase
   and federal funds purchased                                       1,385           480
Accrued interest payable                                               101            98
Other liabilities                                                      104            66
                                                                   -------       -------
   TOTAL LIABILITIES                                                71,377        69,796

SHAREHOLDERS' EQUITY
Common stock of $5 par value; 280,000 shares
   authorized, issued, and outstanding                               1,400         1,400
Additional paid-in capital                                           1,400         1,400
Retained Earnings                                                    4,503         4,180
Unrealized gain (loss) on securities available-for-sale,
   net of applicable deferred income taxes                            (249)          105
                                                                   -------       -------
   TOTAL SHAREHOLDERS' EQUITY                                        7,054         7,085
                                                                   =======       =======
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $78,431       $76,881
                                                                   =======       =======

See attached footnotes.

                        THE NAVARRE DEPOSIT BANK COMPANY
                                  NAVARRE, OHIO
                         STATEMENT OF INCOME (UNAUDITED)

                                                       Three months ended             Six months ended
                                                             June 30,                      June 30,
                                                       -------------------           -------------------
                                                       1996           1995           1996           1995
                                                       ----           ----           ----           ----
INTEREST INCOME
Interest and fees on loans                           $ 1,074        $   909        $ 2,093        $ 1,768
Interest on taxable investment securities                294            291            579            602
Interest on tax-free investment securities                87             87            172            170
Interest on federal funds sold                            42             16             51             24
                                                     -------        -------        -------        -------
   TOTAL INTEREST INCOME                               1,464          1,303          2,895          2,564
                                                     -------        -------        -------        -------
INTEREST EXPENSE
Interest on interest-bearing checking accounts            64             73            132            146
Interest on savings accounts                             172            177            352            364
Interest on certificates of deposits                     386            351            778            638
Interest on short term borrowed funds                     15             17             27             47
                                                     -------        -------        -------        -------
   TOTAL INTEREST EXPENSE                                637            618          1,289          1,195
                                                     -------        -------        -------        -------
   NET INTEREST INCOME                                   827            685          1,606          1,369

Provision for loan losses                                 33             21             66             42
                                                     -------        -------        -------        -------
   NET INTEREST INCOME AFTER PROVISION

     FOR LOAN LOSSES                                     794            664          1,540          1,327

OTHER INCOME

Service charges on deposit accounts                       60             51            115            101
Loss on sale of investment securities, net               (19)            (9)           (19)           (17)
Other                                                     17             35             39             48
                                                     -------        -------        -------        -------
   TOTAL OTHER INCOME                                     58             77            135            132
                                                     -------        -------        -------        -------
OTHER EXPENSES
Salaries and employee benefits                           290            271            558            541
Net occupancy expense                                    104             57            186            140
Other operating expenses                                 190            210            353            398
                                                     -------        -------        -------        -------
   TOTAL OTHER EXPENSES                                  584            538          1,097          1,079
                                                     -------        -------        -------        -------
   INCOME BEFORE FEDERAL INCOME
     TAX EXPENSE                                         268            203            578            380

Federal income tax expense                                64             45            143             81
                                                     -------        -------        -------        -------
   NET INCOME                                        $   204        $   158        $   435        $   299
                                                     =======        =======        =======        =======

See attached notes.

                        THE NAVARRE DEPOSIT BANK COMPANY
                       CONDENSED STATEMENTS OF CHANGES IN
                        SHAREHOLDERS' EQUITY (UNAUDITED)

                             (Dollars in thousands)

                                                          For the six months ended June 30,
                                                          ---------------------------------
                                                                1996           1995
                                                                ----           ----
Balances at January 1,                                        $ 7,085        $ 5,403

Net income                                                        435            299

Cash dividends declared ($.40 in 1996 and $.30 in 1995)          (112)           (84)

Change in unrealized gain (loss) on
   securities available-for-sale                                 (354)         1,109
                                                              -------        -------
Balances at June 30,                                          $ 7,054        $ 6,727
                                                              =======        =======

See attached footnotes.

                          THE NAVARRE DEPOSIT BANK CO.
                                  NAVARRE, OHIO
                       STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                (Dollars in thousands)
                                                              Six months ended June 30,
                                                              -------------------------
                                                                  1996           1995
                                                                  ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $   435        $   299
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Premium amortization net of discount accretion                  15             21
     Provision for loan losses                                       66             42
     Loss from sales of investment securities, net                   19             17
     Gain on sales of loans                                           0            (18)
     Depreciation                                                   112             81
     Deferred income taxes                                            5              0
     Changes in operating assets and liabilities:
       (Increase) in accrued interest receivable                    (94)           (36)
       (Increase) in other assets                                   (83)           (36)
       Increase in accrued interest payable                           3             11
       Increase (decrease) in other liabilities                      38            (52)
                                                                -------        -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           516            329
                                                                -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of held-to-maturity securities                              0           (179)
Proceeds from maturities of held-to-maturity securities              17             47
Purchases of available-for-sale securities                       (5,801)        (1,858)
Proceeds from sales of available-for-sale securities              2,640          3,207
Proceeds from maturities of available-for-sale securities         1,380             69
Proceeds from sale of loans                                           0            818
Net change in loans                                              (2,779)        (3,155)
Purchases of premises and equipment                                 (25)           (21)
                                                                -------        -------
   NET CASH USED IN INVESTING ACTIVITIES                         (4,568)        (1,072)
                                                                -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits                                                635          1,920
Net change in borrowed funds                                        905         (1,240)
Dividends paid                                                     (112)           (84)
                                                                -------        -------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                      1,428            596
                                                                -------        -------
   NET CHANGE IN CASH AND CASH EQUIVALENTS                       (2,624)          (147)
   CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               5,106          3,129
                                                                -------        -------
   CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 2,482        $ 2,982
                                                                =======        =======
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for interest                        $ 1,286        $ 1,184
Cash paid during the period for income taxes                        117            106
Total change in unrealized gain (losses)
    on securities available-for-sale                               (536)         1,681

See attached footnotes.

                        THE NAVARRE DEPOSIT BANK COMPANY

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of the Navarre Deposit Bank Company ("Navarre") at June 30, 1996 and its results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the December 31, 1995 audited financial statements.

   The provision from income taxes is based upon the effective tax rate expected to be applicable for the entire year.

   For the six months ended June 30, 1996, Navarre had no transfers from loans to other real estate owned.

   Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The weighted average number of shares used in the computation for both 1996 and 1995 was 280,000.

NOTE 2 - INVESTMENT SECURITIES

   Securities held-to-maturity consist of the following:

                                                   (Dollars in thousands)

                                   June 30, 1996                               December 31, 1995
                  ---------------------------------------------   ------------------------------------
                                  Gross       Gross                              Gross         Gross
                   Amortized   Unrealized  Unrealized    Fair      Amortized  Unrealized    Unrealized     Fair
                     Cost         Gains      Losses      Value       Cost        Gains        Losses       Value
                   ---------   ----------  ----------    -----     ---------  ----------    ----------
State & local
governments          $482          $ 0        $(11)      $471        $499         $ 0          $(18)       $481
                     ====          ===        =====      ====        ====         ===          =====       ====

                        THE NAVARRE DEPOSIT BANK COMPANY
              NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

         Securities available-for-sale consist of the following:

                                                   (Dollars in thousands)

                                   June 30, 1996                              December 31, 1995
                  ---------------------------------------------   ------------------------------------
                                  Gross       Gross                              Gross         Gross
                   Amortized   Unrealized  Unrealized    Fair      Amortized  Unrealized    Unrealized     Fair
                     Cost         Gains      Losses      Value       Cost        Gains        Losses       Value
                   ---------   ----------  ----------    -----     ---------  ----------    ----------
U.S.
governments &
federal agencies    $18,624         $16       $(362)     $18,278    $17,089      $139          $(68)       $17,160

State & local
governments           6,143          81        (112)       6,112      5,931       148           (60)         6,019

Federal Reserve
Bank stock               84           0            0          84         84         0              0            84
                  ---------        ----      -------   ---------  ---------     -----        -------     ---------
                    $24,851         $97       $(474)     $24,474    $23,104      $287         $(128)       $23,263
                    =======         ===       ======     =======    =======      ====         ======       =======

                        THE NAVARRE DEPOSIT BANK COMPANY
              NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

         The following is a summary of maturities of securities held-to-maturity and available-for-sale as of June 30, 1996:

                                                 (Dollars in thousands)
                                Securities held-to-maturity     Securities available-for-sale
                                ---------------------------     -----------------------------
AMOUNTS MATURING IN:
                                      Amortized       Fair      Amortized         Fair
                                         Cost         Value        Cost           Value
                                      ---------       -----     ---------         -----
One year or less                         $ 17       $    17       $   301       $   303
After one year through five years          88            88         8,126         8,102
After five years through ten years        377           366         3,046         2,994
After ten years                             0             0        13,294        12,991
Federal Reserve Bank stock                  0             0            84            84
                                         ----       -------       -------       -------
                                         $482       $   471       $24,851       $24,474
                                         ====       =======       =======       =======

         For the quarter and six months ended June 30,1996, Navarre sold securities available-for-sale for total proceeds of $2,640,000 resulting in gross realized gains of $1,000 and gross realized losses of $20,000. During the first quarter of 1995, Navarre sold securities available-for-sale for total proceeds of $2,572,000 resulting in no gross realized gains and gross realized losses of $8,000. During the second quarter of 1995, Navarre sold securities available-for-sale for total proceeds of $635,000, resulting in no gross realized gains and gross realized losses of $9,000.

                        THE NAVARRE DEPOSIT BANK COMPANY
              NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

NOTE 3 - LOANS

         Loans at June 30, 1996 and December 31, 1995 are summarized as follows:

                                          (Dollars in thousands)

Commercial                               $  4,507        $  4,533
Real estate construction                    1,262           1,338
Commercial real estate                      6,191           5,421
Residential real estate                    31,555          30,070
Consumer                                    5,539           4,989
                                         --------        --------
                                           49,054          46,351
                                         --------        --------
Allowance for loan losses                    (651)           (612)
Unearned discounts                             (3)             (3)
Net deferred loan origination fees           (181)           (230)
                                         --------        --------
Total                                    $ 48,219        $ 45,506
                                         ========        ========

         An analysis of the allowance for loan losses for the six months ending June 30, 1996 and 1995 is as follows:

                           (Dollars in thousands)

                              1996        1995
                              ----        ----
Balance at January 1         $ 612        $532
Provision for losses            66          42
Loans charged off, net         (27)         11
                             -----        ----
Balance at June 30           $ 651        $585
                             =====        ====

Nonaccrual and past due loans:

                                   (Dollars in thousands)

                                     June 30,   Dec. 31,
                                       1996       1995
                                     --------   --------
Loans accounted for on
  a nonaccrual basis                   $205       $304
Loans past due more than 90 days
  and still accruing interest           180         85
                                       ----       ----
                                       $385       $389
                                       ====       ====

                        THE NAVARRE DEPOSIT BANK COMPANY
              NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Impaired Loan Period - End Information

                                                     (Dollars in thousands)
                                                       June 30,   Dec. 31,
                                                         1996       1995
                                                       --------   --------
Balance of impaired loans                                $165       $246
Specific allocation associated with impaired loans        148         78

         In addition, for both the six month periods ended June 30, 1996 and 1995, the amount of interest income recognized and received on impaired loans totaled approximately $1,000.

NOTE 4 - CONCENTRATIONS OF CREDIT RISK

         Navarre's major lending products include residential, consumer, and commercial loans to customers located primarily in the Navarre area.

         Real estate mortgage loans, including construction loans, totaled $32,030,000 of loans at June 30, 1996, and are secured primarily by 1 - 4 family residences.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Navarre is party to financial instruments which involve off-balance sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to make loans. There were $2,601,000 in such commitments at June 30, 1996.

         The exposure to credit loss in the event of nonperformance by the financial instrument for commitment to make loans and letters of credit is represented by the contractual amount of those instruments. Navarre follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements. In management's opinion these commitments represent normal banking transactions and no material losses are expected to result therefrom. Collateral obtained upon exercise of the commitments is determined using management's credit evaluation of the borrower.

         Navarre is periodically involved in various legal proceedings in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on Navarre.

                        THE NAVARRE DEPOSIT BANK COMPANY
              Notes to financial statements (unaudited)-continued


NOTE 6 - ACQUISITION

         On April 4, 1996, the Navarre Deposit Bank Company and Citizens Bancshares, Inc. ("Bancshares") entered into a plan and agreement of merger. The transaction is structured as a tax-free exchange of stock and will be accounted for using the pooling-of-interests method of accounting. The exchange ratio at which Navarre will be exchanged for Bancshares common shares will be based on the average of the Nasdaq National Market closing prices for the twenty trading days immediately preceding the tenth day prior to the consummation of the merger. In no event will the exchange ratio be greater than 2.10 or less than
1.70. The Bancshares common shares to be issued to the Navarre shareholders will be registered with the Securities and Exchange Commission. The merger is expected to be consummated during the fourth quarter of 1996 and is subject to approvals by various regulatory authorities and by the shareholders of Navarre.

                                                                     APPENDIX A





                          PLAN AND AGREEMENT OF MERGER


                            DATED AS OF APRIL 4, 1996

                                BETWEEN AND AMONG

                        THE NAVARRE DEPOSIT BANK COMPANY

                                       AND

                            CITIZENS BANCSHARES, INC.

                                       AND

                          THE CITIZENS BANKING COMPANY

                                TABLE OF CONTENTS

1. DEFINITIONS...................................................................................................    1


2. THE MERGER....................................................................................................    8
         2.1. The Merger.........................................................................................    8
         2.2. Effective Time.....................................................................................    8
         2.3. Effects of Merger..................................................................................    9
         2.4. Articles of Incorporation of Surviving Corporation.................................................    9
         2.5. Code of Regulations of the Surviving Corporation...................................................    9
         2.6. Directors and Officers.............................................................................    9
         2.7. Tax and Accounting Consequences....................................................................    9
         2.8. Further Assurances.................................................................................   10


3. STATUS AND CONVERSION OF SECURITIES...........................................................................   10
         3.1. Conversion of Securities...........................................................................   10
         3.2. Exchange of Certificates...........................................................................   11
         3.3. Fractional Shares..................................................................................   13
         3.4. Dissenting Shares..................................................................................   13
         3.5. No Further Ownership Rights in Navarre Common Stock................................................   13


4. REPRESENTATIONS AND WARRANTIES OF NAVARRE.....................................................................   13
         4.1. Organization And Good Standing.....................................................................   14
         4.2. Authority; No Conflict.............................................................................   14
         4.3. Capitalization.....................................................................................   15
         4.4. Financial Statements...............................................................................   15
         4.5. Condition of Assets................................................................................   16
         4.6. Title To Properties; Encumbrances..................................................................   16
         4.7. Insurance of Deposits..............................................................................   17
         4.8. Loans and Investments..............................................................................   17
         4.9. No Undisclosed Liabilities.........................................................................   17
         4.10. Taxes.............................................................................................   18
         4.11. No Material Adverse Change........................................................................   19
         4.12. Employee Benefits.................................................................................   19
         4.13. Compliance With Legal Requirements; Governmental Authorizations...................................   23
         4.14. Legal Proceedings; Orders.........................................................................   25
         4.15. Absence Of Certain Changes And Events.............................................................   26
         4.16. Contracts; No Defaults............................................................................   27
         4.17. Insurance.........................................................................................   29
         4.18. Environmental Matters.............................................................................   30
         4.19. Labor Laws; Compliance............................................................................   31
         4.20. Certain Payments..................................................................................   32

         4.21. Disclosure........................................................................................   32
         4.22. Brokers Or Finders................................................................................   32
         4.23. Navarre Ownership of Stock........................................................................   33
         4.24. Vote Required.....................................................................................   33


5. REPRESENTATIONS AND WARRANTIES OF BANCSHARES..................................................................   33
         5.1. Organization And Good Standing.....................................................................   33
         5.2. Authority; No Conflict.............................................................................   33
         5.3. Capitalization.....................................................................................   34
         5.4. Financial Statements...............................................................................   35
         5.5. No Undisclosed Liabilities.........................................................................   35
         5.6. Taxes..............................................................................................   35
         5.7. No Material Adverse Change.........................................................................   36
         5.8. Employee Plans.....................................................................................   36
         5.9. Compliance with Securities Laws....................................................................   37
         5.10. Compliance with Laws; Legal Proceedings...........................................................   37
         5.11. Absence Of Certain Changes And Events.............................................................   37
         5.12. Environmental Matters.............................................................................   38
         5.13. Labor Laws; Compliance............................................................................   38
         5.14. Certain Payments..................................................................................   39
         5.15. Disclosure........................................................................................   39
         5.16. Brokers Or Finders................................................................................   39
         5.17. Bancshares Ownership of Stock.....................................................................   39


6. COVENANTS PRIOR TO CLOSING DATE...............................................................................   40
         6.1. Access And Investigation...........................................................................   40
         6.2. Operation Of Navarre's Businesses..................................................................   40
         6.3. Negative Covenant..................................................................................   41
         6.4. Required Approvals.................................................................................   41
         6.5. Notification.......................................................................................   41
         6.6. Acquisition Proposals..............................................................................   42
         6.7. Registration Statement; Proxy Statement-Prospectus.................................................   42
         6.8. Director Nominees..................................................................................   43
         6.9. Advisory Board.....................................................................................   43
         6.10. Accounting and Tax Treatment......................................................................   43
         6.11. Affiliates Compliance with The Securities Act.....................................................   44
         6.12. Directors and Officers Insurance..................................................................   44
         6.13. Takeover Statutes and Provisions..................................................................   45
         6.14. NASD Listing......................................................................................   45
         6.15. Opportunity of Employment; Benefits and Training..................................................   45
         6.16. The Navarre Name..................................................................................   45
         6.17. Navarre Customers.................................................................................   45
         6.18. Shareholder Approval..............................................................................   46
         6.19. Dividends.........................................................................................   46
         6.20. Environmental Survey..............................................................................   46
         6.21. Large Deposits....................................................................................   47

         6.22. Best Efforts......................................................................................   47
         6.23. Navarre Retirement Plans..........................................................................   47


7. CONDITIONS PRECEDENT TO BANCSHARES' OBLIGATION TO CLOSE.......................................................   47
         7.1. Accuracy Of Representations........................................................................   47
         7.2. Navarre's Performance..............................................................................   48
         7.3. Consents...........................................................................................   48
         7.4. Additional Documents...............................................................................   48
         7.5. No Proceedings.....................................................................................   48
         7.6. No Prohibition.....................................................................................   49
         7.7. Registration Statement.............................................................................   49
         7.8. Blue Sky Approvals.................................................................................   49
         7.9. Bancshares Common Stock Closing Price..............................................................   49
         7.10. Treasury Shares and Dissenters' Rights............................................................   49
         7.11. Board and Shareholder Approval....................................................................   49
         7.12. Accounting Treatment..............................................................................   50
         7.13. Large Deposits....................................................................................   50


8. CONDITIONS PRECEDENT TO NAVARRE'S OBLIGATION TO CLOSE.........................................................   50
         8.1. Accuracy Of Representations........................................................................   50
         8.2. Bancshares' Performance............................................................................   50
         8.3. Consents...........................................................................................   51
         8.4. Additional Documents...............................................................................   51
         8.5. No Proceedings.....................................................................................   51
         8.6. No Prohibition.....................................................................................   51
         8.7. Shareholder Approval...............................................................................   52
         8.8. Registration Statement.............................................................................   52
         8.9. Blue Sky Approvals.................................................................................   52
         8.10. Listing...........................................................................................   52
         8.11. Tax and Accounting Opinions.......................................................................   52
         8.12. Bancshares Common Stock Closing Price.............................................................   53
         8.13. Fairness Opinion..................................................................................   53


9. CLOSING.......................................................................................................   53
         9.1. Date and Place.....................................................................................   53
         9.2. Deliveries by Navarre..............................................................................   53
         9.3. Deliveries by Bancshares...........................................................................   54
         9.4. Effectiveness of Closing...........................................................................   55


10. TERMINATION..................................................................................................   55
         10.1. Termination Events................................................................................   55
         10.2. Effect Of Termination.............................................................................   56
         10.3. Liabilities Upon Termination......................................................................   56

11. GENERAL PROVISIONS...........................................................................................   56
         11.1. Expenses..........................................................................................   56
         11.2. Public Announcements..............................................................................   57
         11.3. Confidentiality...................................................................................   57
         11.4. Non-Survival of Representations, Warranties.......................................................   57
         11.5. Notices...........................................................................................   58
         11.6. Jurisdiction; Service Of Process..................................................................   58
         11.7. Further Assurances................................................................................   59
         11.8. Waiver............................................................................................   59
         11.9. Entire Agreement And Modification.................................................................   59
         11.10. Disclosure Letters...............................................................................   59
         11.11. Assignments, Successors, And No Third-Party Rights...............................................   60
         11.12. Severability.....................................................................................   60
         11.13. Section Headings, Construction...................................................................   61
         11.14. Certain Obligations of Bancshares................................................................   61
         11.15. Governing Law....................................................................................   61
         11.16. Counterparts.....................................................................................   61

                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER (this "Agreement"), dated as of April 4, 1996, is by and among Citizens Bancshares, Inc., an Ohio corporation ("Bancshares"), The Citizens Banking Company, an Ohio corporation and wholly-owned subsidiary of Bancshares ("Citizens"), and The Navarre Deposit Bank Company, an Ohio corporation ("Navarre").


                              W I T N E S S E T H :

         WHEREAS, the parties hereto intend to effect the merger ("Merger") of Navarre with and into Citizens with Citizens being the corporation surviving the Merger, in accordance with the provisions of the Ohio General Corporation Law as set forth in Chapter 1701 and the Bank Reorganization Law as set forth in Chapter 1121 of the Ohio Revised Code ("ORC"); and

         WHEREAS, the parties hereto intend for the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the IRC and to be accounted for as a pooling-of-interests; and

         WHEREAS, the respective Boards of Directors of Bancshares, Citizens and Navarre have determined that this Agreement is desirable and in the best interests of Bancshares, Citizens and Navarre, as the case may be, and their respective shareholders, and have each duly approved this Agreement upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:


1. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"APPLICABLE CONTRACT"--any Contract (a) under which Bancshares or Navarre has or may acquire any rights, (b) under which Bancshares or Navarre has or may become subject to any obligation or liability, or (c) by which Bancshares or Navarre or any of the assets owned or used by them is or may become bound.

"AVERAGE CLOSING PRICE" -- the arithmetic mean of the Nasdaq National Market Closing Prices for the twenty (20) trading days immediately preceding the tenth
(10th) trading day prior to the Closing Date.

"BALANCE SHEET" AND "BANCSHARES BALANCE SHEET"--as defined in Sections 4.4 and
5.4 respectively.

"BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"CLOSING"--as defined in Section 9.1.

"CLOSING DATE"--the date and time as of which the Closing actually takes place.

"CLOSING PRICE" -- the price per share of the last sale of Bancshares Common Shares reported on the Nasdaq National Market at the close of the trading day by the National Association of Securities Dealers, Inc.

"CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

(a)      the Merger of Navarre into Citizens;

(b) the performance by Navarre and Bancshares of their respective covenants and obligations under this Agreement; and

(c) the issuance of the Bancshares Common Shares to the Navarre shareholders pursuant to the Merger.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"DISCLOSURE LETTERS"--the disclosure letters delivered concurrently with the execution and delivery of this Agreement.

"ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses and related attorney fees arising under Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)      protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"FACILITIES"--any real property, leaseholds, or other interests (other than interests as a mortgagee) currently or formerly owned or operated by Navarre or Bancshares, as the context requires, and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by Navarre or Bancshares, as the context requires, other than real estate or personal property owned through foreclosure or deed in lieu of foreclosure.

"GAAP"--generally accepted accounting principles, applied on a basis consistent with the basis on which the Balance Sheet, the Bancshares Balance Sheet and the other financial statements referred to in Sections 4.4 and 5.4 were prepared.

"GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY"--any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)      federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)      multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or Navarre or Bancshares.

"HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INSTITUTION AFFILIATED PARTY" -- as defined in 12 U.S.C. Section 1813(u).

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a)      such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator, including without limitation any stipulation, net worth maintenance agreement, capital directive or memorandum of understanding with any Governmental Body, any "written agreement" or "condition imposed in writing" within the meaning of 12 U.S.C. Section 1818, or any Order issued under 12 U.S.C. Section 1818.

 "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PLAN"--as defined in Section 4.12.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator, including without limitation any request by a Governmental Body for consent to any Order.

"RELATED PERSON"--with respect to a particular individual:

(a)      each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

             With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)      any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)      any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)      any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Bancshares.

"TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.


2. THE MERGER

         2.1. THE MERGER

         At the Effective Time (as defined in Section 2.2 hereof), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the ORC, Navarre shall be merged with and into Citizens, whereupon the separate corporate existence of Navarre (except insofar as it may be continued by applicable law) shall cease and Citizens shall be the surviving corporation ("Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Ohio.


         2.2. EFFECTIVE TIME

         As soon as practicable after each of the conditions set forth in Sections 7 and 8 hereof have been satisfied or waived the parties hereto shall cause the Merger to be consummated by signing and filing with the Superintendent of Banks an agreement of merger in accordance with the provisions of

Section 1121.04 of the ORC and with the Secretary of the State of Ohio a certificate of merger in accordance with the provisions of Section 1701.81 of the ORC ("Certificate of Merger"). The Merger shall become effective on the date and at the time when the Certificate of Merger has been filed with the Secretary of State of the State of Ohio or at such later date and time specified in the Certificate of Merger as agreed to by the parties hereto. The date and time at which the Merger becomes effective is herein referred to as the "Effective Time."


         2.3. EFFECTS OF MERGER

         The Merger shall have the effects set forth in Section 1121.06 of the ORC. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall succeed to, possess and be vested in all of the properties, rights, privileges, powers and franchises of Navarre and Citizens, and shall be subject to all of the debts, liabilities, restrictions, disabilities and duties of Navarre and Citizens.


         2.4. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

         The Articles of Incorporation of Citizens, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.


         2.5. CODE OF REGULATIONS OF THE SURVIVING CORPORATION

         The Code of Regulations of Citizens, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation, until amended in accordance with the provisions thereof and applicable law.


         2.6. DIRECTORS AND OFFICERS

         The directors and officers of Citizens immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office until his respective successor is duly elected or appointed and qualified in accordance with the provisions of the Articles of Incorporation and Code of Regulations of the Surviving Corporation and of applicable law, or until his earlier death, resignation or removal.


         2.7. TAX AND ACCOUNTING CONSEQUENCES

         The parties hereto intend for the Merger (a) to constitute a tax-free "reorganization" within the meaning of Section 368(a) of the IRC, and (b) to qualify for a "pooling-of-interests" in accordance with GAAP.

         2.8. FURTHER ASSURANCES

         If, at any time after the Effective Time, any further action is necessary, convenient or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the full right, title, interest and possession of all assets, properties, rights, privileges, powers and franchises of Navarre and Citizens or to otherwise carry out the provisions of this Agreement, the officers and directors of Navarre and Citizens are fully authorized in the names of and on behalf of their respective corporations or otherwise to take all such lawful actions including, without limitation, the execution, delivery and filing of all deeds, bills of sale, assignments, assurances, and other documents, instruments and agreements as may be necessary, convenient or desirable to effect the same.


3. STATUS AND CONVERSION OF SECURITIES

         3.1. CONVERSION OF SECURITIES

         At the Effective Time, by virtue of the Merger and without any action on the part of Bancshares, Citizens, Navarre or the holder of any of the following securities:

(a) Navarre Common Stock. Each share of common stock, par value $5.00 per share, of Navarre ("Navarre Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted, subject to Section 3.2 into the right to receive duly authorized, validly issued, fully paid and non-assessable common stock, without par value, of Bancshares ("Bancshares Common Stock") having an aggregate value of $15,646,000. On a per share basis for each share of Navarre Common Stock, the merger price equals $55.8786 per share in Bancshares Common Stock. Subject to the following limitations, the exchange ratio shall be determined by dividing $55.8786 by the Average Closing Price (the "Exchange Ratio"). The number of shares of Bancshares Common Stock issuable to holders of Navarre Common Shares will adjust based upon changes in the Average Closing Price; provided, however, that in no event will the Exchange Ratio with respect to the conversion of Navarre Common Shares be greater than 2.10 or less than 1.70. All such shares of Navarre Common Stock shall no longer be outstanding, shall be cancelled and Navarre shall cease to exist, and certificates previously representing any such shares shall thereafter represent the right to receive, upon the surrender of such certificates and in accordance with the provisions of
         Section 3.2 certificates representing such number of whole shares of Bancshares Common Stock into which such Navarre Common Shares were converted in accordance with the Exchange Ratio. The holders of such certificates previously evidencing such share of Navarre Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to any shares of Navarre Common Stock except as otherwise provided herein or by law.

(b) Navarre Treasury Stock. Each share of Navarre Common Stock held in Navarre's treasury or owned by Bancshares or any Subsidiary of Bancshares shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c) Citizens Common Stock. All shares of Citizens Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unimpaired by the Merger.

(d) Changes in Bancshares Common Shares. If between the date of this Agreement and the Effective Time, the shares of Bancshares Common Stock shall be changed into a different number of shares or a different class or a different type of security by reason of any reclassification, recapitalization, pro rata rights offering, subdivision, split, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio shall be adjusted appropriately to preserve the aggregate consideration to be exchanged for the shares of Navarre Common Stock.


         3.2. EXCHANGE OF CERTIFICATES

(a) Appointment of Exchange Agent. Bancshares shall act as exchange agent ("Exchange Agent") for holders of Navarre Common Stock to effect the exchange of their shares as provided for herein. At or prior to the Effective Time, Bancshares shall make available to Bancshares as the Exchange Agent the shares of Bancshares Common Stock to which holders of Navarre Common Stock shall be entitled pursuant to Section 3.1 hereof.

(b) Exchange Procedures. At the time the Proxy Statement-Prospectus is mailed, Bancshares shall mail, to each holder of record of a certificate ("Old Certificate") which immediately prior to the Effective Time represented outstanding shares of Navarre Common Stock, a letter of transmittal mutually acceptable to Bancshares and Navarre containing instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing shares of Bancshares Common Stock ("New Certificates"). Risk of loss and title to the Old Certificates shall pass only upon proper delivery of the Old Certificates and the letter of transmittal to the Exchange Agent. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Old Certificate shall be entitled to receive in exchange therefor one or more New Certificates, representing the whole number of shares of Bancshares Common Stock which such holder has the right to receive pursuant to Section 3.1 hereof, and the Old Certificate so surrendered shall be cancelled. Until so surrendered, each outstanding Old Certificate shall be deemed from and after the Effective Time for all purposes to represent only the right to receive upon such surrender a New Certificate representing the number of whole shares of Bancshares Common Stock into which the shares of Navarre Common Stock theretofore represented by the Old Certificate shall have been converted and cash in lieu of any fractional shares in accordance with the provisions of Sections 3.1 and 3.3 hereof.

(c) Special Issuance or Delivery. If any New Certificate is to be issued in a name or delivered to a person other than the registered holder of the Old Certificate surrendered in exchange therefor, it shall be a condition to such exchange that the Old Certificate shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required as a result of the issuance in a name or delivery to a person other than the registered holder or shall establish to the satisfaction of Exchange Agent that such has been paid or is not applicable.

(d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions, if any, payable to the holders of record of Bancshares Common Stock as of any date subsequent to the Effective Time shall be paid to any holder of any outstanding Old Certificate until the holder thereof surrenders such Old Certificate as provided herein, subject to applicable law. Subject to applicable law, following surrender of any such Old Certificates, there shall be paid to the record holders of the New Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends and other distributions, if any, with a record date after the Effective Time, theretofore payable with respect to the shares of Bancshares Common Stock represented thereby and not previously paid. Subject to applicable law, no holder of an unsurrendered Old Certificate shall be entitled, until the surrender of such certificate, to vote the shares of Bancshares Common Stock into which such holder's Navarre Common Stock is convertible pursuant to Section 3.1 hereof or to exercise any of the other rights of a holder of Bancshares Common Stock.

(e) Termination of Exchange Agent; No Liability. Neither Bancshares nor the Surviving Corporation shall be liable to any holder of Navarre Common Stock for any shares of Bancshares Common Stock (or dividends or distributions with respect thereto) properly delivered to a public official pursuant to any abandoned property, escheat or similar laws.

(f) Lost, Stolen and Destroyed Certificates. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation or the Exchange Agent, the providing of indemnification by such person or a bond in such reasonable amount as the Surviving Corporation or Exchange Agent may direct as indemnity against any claim that may be made against it with respect to the Old Certificates, the Exchange Agent shall, in exchange for such lost, stolen or destroyed Old Certificate, issue the shares of Bancshares Common Stock and cash in lieu of fractional shares (and any dividends or distributions with respect thereto as provided in (d) above) deliverable in respect thereof in accordance with the provisions of
         Section 3.1 hereof.

(g) No Further Transfers. At and after the Effective Time, the share transfer books of Navarre shall be closed and there shall be no further registration of transfers of shares of Navarre Common Stock thereafter on the stock transfer books of Navarre. If, after the Effective Time, certificates are presented to the Exchange Agent or the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 3.

         3.3. FRACTIONAL SHARES

         Notwithstanding any provision of Section 3.1 hereof to the contrary, no fractional shares of Bancshares Common Stock shall be issued pursuant to Section
3.1 hereof, but in lieu thereof, each holder of Navarre Common Stock who, except for the provisions of this Section 3.3, would be entitled to receive a fractional share of Bancshares Common Stock shall, upon surrender of the certificate or certificates representing shares of Navarre Common Stock, be entitled to receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the Average Closing Price of Bancshares Common Stock.


         3.4. DISSENTING SHARES

         Notwithstanding any provision of Section 3.1 hereof to the contrary, shares of Navarre Common Stock which are held by holders of such shares who have not voted in favor of the Merger and who have delivered a written demand for purchase of such shares in the manner provided in Sections 1121.09 and 1701.85 of the ORC ("Dissenting Shares") shall not be converted into or exchanged for or represent the right to receive any shares of Bancshares Common Stock, unless such holder fails to perfect or effectively withdraws or loses such rights to payment. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses such right to payment, then such Dissenting Shares shall thereupon be deemed to have been converted into and exchanged pursuant to Section 3.1 hereof, as of the Effective Time, for the right to receive shares of Bancshares Common Stock issued in the Merger to which the holder of such shares of Navarre Common Stock is entitled, without any interest thereon. Navarre and Citizens shall give Bancshares prompt notice of any demands received for purchase of shares of Navarre Common Stock, and Bancshares shall have the right to participate in all negotiations and proceedings with respect to such demands. Navarre shall not, except with the prior written consent of Bancshares, make any payment with respect to, or settle or offer to settle, any such demands.


         3.5. NO FURTHER OWNERSHIP RIGHTS IN NAVARRE COMMON STOCK

         All shares of Bancshares Common Stock issued upon the surrender for exchange of shares of Navarre Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Navarre Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with the record date prior to the Effective Time which may have been declared or made by Navarre on such shares of Navarre Common Stock prior to the date hereof, which remain unpaid at the Effective Time.


4. REPRESENTATIONS AND WARRANTIES OF NAVARRE

         Navarre represents and warrants to Bancshares as follows:

         4.1. Organization And Good Standing

(a) Part 4.1 of the Disclosure Letter contains Navarre's jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Navarre is a corporation duly organized, validly existing, and in good standing under the laws of Ohio, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.

(b) Navarre has delivered to Bancshares copies of its Organizational Documents, as currently in effect.


         4.2. AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Navarre, enforceable against Navarre in accordance with its terms. Navarre has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to the required approval of the Navarre shareholders and the required approval of Governmental Bodies, to perform its obligations under this Agreement.

(b) Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Navarre, or (B) any resolution adopted by the board of directors or the shareholders of Navarre;

         (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Navarre or any of the assets owned or used by Navarre may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Navarre or that otherwise relates to the business of, or any of the assets owned or used by Navarre;

         (iv) cause Navarre to become subject to, or to become liable for the payment of, any Tax;

         (v) cause any of the assets owned by Navarre to be reassessed or revalued by any taxing authority or other Governmental Body;

         (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Navarre.

         Except for the Board of Governors of the Federal Reserve System, the FDIC, the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans, the Securities and Exchange Commission and the Navarre shareholders, Navarre is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.


         4.3. CAPITALIZATION

         The authorized equity securities of Navarre consist of 280,000 shares of common stock, par value $5.00 per share, of which 280,000 shares are issued and outstanding. All of the outstanding Navarre Common Stock has been duly authorized and validly issued and is fully paid. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Navarre. None of the Navarre Common Stock was issued in violation of the Securities Act or any other Legal Requirement. Navarre does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business other than pledges of securities taken in Navarre's Ordinary Course of Business as a lender.


         4.4. FINANCIAL STATEMENTS

         Navarre has delivered to Bancshares: (a) balance sheets of Navarre as at December 31 in each of the years 1993 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for each of the fiscal years then ended, together with the report thereon of Robb, Dixon, Frances, Davis, Oneson & Company, independent certified public accountants; (b) a consolidated balance sheet of Navarre as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Robb, Dixon, Frances, Davis, Oneson & Company, independent certified public accountants; and (c) financial statements for the months of January and February 1996 included in Navarre's monthly report to its directors. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Navarre as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP subject, in the case of the monthly financial statements, to normal recurring year-end adjustments and the absence of Notes. The financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Navarre are required by GAAP to be included in the financial statements of Navarre.


         4.5. CONDITION OF ASSETS

         All of the assets necessary for the conduct of the business (whether real or personal, owned or leased) of Navarre have been well maintained and are in normal operating condition, free from defects other than normal wear and tear and such minor defects as do not interfere with the continued use thereof in the conduct of normal operations.


         4.6. TITLE TO PROPERTIES; ENCUMBRANCES

         Part 4.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Navarre. Navarre made available to Bancshares copies of the deeds and other instruments (as recorded) by which Navarre acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Navarre and relating to such property or interests. Navarre owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Navarre or reflected as owned in the books and records of Navarre, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 4.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Navarre since the date of the Balance Sheet, which subsequently purchased or acquired properties and assets (other than short-term investments) are listed in Part 4.6 of the Disclosure Letter. Each property and asset reflected in the Balance Sheet having a fair market value of at least $10,000 is free and clear of all Encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Navarre, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Navarre lie wholly within the boundaries of the real property owned by Navarre and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.


         4.7. INSURANCE OF DEPOSITS

         The deposits of Navarre are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act ("FDIA"). Navarre has paid all assessments and filed all reports required under the FDIA.


         4.8. LOANS AND INVESTMENTS

         To Navarre's Knowledge, all loans and leases made or purchased by Navarre that are reflected on the Balance Sheet or on the accounting records of Navarre as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Navarre in the Ordinary Course of Business and no loan with a principal balance in excess of $25,000 is subject to any defense or counterclaim. Unless paid prior to the Closing Date, the Loans, on an aggregate basis, are collectible net of the aggregate reserves shown on the Balance Sheet of Navarre as of its date and the Closing Date, as applicable (which reserves are adequate and calculated in a manner consistent with past practice.) There is no contest or claim under any Loan relating to the amount or validity of such Loan which Loans are in the aggregate material to the business or financial condition of Navarre. Except as set forth in Part 4.8 of the Disclosure Letter, there are no loans of Navarre, the present principal balance of which is in excess of $10,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of December 31, 1995. Except for pledges to secure public and trust deposits, none of the investments reflected in the Balance Sheet under the heading "Investment Securities," and none of the investments made by Navarre since December 31, 1995, is subject to any restriction, whether contractual or statutory, which impairs the ability of Navarre freely to dispose of such investment at any time. Except as set forth in Part 4.8 of the Disclosure Letter, Navarre is not a party to any repurchase agreement. Part 4.8 of the Disclosure Letter contains a list of all securities held by Navarre, delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.


         4.9. NO UNDISCLOSED LIABILITIES

         Except as set forth in Part 4.9 of the Disclosure Letter, Navarre has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.


         4.10. TAXES

(a) Navarre has filed or caused to be filed (on a timely basis since 1992) all Tax Returns that are or were required to be filed by it, pursuant to applicable Legal Requirements. Navarre has made available to Bancshares copies of, and Part 4.10 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since 1992. Navarre has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Navarre, except such Taxes, if any, as are listed in Part 4.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

(b) The United States federal and state income Tax Returns of Navarre have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1992. Part 4.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 4.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 4.10 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by Navarre for all taxable years since 1992, and the resulting deficiencies proposed by the IRS. Except as described in Part 4.10 of the Disclosure Letter, Navarre has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of Navarre or for which Navarre may be liable.

(c) The charges, accruals, and reserves with respect to taxes on the books of Navarre are adequate (determined in accordance with GAAP) and are at least equal to Navarre's liability for Taxes. There exists no proposed tax assessment against Navarre except as disclosed in the Balance Sheet or in Part 4.10 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Navarre. All Taxes that Navarre is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d) All Tax Returns filed by Navarre are true, correct, and complete. There is no tax sharing agreement that will require any payment by Navarre after the date of this Agreement.

         4.11. NO MATERIAL ADVERSE CHANGE

         To Navarre's Knowledge, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Navarre, and no event has occurred or circumstance exists that may result in such a material adverse change.


         4.12. EMPLOYEE BENEFITS

(a) As used in this Section 4.12, the following terms have the meanings set forth below.

"Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Navarre or an ERISA Affiliate of Navarre.

"Company Plan" means all Plans of which Navarre or an ERISA Affiliate of Navarre is or was a Plan Sponsor, or to which Navarre or an ERISA Affiliate of Navarre otherwise contributes or has contributed, or in which Navarre or an ERISA Affiliate of Navarre otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Pension Plan" has the meaning given in ERISA Section 3(2)(A).

"Plan" has the meaning given in ERISA Section 3(3).

"Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

"Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

"Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

"Welfare Plan" has the meaning given in ERISA Section 3(1).

(b)(i) Part 4.12(b)(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, or (C) Title IV Plans.

(ii) Part 4.12(b)(ii) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan that is not subject to the disclosure and reporting requirements of ERISA.

(c) Navarre has delivered to Bancshares, or will deliver to Bancshares within ten days of the date of this Agreement:

(i) all documents that set forth the terms of each Company Plan, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Navarre is required to prepare, file, and distribute plan descriptions and summary plan descriptions;

(ii) all personnel, payroll, and employment manuals and policies;

(iii) all registration statements filed with respect to any Company Plan;

(iv) all insurance policies purchased by or to provide benefits under any Company Plan;

(v) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan;

(vi) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan;

(vii) all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

(viii) the Form 5500 filed in the three (3) most recent plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

(ix) with respect to Qualified Plans, the most recent determination letter for each Plan of Navarre that is a Qualified Plan; and

(x) with respect to Title IV Plans, the Form PBGC-1 filed for the most recent plan year.

(d) Except as set forth in Part 4.12(d) of the Disclosure Letter:

         (i) Navarre has performed all of its obligations under all Company Plans. Navarre has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans that have accrued but are not due.

         (ii) Navarre, with respect to all Company Plans is, and each Company Plan has been, since its inception and is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.12.

                  (A) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                  (B) Navarre has no liability to the IRS or to any other government agency or to any participant or former participant with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                  (C) Navarre has no liability to the PBGC with respect to any Plan or has any liability under ERISA Section 502 or Section 4071.

                  (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                  (E) All contributions and payments (past and current) made or accrued with respect to all Company Plans have been and are timely made and deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

         (iii) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

         (iv) Since December 31, 1995, there has been no establishment or amendment of any Company Plan.

         (v) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured.

         (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan is pending or, to Navarre's Knowledge, is Threatened.

         (vii) Each Qualified Plan of Navarre is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a).

         (viii) Navarre has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC
                  Section 412.

         (ix) Navarre has not filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

         (x) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or IRC Section 401(a)(29).

         (xi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

         (xii) The actuarial report for each Pension Plan of Navarre fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

         (xiii) Since the last valuation date for each Pension Plan of Navarre, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

         (xiv) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

         (xv) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, Navarre does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

         (xvi) Navarre has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

         (xvii) Navarre has complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

         (xviii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

         (xix) The plan assets of each Company Plan are sufficient to provide all Accrued Benefits or benefits promised under the terms and conditions of the Plan. In addition, the Plan assets of the Navarre Deposit Bank Company Defined Benefit Pension Plan are sufficient to provide all Accrued Benefits, as that term is defined in the Company Plan, of the Plan either by (a) purchase of annuity contracts; or (b) by any other method of providing such Accrued Benefits that is in full conformity with the applicable provisions of the IRC and which is acceptable under relevant PBGC regulations.

         (xx) Any notices required by ERISA or the IRC or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to each Company Plan have been appropriately given.

         (xxi) All accrued contributions for each Company Plan for all periods ending prior to closing (including periods from the first day of the current Plan Year to closing) will be made to each Company Plan prior to closing by Navarre.

         (xxii)   Navarre has no Knowledge of any liability under Title IV of
                  ERISA: (i) attributable to the termination or partial termination on or before the Closing Date of any "Single Employer Plan" (as defined in Section 4001(a)(15) of ERISA); or (ii) for any unpaid premiums under Section 4007 of ERISA. In addition, the PBGC has not instituted or threatened to institute a proceeding to terminate any Company Plan pursuant to ERISA.

         (xxiii) Each Qualified Plan, from its inception, has been determined by the Internal Revenue Service to be qualified under IRC
                  Section 401(a) and has been administered in all respects in accordance with IRC Sections 401, 402(f), 410, 411, 414, 415, 416 and 417 and the rulings and regulations issued thereunder; and nothing has occurred prior to the closing that could reasonably be expected to cause the IRS to revoke such determination or that it would adversely affect the continued qualified status of such Plan under the appropriate provisions of the IRC.


         4.13. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Except as set forth in Part 4.13 of the Disclosure Letter and except for violations which, either individually or in the aggregate would not have or could not be reasonably expected to have a materially adverse effect on Navarre:

         (i) Navarre is, and at all times since December 31, 1992 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

         (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Navarre of, or a failure on the part of Navarre to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Navarre to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

         (iii) Navarre has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person except for Reports of Examination regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Navarre to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

         (iv) Navarre at all times since December 31, 1992, has complied with all applicable "conditions imposed in writing" within the meaning of 12 U.S.C. Section1818 and neither Navarre nor Bancshares has any further obligations under any such condition.

(b) Part 4.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by Navarre or that otherwise relates to the business of, or to any of the assets owned or used by, Navarre. Each Governmental Authorization listed or required to be listed in Part 4.13 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 4.13 of the Disclosure
         Letter:

         (i) Navarre is, and at all times since December 31, 1992 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 4.13 of the Disclosure Letter;

         (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 4.13 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 4.13 of the Disclosure Letter;

         (iii) Navarre has not received, at any time since December 31, 1992, any notice or other communication except for Reports of Examination (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or
                  (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

         (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 4.13 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(c) Navarre possesses all licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Navarre's banking business without material interference or interruption.

         The Governmental Authorizations listed in Part 4.13 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit Navarre to lawfully conduct and operate its business in the manner it currently conducts and operate such business and to permit Navarre to own and use its assets in the manner in which it currently owns and uses such assets.


         4.14. LEGAL PROCEEDINGS; ORDERS

(a) Except as set forth in Part 4.14 of the Disclosure Letter, there is no pending Proceeding:

         (i) that has been commenced by or against Navarre or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Navarre; or

         (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Navarre, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Navarre has delivered to Bancshares copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 4.14 of the Disclosure Letter. To the Knowledge of Navarre, none of the Proceedings listed in Part 4.14 of the Disclosure Letter will have a material adverse effect on the business, operations, assets, condition, or prospects of Navarre.

(b)      Except as set forth in Part 4.14 of the Disclosure Letter:

         (i) there is no Order to which Navarre, or any of the assets owned or used by Navarre, is subject;

         (ii) to the Knowledge of Navarre, no officer, director, agent, or employee of Navarre is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Navarre.

         (iii) there has been no Order under 12 U.S.C. Section 1818 against Navarre or any person who is or has been an Institution Affiliated Party of Navarre.

(c)      Except as set forth in Part 4.14 of the Disclosure Letter:

         (i) Navarre is, and at all times since December 31, 1992 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

         (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Navarre, or any of the assets owned or used by Navarre, is subject; and

         (iii) Navarre has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Navarre, or any of the assets owned or used by Navarre, is or has been subject.


         4.15. ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Part 4.15 of the Disclosure Letter, since the date of the Balance Sheet, Navarre has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) change in Navarre's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Navarre; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Navarre of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)      amendment to the Organizational Documents of Navarre;

(c) payment or increase by Navarre of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Navarre;

(e) damage to or destruction or loss of any asset or property of Navarre, whether or not covered by insurance involving a loss in excess of $1,000;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Navarre of at least $25,000;

(g) sale, lease, or other disposition of any asset or property of Navarre or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Navarre, other than in the Ordinary Course of Business;

(h) cancellation or waiver of any claims or rights with a value to Navarre in excess of $25,000;

(i)      change in the accounting methods used by Navarre; or

(j) agreement, whether oral or written, by Navarre to do any of the foregoing.


         4.16. CONTRACTS; NO DEFAULTS

(a) Part 4.16(a) of the Disclosure Letter contains a complete and accurate list, and Navarre has delivered to Bancshares true and complete copies, of:

         (i) each Applicable Contract that involves performance of services by Navarre of an amount or value in excess of $25,000;

         (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to Navarre of an amount or value in excess of $25,000;

         (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Navarre in excess of $15,000;

         (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

         (v) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Navarre with any other Person;

         (vi) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Navarre or any affiliate of Navarre or limit the freedom of Navarre or any affiliate of Navarre to engage in any line of business or to compete with any Person;

         (vii) each power of attorney that is currently effective and outstanding;

         (viii) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Navarre to be responsible for consequential damages;

         (ix) each Applicable Contract for capital expenditures in excess of $25,000;

         (x) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Navarre other than in the Ordinary Course of Business; and

         (xi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         Part 4.16 (a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Navarre under the Contracts, and Navarre's office where details relating to the Contracts are located.

(b)      Except as set forth in Part 4.16 (b) of the Disclosure Letter:

         (i) to the Knowledge of Navarre, no officer, director, agent, employee, consultant, or contractor of Navarre is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of Navarre.

(c) Except as set forth in Part 4.16 (c) of the Disclosure Letter, each Contract identified or required to be identified in Part 4.16 (a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except with respect to Loans and leases in the Ordinary Course of Business and except as set forth in Part 4.16 (d) of the Disclosure
         Letter:

         (i) Navarre is, and at all times since December 31, 1992 has been, in full compliance with all applicable terms and requirements of each Contract under which Navarre has or had any obligation or liability or by which Navarre or any of the assets owned or used by Navarre is or was bound;

         (ii) each other Person that has or had any obligation or liability under any Contract under which Navarre has or had any rights is, and at all times since December 31, 1992 has been, in full compliance with all applicable terms and requirements of such Contract;

         (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Navarre or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

         (iv) Navarre has not given to or received from any other Person, at any time since December 31, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e) Except with respect to Loans and leases in the Ordinary Course of Business there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Navarre under current or completed Contracts with any Person and, to the Knowledge of Navarre, no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the provision of services by Navarre have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.


         4.17. INSURANCE

(a)      Navarre has delivered to Bancshares:

         (i) true and complete copies of all policies of insurance to which Navarre is a party or under which Navarre, or any director of Navarre, is or has been covered at any time within the three years preceding the date of this Agreement;

         (ii) true and complete copies of all pending applications for policies of insurance; and

         (iii) any statement by the auditor of Navarre's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b)      Part 4.17(b) of the Disclosure Letter describes:

         (i) any self-insurance arrangement by or affecting Navarre, including any reserves established thereunder;

         (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Navarre; and

         (iii) all obligations of Navarre to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c)      Except as set forth on Part 4.17(c) of the Disclosure Letter:

         (i) All policies to which Navarre is a party or that provide coverage to Navarre, or any director or officer of Navarre:

                           a)       are valid, outstanding, and enforceable;

                           b) are issued by an insurer that is financially sound and reputable;

                           c) taken together, provide adequate insurance coverage for the assets and the operations of Navarre for all risks normally insured against by a Person carrying on the same business as Navarre;

                           d) are sufficient for compliance with all Legal Requirements and Contracts to which Navarre is a party or by which it is bound;

                           e) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                           f) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Navarre.

         (ii) Navarre has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (iii) Navarre has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which Navarre is a party or that provides coverage to Navarre or any director thereof.

         (iv) Navarre has given notice to the insurer of all claims that may be insured thereby.


         4.18. ENVIRONMENTAL MATTERS

         Except as set forth in Part 4.18 of the Disclosure Letter:

a) Navarre is, and at all times has been, in material compliance with, and has not been and is not in material violation of or materially liable under, any Environmental Law. Navarre has not received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or
         (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities in which Navarre has an interest, or with respect to any Facility at or to which

         Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Navarre, or any Facility from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities.

c) Navarre has no Knowledge of, nor has any basis to expect it has received, any citation, directive, inquiry, notice, Order, summons, or warning, or other written communication from a Government Body that relates to Hazardous Activity or Hazardous Materials with respect to the Facilities or any alleged, actual, or potential violation or failure to comply with any Environmental Law, with respect to the Facilities or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities.

d) To the Knowledge of Navarre, Navarre has no Environmental, Health, and Safety Liabilities with respect to the Facilities.

e) There are no Hazardous Materials present on or in the Environment at the Facilities in material violation of any applicable Environmental Law including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Navarre has not permitted or conducted, or to its Knowledge, is aware of, any Hazardous Activity conducted with respect to the Facilities except in material compliance with all applicable Environmental Laws.

f) There has been no Release, or Threat of Release, of any Hazardous Materials at or from the Facilities.


         4.19. LABOR LAWS; COMPLIANCE

         Navarre has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Navarre is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         4.20. CERTAIN PAYMENTS

         Since December 31, 1992, neither Navarre nor any director or officer of Navarre, or to Navarre's Knowledge any other Person associated with or acting for or on behalf of Navarre, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Navarre or any affiliate of Navarre, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Navarre.


         4.21. DISCLOSURE

(a) No representation or warranty of Navarre in this Agreement and no statement in the Disclosure Letter or the Registration Statement or applications to or filings with Governmental Bodies related to the Merger omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b) No notice given by Navarre pursuant to Section 6.5 or the Registration Statement or applications to or filings with Governmental Bodies related to the Merger will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c) There is no fact known to Navarre that has specific application to Navarre (other than general economic or industry conditions) and that materially adversely affects or, as far as Navarre can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of Navarre (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.


         4.22. BROKERS OR FINDERS

         Except for fees paid and payable to McDonald & Company Securities, Inc. in an amount heretofore disclosed to Bancshares and usual, customary and reasonable attorney's and accountant's fees, Navarre has not paid and will not become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

         4.23. NAVARRE OWNERSHIP OF STOCK

         Neither Navarre nor, to its Knowledge, any of its Related Persons (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case Bancshares Common Stock (other than Bancshares Common Stock held in a fiduciary, trust, custodial or agency capacity) which in the aggregate represent 1% or more of the outstanding Bancshares Common Stock.


         4.24. VOTE REQUIRED

         The affirmative vote of the holders of two-thirds of the outstanding shares of Navarre Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.


5. REPRESENTATIONS AND WARRANTIES OF BANCSHARES

         Bancshares represent and warrant to Navarre as follows with references to Bancshares in this Section deemed to include its Subsidiaries unless the context otherwise requires:

         5.1. ORGANIZATION AND GOOD STANDING

         Bancshares and Citizens are incorporated under the laws of the State of Ohio. Bancshares and Citizens are corporations duly organized, validly existing, and in good standing under the laws of Ohio, with full corporate power and authority to conduct their business as it is now being conducted and to own or use the properties and assets that they purport to own or use.

(a) Bancshares and Citizens have delivered to Navarre copies of their Organizational Documents, as currently in effect.

         5.2. AUTHORITY; NO CONFLICT

a) This Agreement constitutes the legal, valid, and binding obligation of Bancshares and Citizens, enforceable against Bancshares and Citizens in accordance with its terms. Bancshares and Citizens have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to the required approval of Governmental Bodies, to perform their obligations under this Agreement.

b) Except as set forth in Part 5.2 of the Bancshares Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Bancshares, or
                  (B) any resolution adopted by the board of directors of Bancshares;

         (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Bancshares or any of the assets owned or used by Bancshares may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Bancshares or that otherwise relates to the business of, or any of the assets owned or used by Bancshares;

         (iv) cause Navarre, Citizens or Bancshares to become subject to, or to become liable for the payment of, any Tax;

         (v) cause any of the assets owned by Bancshares to be reassessed or revalued by any taxing authority or other Governmental Body;

         (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Bancshares.

         Except for the Board of Governors of the Federal Reserve System, the FDIC, the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans and the Securities and Exchange Commission, Bancshares is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.


         5.3. CAPITALIZATION

         The authorized equity securities of Bancshares consist of 12,000,000 shares of common stock, without par value, of which 5,392,871 shares are issued and outstanding and 200,000 shares of serial preferred stock, none of which are issued, outstanding or held in treasury. All of the outstanding Bancshares Common Stock has been, and the Bancshares Common Stock to be issued in the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement and the Bancshares 1995 Non-Statutory Stock Option and
Stock Appreciation Rights Plan, a copy of which has been provided to Navarre, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Bancshares. None of the Bancshares Common Stock was issued in violation of the Securities Act or any other Legal Requirement. Bancshares does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business other than pledges of securities taken in Bancshares' Ordinary Course of Business as a lender.


         5.4. FINANCIAL STATEMENTS

         Bancshares has delivered to Navarre: (a) consolidated balance sheets of Bancshares as at December 31 in each of the years 1991 through 1994, and the related statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Crowe, Chizek and Company, independent certified public accountants; (b) a consolidated balance sheet of Bancshares as at December 31, 1995 (including the notes thereto, the "Bancshares Balance Sheet"), and the related consolidated statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Crowe, Chizek and Company, independent certified public accountants; and (c) will deliver when available quarterly unaudited consolidated balance sheets and related unaudited consolidated statements of income and changes in shareholders equity. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Bancshares as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP subject in the case of the quarterly financial statements to normal recurring year-end adjustments and the absence of Notes. The financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Bancshares and its Subsidiaries are required by GAAP to be included in the financial statements of Bancshares.


         5.5. NO UNDISCLOSED LIABILITIES

         Except as set forth in Part 5.5 of the Bancshares Disclosure Letter, Bancshares has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Bancshares Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.


         5.6. TAXES

a)       Bancshares has filed or caused to be filed (on a timely basis since
         1992) all Tax Returns that are or were required to be filed by it, pursuant to applicable Legal Requirements.

b) All Tax Returns filed by (or that include on a consolidated basis) Bancshares are true, correct, and complete. There is no tax sharing agreement that will require any payment by Bancshares after the date of this Agreement.


         5.7. NO MATERIAL ADVERSE CHANGE

         To Bancshares' Knowledge, since the date of the Bancshares Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Bancshares, and no event has occurred or circumstance exists that may result in such a material adverse change.


         5.8. EMPLOYEE PLANS

         To Bancshares' Knowledge, all employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements and all trust agreements related thereto, now in effect and relating to any present or former directors, officers or employees of Bancshares or Bancshares Subsidiaries, whether or nor described in ERISA, are identified in Part 5.8 of the Bancshares Disclosure Letter ("Bancshares Employee Plans"). All of the Bancshares Employee Plans have been maintained, operated and administered in substantial compliance with their terms, and Bancshares, all of Bancshares' Subsidiaries and all of Bancshares' Employee Plans currently comply, and have at all relevant times complied, in all material respects with ERISA, the IRC, and any other applicable laws. Bancshares has previously delivered or made available to Navarre copies of all Bancshares' Employee Plans, in each case as in effect on the date of this Agreement.

         To Bancshares' Knowledge, there is no accumulated funding deficiency (as defined in Section 301 of ERISA and Section 412 of the IRC), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS; neither Bancshares nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to
Section 401(a)(29) of the IRC; the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) as of January 1, 1995 exceeds the value of the "benefit liabilities" within the meaning of
Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof; and no reportable event described in Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred.

         5.9. COMPLIANCE WITH SECURITIES LAWS

         To its Knowledge, Bancshares is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the Contemplated Transactions. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.


         5.10. COMPLIANCE WITH LAWS; LEGAL PROCEEDINGS

         To Bancshares' Knowledge, there are no Proceedings or Orders instituted, pending or Threatened by any state or federal banking agency or any other Proceedings or Orders instituted, pending or Threatened that are reasonably anticipated to have, either individually or in the aggregate, a material adverse effect on the financial condition, results of operations, assets, or business of Bancshares or Citizens. To Bancshares' Knowledge, there is no litigation, proceeding or governmental investigation pending or Threatened (or which Bancshares has any basis to anticipate) which relates to any of the Contemplated Transactions. To its Knowledge, Bancshares has received no written notice of noncompliance with respect to any law, regulation, reporting or licensing requirement or Order applicable to its business or employees, the breach or violation of which would have a material adverse effect on the financial condition or results of operations of Bancshares or Citizens.

         Bancshares has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Bancshares, or any of the assets owned or used by Bancshares, is or has been subject.


         5.11. ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Part 5.11 of the Bancshares Disclosure Letter, since the date of the Bancshares Balance Sheet, Bancshares has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)      change in Bancshares' authorized or issued capital stock;

(b)      amendment to the Organizational Documents of Bancshares or Citizens;

(c) damage to or destruction or loss of any asset or property of Bancshares, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Bancshares, taken as a whole;

(d) sale, lease, or other disposition of any asset or property of Bancshares or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Bancshares with a value in excess of $500,000 other than in the Ordinary Course of Business;

(e) cancellation or waiver of any claims or rights with a value to Bancshares in excess of $500,000;

(f)      material change in the accounting methods used by Bancshares; or

(g) agreement, whether oral or written, by Bancshares to do any of the foregoing.


         5.12. ENVIRONMENTAL MATTERS

         Except as set forth in Part 5.12 of the Bancshares Disclosure Letter:

a) Bancshares is, and at all times has been, in material compliance with, and has not been and is not in material violation of or materially liable under, any Environmental Law with respect to any of its Facilities. Bancshares has not received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of its Facilities, or with respect to any Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Bancshares, or any Facility from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

b) There are no pending or Threatened claims resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities.


         5.13. LABOR LAWS; COMPLIANCE

         Bancshares has complied, in all material respects, with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Bancshares is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         5.14. CERTAIN PAYMENTS

         Since December 31, 1992, neither Bancshares nor any director or officer of Bancshares, or to Bancshares' Knowledge any other Person associated with or acting for or on behalf of Bancshares, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Bancshares or any Affiliate of Bancshares, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Bancshares.


         5.15. DISCLOSURE

(a) No representation or warranty of Bancshares in this Agreement and no statement in the Bancshares Disclosure Letter or the Registration Statement or applications to or filings with Governmental Bodies related to the Merger omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b) No notice given by Bancshares pursuant to Section 6.5, or the Registration Statement or applications to or filings with Governmental Bodies related to the Merger will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c) There is no fact known to Bancshares that has specific application to Bancshares (other than general economic or industry conditions) and that materially adversely affects or, as far as Bancshares can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of Bancshares (on a consolidated basis) that has not been set forth in this Agreement or the Bancshares Disclosure Letter.


         5.16. BROKERS OR FINDERS

         Except as set forth in Part 5.16 of the Bancshares Disclosure Letter, Bancshares has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


         5.17. BANCSHARES OWNERSHIP OF STOCK

         Neither Bancshares nor, to the best of its Knowledge, any of its Related Persons (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case, Navarre

Common Stock (other than Navarre Common Stock held in a fiduciary, trust, custodial or agency capacity by a bank or trust subsidiary of Bancshares) which in the aggregate, represent 1% or more of the outstanding Navarre Common Stock.
6. COVENANTS PRIOR TO CLOSING DATE

         6.1. ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Navarre will and will cause Navarre's Representatives to, (a) afford Bancshares and Bancshares' Representatives full and free access to Navarre's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Bancshares and Bancshares' Representatives with copies of all such contracts, books and records, and other existing documents and data as the other may reasonably request, and (c) furnish Bancshares and Bancshares' Representatives with such additional financial, operating, and other data and information as they may reasonably request.

         Between the date of this Agreement and the Closing Date Bancshares will provide Navarre with all filings made under the Securities Exchange Act of 1934 and will provide reasonable access to Navarre and Navarre's Representatives upon written request to review specific Bancshares documents.


         6.2. OPERATION OF NAVARRE'S BUSINESSES

         Between the date of this Agreement and the Closing Date, Navarre will:

(a)      conduct its business only in the Ordinary Course of Business;

(b) use its Best Efforts to preserve intact the current business organization of Navarre, keep available the services of the current officers, employees, and agents of Navarre, and maintain the relations and good will with customers, landlords, employees, agents, and others having business relationships with them;

(c) confer with Bancshares concerning operational matters of a material nature and will obtain Bancshares' prior written consent before it (i) engages in any lending activities other than in the Ordinary Course of Business; (ii) makes any 1-4 family unit residential real estate loans in excess of $100,000 to any borrower; (iii) makes any consumer installment or construction loans in excess of $30,000 to any borrower;
         (iv) extends any equity lines of credit in excess of $50,000 to any borrower; or (v) makes any commercial loans in excess of $50,000 to any borrower (taking into account existing borrowings but not including renewals.)

(d) otherwise report periodically to Bancshares concerning the status of its business, operations, and finances, including delivery of monthly reports given to Navarre directors.

         6.3. NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Bancshares and Navarre will not, without the prior consent of the other, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.15 or 5.11 is likely to occur.


         6.4. REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Navarre and Bancshares will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under applicable banking law). Between the date of this Agreement and the Closing Date, Navarre and Bancshares will (a) cooperate with respect to all filings that they elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate in obtaining all consents identified in Section 4.2 and Section 5.2 of the Disclosure Letters (including taking all actions required to cause early termination of any applicable waiting period under applicable banking law), and (c) in no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in any filing made with any Governmental Body pursuant to this Section 6.4 made in reliance upon, and in conformity with, written information concerning the other party hereto furnished by such other party specifically for use in such filing. Each party hereto shall advise the other party hereto promptly of the occurrence of any event which makes untrue any statement of a material fact contained in any such filing or any amendment or supplement thereto or that requires the making of a change in any such filing or any amendment or supplement thereto in order to make any material statement therein not misleading.


         6.5. NOTIFICATION

         Between the date of this Agreement and the Closing Date, Navarre and Bancshares each will promptly notify the other in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letters if the Disclosure Letters were dated the date of the occurrence or discovery of any such fact or condition, each of Bancshares and Navarre will promptly deliver to the other a supplement to the Disclosure Letter specifying such change. During the same period, each party will promptly notify the other of the occurrence of any Breach of any covenant of this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Sections 7 or 8 impossible or unlikely.


         6.6. ACQUISITION PROPOSALS

         From and after the date hereof, Navarre will not, directly or indirectly, through any of its officers, directors, employees, agents or advisors or other representatives or consultants, solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person (other than Bancshares) relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, tender offer, consolidation or business combination with, Navarre (an "Acquisition Proposal"); provided, however, that Navarre may furnish information and may consider, evaluate and engage in discussions or negotiations with any person if outside counsel advises Navarre's directors that failure to furnish such information or engage in such discussions or negotiations could involve Navarre's directors in a breach of their fiduciary duties. If the Board of Directors of Navarre receives a request for confidential information from a potential bidder for Navarre and the Board of Directors determines, after consultation with outside counsel, that the Board of Directors has a fiduciary obligation to provide such information to a potential bidder, then Navarre may, subject to a confidentiality agreement substantially similar to that previously executed with Bancshares, provide such potential bidder with access to information regarding Navarre. Navarre shall promptly notify Bancshares, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. Navarre shall keep Bancshares advised of the progress and status of any such proposals or offers. The obligation of the Board of Directors of Navarre to convene a meeting of its shareholders and to recommend the adoption and approval of this Agreement to the shareholders of Navarre shall be subject to the fiduciary duties of the Directors, as determined by the Directors after consultation with their outside counsel, and nothing contained in this Agreement shall prevent the Board of Directors of Navarre from approving or recommending to the shareholders of Navarre any unsolicited offer or proposal by a third party if required in the exercise of their fiduciary duties, as determined by the Directors after consultation with outside counsel.


         6.7. REGISTRATION STATEMENT; PROXY STATEMENT-PROSPECTUS

a) As promptly as practicable after the execution of this Agreement, Bancshares and Navarre shall prepare the Proxy Statement-Prospectus and Bancshares shall file with the Securities and Exchange Commission ("SEC") the Registration Statement and Bancshares shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. Navarre shall mail to its shareholders the Proxy Statement-Prospectus along with Transmittal Letter provided by Bancshares, as Exchange Agent, as soon as practicable after the Registration Statement has become effective.

b) Navarre agrees to promptly furnish to Bancshares all information regarding its assets, properties, business, affairs, operations, condition (financial or otherwise), prospects and corporate organization as shall be required by the rules and regulations under the Securities Act or by the SEC for inclusion in the Registration Statement and shall otherwise assist Bancshares in the preparation and filing of the Registration Statement.

c) Bancshares and Navarre each agree that none of the information supplied by it for inclusion in the Registration Statement shall, at (i) the time of the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, (ii) the date of mailing of the Proxy Statement-Prospectus (or any amendment or supplement thereto) to the shareholders of Navarre, (iii) the time of the Navarre shareholders meeting, and (iv) at the Effective Time, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. If at any time prior to the Effective Time any event or circumstances relating to the parties or any of their respective officers or directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement-Prospectus, the party learning of such discovery shall promptly inform the other party.


         6.8. DIRECTOR NOMINEES

         One member of Navarre's Board of Directors shall have the right to serve on the Board of Directors of Bancshares and one member of Navarre's Board of Directors shall have the right to serve on the Board of Directors of Citizens, each for a three (3) year term. Navarre hereby agrees to cause its Board of Directors to provide Bancshares with nominees, subject to Bancshares' approval, to serve as Directors of Bancshares and Citizens effective at or prior to Bancshares' 1997 annual shareholder meeting.


         6.9. ADVISORY BOARD

         The members of the Board of Directors of Navarre will be given the opportunity to serve on the Stark County Advisory Board for Citizens for a period of five years.


         6.10. ACCOUNTING AND TAX TREATMENT

         Each of the parties hereto agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Bancshares to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the IRC, and each of the parties hereto agree to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Bancshares to treat the Merger as a "pooling-of-interests" for accounting purposes or of the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.


         6.11. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT

a) Within 30 days after the date of this Agreement Navarre shall identify to Bancshares all persons whom it reasonably believes are its "affiliates" as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and/or Accounting Series, Releases 130 and 135, as amended, of the Commission (the "Rule 145 AFFILIATES"). Thereafter and until the Effective Time, Navarre shall identify to Bancshares each additional person whom it reasonably believes to have thereafter become its Rule 145 Affiliate.

b) Navarre shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to clause (a) above to deliver to Bancshares not later than the date on which the Merger is approved, a written agreement, substantially in the form of Exhibit
         6.11. Because the Merger is intended to qualify for "pooling-of-interests" accounting treatment, the shares of Bancshares Common
         Stock received by such Rule 145 Affiliates in the Merger shall not be transferable until such time as financial results covering at least 30 days of post- Merger operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Rule 145 Affiliate has provided the written agreement referred to in this Section, and the certificates representing such shares will bear an appropriate restrictive legend.

         6.12. DIRECTORS AND OFFICERS INSURANCE

         From and after the Effective Time Bancshares or Citizens shall indemnify the officers and directors of Navarre who do not become officers and directors of Bancshares or Citizens to the maximum extent permitted by the Organizational Documents of Bancshares or Citizens for persons who were officers or directors of Bancshares or Citizens.

         For a period of at least three years following the Effective Time, Bancshares shall maintain in effect the current insurance policies maintained by Navarre (or substitute policies with substantially the same coverage and terms) covering Navarre's directors' and officers' liability with respect to claims which arise from factors or events which occurred before the Effective Time. Navarre shall notify Bancshares prior to purchasing or continuing any insurance to cover the matters contained herein, provided, however, it is the intent of Bancshares that tail coverage will be purchased if such is available. To the extent insurance is available under any of the provisions in this Section to cover such claims and costs, such insurance shall be the primary source of funding these obligations. Bancshares' obligation under this Section to pay for insurance is limited to $15,000 less any rebate on Navarre's current directors' and officers' liability insurance.

         6.13. TAKEOVER STATUTES AND PROVISIONS

         Navarre shall take all necessary steps to (i) exempt Navarre, this Agreement and the Merger from the requirements of any state takeover law (including without limitation, statutes relating to business combinations, control share acquisitions and merger moratoriums) and from any provisions under its Organizational Documents, as applicable, by action of Navarre's Board of Directors or otherwise, and (ii) assist in any challenge by Bancshares to the applicability to the Merger of any state takeover law.


         6.14. NASD LISTING

         Bancshares will file a Form 10-C with the SEC and the National Association of Securities Dealers, Inc. at the time prescribed by applicable rules and regulations. In additions, Bancshares will use its best efforts to maintain its listing on the Nasdaq National Market.


         6.15. OPPORTUNITY OF EMPLOYMENT; BENEFITS AND TRAINING

         Bancshares shall offer the existing full time employees of Navarre the opportunity to become employees of Citizens or one of Bancshares' other affiliates; provided however, that nothing in this Section 6.15 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision. In addition, as of the Closing Date, Bancshares shall assume the employment security agreements dated November 14, 1995 between Navarre and Kenneth N. Koher and Navarre and Jeffrey J. Define, respectively. Navarre employees who become employees of Citizens or one of Bancshares' other affiliates will have their years of service credited toward eligibility and vesting in Citizens' Profit Sharing Plan and Defined Benefit Pension Plan and will be entitled to participate in and are subject to the terms of Bancshares' ESOP and may participate in a variety of on-going training programs offered by Citizens.


         6.16. THE NAVARRE NAME

         Following the Closing, the Navarre name will continue to be featured in signage at all former Navarre branch locations. Given the notable recognition associated with Navarre's name, Citizens would anticipate that the Navarre name would also continue to be used in other, as yet undetermined, applications.


         6.17. NAVARRE CUSTOMERS

         As soon as reasonably practicable after the Closing, officers of Citizens (including former Navarre officers) will make joint calls on larger business and commercial customers of Navarre to insure their continued satisfaction with the products and services available at Citizens.

         6.18. SHAREHOLDER APPROVAL

         Navarre shall take all action necessary in accordance with applicable law and its Organizational Documents to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Navarre shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise necessary under the applicable fiduciary duties of the directors of Navarre as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.


         6.19. DIVIDENDS

         Navarre shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock other than regular quarterly cash dividends in an amount not to exceed $.20 per share of Navarre Common Stock for the March 31, 1996 quarter, not to exceed $.20 per share of Navarre Common Stock for the June 30, 1996 quarter and not to exceed $.20 per share of Navarre Common Stock for the September 30, 1996 quarter and any other quarter preceding the Closing Date. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any quarter, there shall not be a payment of both a Bancshares and a Navarre dividend nor omission of payment of dividends to shareholders of Navarre. The parties further agree that if the Closing Date is at the end of a fiscal quarter then they will cooperate to assure that the Navarre shareholders receive the dividend, if any, declared by Navarre rather than the dividend for that quarter, if any, declared by Bancshares.


         6.20. ENVIRONMENTAL SURVEY

         In the event Bancshares elects to conduct, or have conducted on its behalf, an environmental review, study or assessment to verify the representations and warranties given by Navarre with respect to Environmental Matters referred to in Section 4.18 of this Agreement, such environmental review, study, survey or assessment shall be completed, and all reports and findings related thereto shall be disclosed to Navarre within 45 days of the date hereof. Nothing in this Section, however, is intended to be a limit or a waiver of the representation and warranty contained in Section 4.18.

         6.21. LARGE DEPOSITS

         Navarre will have provided Bancshares and Citizens with a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Navarre and their respective affiliates as of the last day of the calendar month immediately prior to the Closing. In addition, Navarre shall provide Bancshares and Citizens with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $25,000 and (ii) all customers with aggregate deposits in excess of $50,000.


         6.22. BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Navarre and Bancshares will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.


         6.23. NAVARRE RETIREMENT PLANS

         Navarre will use its best efforts to make such filings, including appropriate filings seeking IRS approval of the Plans' qualified status, and take such other actions as are necessary to terminate the The Navarre Deposit Bank Company 401(k) Plan and the The Navarre Deposit Bank Company Defined Benefit Pension Plan and Trust at Closing. The obligation to make such filings and take such actions to terminate the Plans does not include any obligation to distribute Plan assets prior to Closing. In taking such action Navarre will comply with the Plans and all applicable Legal Requirements. In the event termination of the Plans and the distribution of benefits to all participants has not been completed at or prior to Closing, Bancshares shall assume the responsibility to complete such process, provided that if the Plan assets are not sufficient to provide all Accrued Benefits or benefits promised under the terms and conditions of such Plans at the time of distribution by Bancshares subsequent to Closing, unless Bancshares causes the insufficiency through Bancshares' actions or inaction subsequent to Closing, Bancshares shall have the option to revoke the termination of either or both of the Plans and administer the Plan(s) in any manner Bancshares determines appropriate in its absolute discretion.


7. CONDITIONS PRECEDENT TO BANCSHARES' OBLIGATION TO CLOSE

         Bancshares' obligation to consummate the Merger and to take the other actions required to be taken by Bancshares at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Bancshares, in whole or in part):

         7.1. ACCURACY OF REPRESENTATIONS

(a) All of Navarre's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to Navarre's Disclosure Letter.

(b) Each of Navarre's representations and warranties in Sections 4.3, 4.4, 4.11, and 4.21 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to Navarre's Disclosure Letter.

         7.2. NAVARRE'S PERFORMANCE

(a) All of the covenants and obligations that Navarre is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b) Each document required to be delivered pursuant to Section 9.2 must have been delivered, and each of the other covenants and obligations in Sections 6.4 and 6.22 must have been performed and complied with by Navarre in all respects.

         7.3. CONSENTS

         Each of the Consents identified in Section 5.2 must have been obtained and must be in full force and effect.

         7.4. ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Bancshares:

(a) an opinion of Emens, Kegler, Brown, Hill & Ritter dated the Closing Date, substantially in the form of Exhibit 7.4(a);

(b) such other documents as Bancshares may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Navarre's representations and warranties, (iii) evidencing the performance by Navarre, or the compliance by Navarre with, any covenant or obligation required to be performed or complied with by Navarre, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5. NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced against Bancshares, or against any Person affiliated with Bancshares, any Proceeding excluding proxy contests (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) which Bancshares' Board of Directors, after an evaluation of the circumstances, determines may have the effect of preventing or making illegal the Contemplated Transactions.

         7.6. NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Bancshares or any Person affiliated with Bancshares to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         7.7. REGISTRATION STATEMENT

         The Registration Statement shall have become effective under the Securities Act and no stop orders or similar restraining orders suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the Knowledge of Navarre or Bancshares, threatened by the SEC.

         7.8. BLUE SKY APPROVALS

         Bancshares shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the Contemplated Transactions and no order restraining the ability of Bancshares to issue shares of Bancshares Common Stock pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or Threatened by any state securities administrator.

         7.9. BANCSHARES COMMON STOCK CLOSING PRICE

         The Average Closing Price is $34.00 or greater.

         7.10. TREASURY SHARES AND DISSENTERS' RIGHTS

         In the aggregate, no more than ten percent (10%) of the issued Navarre Common Shares shall be held (i) in Navarre's treasury and (ii) by Navarre shareholders who have taken such actions as are required by ORC Sections 1121.09 and 1701.85 to be entitled to relief as a dissenting shareholder in connection with the transactions contemplated by this Agreement.

         7.11. BOARD AND SHAREHOLDER APPROVAL

         The Board of Directors of Navarre shall have approved and Navarre shareholders shall have adopted the Merger.

         7.12 ACCOUNTING TREATMENT

         Bancshares shall have received from Crowe, Chizek and Company, a letter dated the Closing Date, substantially in the Form of Exhibit 7.10, stating its opinion that, based upon the information furnished, the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

         7.13. LARGE DEPOSITS

         Navarre will have provided Bancshares and Citizens with a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Navarre and their respective affiliates as of the last day of the calendar monthly immediately prior to the Closing. In addition, Navarre shall provide Bancshares and Citizens with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $25,000 and (ii) all customers with aggregate deposits in excess of $50,000.


8. CONDITIONS PRECEDENT TO NAVARRE'S OBLIGATION TO CLOSE

         Navarre's obligation to consummate the Merger and to take the other actions required to be taken by Navarre at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Navarre, in whole or in part):

         8.1. ACCURACY OF REPRESENTATIONS

(a) All of Bancshares' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to Bancshares' Disclosure Letter.

(b) Each of Bancshares' representations and warranties in Sections 5.3, 5.4, 5.7, 5.9, 5.10, 5.12 and 5.15 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to Bancshares' Disclosure Letter.

         8.2. BANCSHARES' PERFORMANCE

(a) All of the covenants and obligations that Bancshares is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Each document required to be delivered pursuant to Section 9.3 must have been delivered, and each of the other covenants and obligations in Sections 6.4 and 6.22 must have been performed and complied with by Bancshares in all respects.

         8.3. CONSENTS

         Each of the Consents identified in Section 4.2 must have been obtained and must be in full force and effect.

         8.4. ADDITIONAL DOCUMENTS

         Bancshares must have caused the following documents to be delivered to
Navarre:

(a) opinions of Squire, Sanders and Dempsey and The Hull Law Office, dated the Closing Date, substantially in the form of Exhibit 8.4(a); and

(b) such other documents as Navarre may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
         Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Bancshares, (iii) evidencing the performance by Bancshares of, or the compliance by Bancshares with, any covenant or obligation required to be performed or complied with by Bancshares, (ii) evidencing the satisfaction of any condition referred to in this
         Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5. NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced against Navarre, or against any Person affiliated with Navarre, any Proceeding, excluding proxy contests (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that Navarre's Board of Directors, after an evaluation of the circumstances determines may have the effect of preventing or making illegal the Contemplated Transactions.

         8.6. NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Navarre or any Person affiliated with Navarre to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         8.7 SHAREHOLDER APPROVAL

         This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the requisite vote of the shareholders of Navarre in accordance with the provisions of the ORC, other applicable law and the Organizational Documents of Navarre.

         8.8. REGISTRATION STATEMENT

         The Registration Statement shall have become effective under the Securities Act and no stop orders or similar restraining orders suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the Knowledge of Navarre or Bancshares, threatened by the SEC.

         8.9. BLUE SKY APPROVALS

         Bancshares shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the Contemplated Transactions and no order restraining the ability of Bancshares to issue shares of Bancshares Common Stock pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or Threatened by any state securities administrator.

         8.10. LISTING

         The shares of Bancshares Common Stock to be issued by Bancshares pursuant to the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         8.11. TAX AND ACCOUNTING OPINIONS

         Navarre shall have obtained an opinion of its counsel, reasonably satisfactory in form and substance to Navarre and Bancshares and dated as of Closing, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the IRC by reason of the application of IRC Section 368(a)(2)(D), (ii) no gain or loss will be recognized by Bancshares, Citizens or Navarre as a consequence of the transaction contemplated herein, and (iii) no gain or loss will be recognized by the shareholders of Navarre upon the conversion of their shares of Navarre Common Stock into shares of Bancshares Common Stock pursuant to the terms of the Merger (except for the effect of any cash received in lieu of fractional shares or pursuant to dissenters rights.)

         Bancshares shall have received a letter, dated the date of the Closing, from Crowe, Chizek and Company substantially in the form of Exhibit 7.10 to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under GAAP, if consummated in accordance with this Agreement.

         8.12 BANCSHARES COMMON STOCK CLOSING PRICE

         The Average Closing Price is $24.50 or less.

         8.13. FAIRNESS OPINION

         The receipt of a fairness opinion from McDonald & Company Securities, Inc., dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the Exchange Ratio pursuant to this Agreement is fair to the Navarre shareholders from a financial point of view.


9. CLOSING

         9.1. DATE AND PLACE

         The consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall be held as soon as practicable (but in any event within 30 business days) following the date upon which all conditions set forth in Sections 7 and 8 hereof have been satisfied or waived ("Closing Date"), at the offices of Squire, Sanders and Dempsey, Cleveland, Ohio or such time, date or place as Navarre and Bancshares shall mutually agree.

         9.2. DELIVERIES BY NAVARRE

         At the Closing, Navarre shall deliver to Bancshares, in form reasonably acceptable to Bancshares' counsel:

a) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Navarre as having been duly adopted by the Board of Directors and shareholders of Navarre as in effect on the Closing Date, authorizing Navarre's execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby.

b) Navarre's Organizational Documents as in effect on the Closing Date, certified by the Secretary of Navarre.

c) A certificate duly executed by the chief executive officer and principal financial officer of Navarre, dated as of the Closing Date, each certifying that, (i) Navarre has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing, (ii) all of the representations and warranties of Navarre set forth in Section 4 of this Agreement are true and correct as of the Closing Date, and (iii) that to his Knowledge, that Navarre participated in the preparation of the Registration Statement and the Proxy Statement - Prospectus, including review and discussion of the contents thereof, and nothing came to the attention of Navarre that caused it to believe that the Registration Statement or the Proxy Statement - Prospectus at the time such documents became effective, and as of the date of Closing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

d) A certificate of Good Standing of Navarre dated within five business days of the Closing Date, issued by the Secretary of State of Ohio as to the legal existence and good standing of Navarre as of such date.

e) An opinion of counsel for Navarre, dated as of the Closing Date, substantially in the form of Exhibit 7.4(a).

f) Counterparts of the Plan and Agreement of Merger and Certificate of Merger, duly executed by each of the parties.

g) All other items required to be delivered by Navarre to Bancshares hereunder.

h) Such other documents, instruments and certificates relating to the transactions contemplated hereby as Bancshares may reasonably request.

         9.3. DELIVERIES BY BANCSHARES

         At the Closing, Bancshares shall deliver to Navarre, in form reasonably acceptable to Navarre's counsel:

a) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Bancshares and Citizens as having been duly adopted by the Board of Directors of Bancshares and the Board of Directors and Shareholder of Citizens as in effect on the Closing Date, authorizing Bancshares' and Citizens' execution and delivery of this agreement and consummation of the Merger and the other transactions contemplated hereby.

b) Bancshares' and Citizens' Organizational Documents as in effect on the Closing Date, certified by the Secretary of Bancshares and Citizens.

c) A certificate duly executed by the chief executive officer and principal financial officer of Bancshares dated as of the Closing Date, each certifying that, (i) Bancshares has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing, (ii) all of the representations and warranties of Bancshares set forth in Section 5 of this Agreement are true and correct as of the Closing Date, and (iii) that to his Knowledge, that Bancshares participated in the preparation of the Registration Statement and the Proxy Statement - Prospectus, including review and discussion of the contents thereof, and nothing came to the attention of Bancshares that caused it to believe that the Registration Statement or the Proxy Statement - Prospectus at the time such documents became effective, and as of the date of Closing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

d) Certificates of Good Standing of Bancshares and Citizens, dated within five business days of the Closing Date, issued by the Secretary of State of each state in which Bancshares or Citizens is incorporated or qualified as a foreign corporation, as to the legal existence and good standing of the party as of such date.

e) An opinion of counsel of Bancshares, dated as of the Closing Date, substantially in the form of Exhibit 8.4(a).

f) Counterparts of the Plan and Agreement of Merger and Certificate of Merger, duly executed by each of the parties.

g) All other items required to be delivered by Bancshares to Navarre hereunder.

h) Such other documents, instruments and certificates relating to the transactions contemplated hereby as Navarre may reasonably request.

         9.4. EFFECTIVENESS OF CLOSING

         No action to be taken or delivery to be made at the Closing shall be effective until all of the actions to be taken and all of the deliveries to be made at the Closing are complete.


10. TERMINATION

         10.1. TERMINATION EVENTS

         This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Bancshares or Navarre if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b) (i) by Bancshares if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Bancshares to comply with its obligations under this Agreement) and Bancshares has not waived such condition on or before the Closing Date; or (ii) by Navarre, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Navarre to comply with its obligations under this Agreement) and Navarre has not waived such condition on or before the Closing Date;

(c)      by mutual consent of Bancshares and Navarre; or

(d) by either Bancshares or Navarre if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1996 unless the failure to consummate by such date is related to the action or inaction of the Governmental Bodies, then on or before March 31, 1997, or such later date as the parties may agree upon.

         10.2. EFFECT OF TERMINATION

         Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10.3. LIABILITIES UPON TERMINATION

         If Bancshares terminates this Agreement because of Navarre's failure to meet the conditions set forth in Section 6.18 because of the Board of Directors exercising of its fiduciary duty pursuant to Sections 6.6 and 6.18, then Navarre shall pay to Bancshares the sum of $500,000. If Navarre terminates this Agreement as a result of its determination that the condition set forth in
Section 8.5 exists and Navarre does not waive said condition then Navarre shall pay to Bancshares, Bancshares' reasonable expenses in connection with the transaction up to $250,000.


11. GENERAL PROVISIONS

         11.1. EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Bancshares shall be responsible for all expenses incident to the obtaining of the requisite regulatory approvals. Without limiting the generality of the foregoing, the expenses to be assumed by Bancshares shall include (i) all expenses for its own legal counsel and other expenses incurred by Bancshares incident to the preparation and filing of applications on its behalf and on behalf of Navarre and other requests for regulatory consents and approvals with the appropriate regulatory agencies as contemplated by this Agreement; and (ii) all expenses for its own legal counsel and all other expenses incurred in connection with the registration of the Bancshares Common Stock under the federal and state securities laws. Navarre will pay all amounts payable to McDonald & Company Securities, Inc. in connection with this Agreement and the Contemplated Transactions. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2. PUBLIC ANNOUNCEMENTS

         The initial press release announcing this Agreement shall be a joint press release in a form mutually agreed upon by the parties and thereafter Navarre and Bancshares shall consult with each other and provide a written copy to each other prior to issuing any press releases, or otherwise making public statements, with respect to the transactions contemplated hereby and in making any filings with any Governmental Body. Navarre and Bancshares will consult with each other concerning the means by which Navarre's employees, customers, and others having dealings with Navarre will be informed of the Contemplated Transactions, and Bancshares will have the right to be present for any such communication.

         11.3. CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Bancshares and Navarre will maintain in confidence, and will cause the respective directors, officers, employees, agents, and advisors of Bancshares and Navarre to maintain in confidence, and not use to the detriment of the other party any written, oral, or other information obtained in confidence from the other party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, each party waives any cause of action, right, or claim arising out of the access of the other party or its representatives to any trade secrets or other confidential information of the other party except for the intentional competitive misuse by such party of such trade secrets or confidential information.

         11.4. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES

         The representations and warranties or covenants in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 10.1, as the case may be; provided, however, that if the Merger is consummated, Sections 2, 3, 6.4, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13,
6.14, 6.15, 6.16, 6.17, 11.1, 11.4, 11.5 and 11.8 will survive the Effective
Time to the extent contemplated by such Sections.

         11.5. NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


The Navarre Deposit Bank Company:
15 N. Main St.
Navarre, Ohio  44662
Attention:  Ken Koher
Facsimile No.:  (216) 879-5400

with a copy to:

Emens, Kegler, Brown, Hill & Ritter
65 East State Street, Suite 1800
Columbus, Ohio  43215
Attention:  John C. Deal
Facsimile No.:  (614) 464-2634


Citizens Bancshares, Inc.:
10 E. Main Street
Salineville, Ohio  43945
Attention:  Marty Adams
Facsimile No.:  (216) 679-0530

with a copy to:

Squire, Sanders & Dempsey
4900 Society Tower
127 Public Square
Cleveland, Ohio  44114
Attention: M. Patricia Oliver
Facsimile No.:  (216) 479-8776

         11.6. JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, County of Columbiana, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.7. FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.8. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.9. ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.10. DISCLOSURE LETTERS

(a) The disclosures in the Disclosure Letters, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letters (other than an exception expressly set forth as such in the Disclosure Letters with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         11.11. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which may be withheld, except that Bancshares may assign any of its rights under this Agreement to any Subsidiary of Bancshares. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.12. SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.13. SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


         11.14. CERTAIN OBLIGATIONS OF BANCSHARES

         Whenever this Agreement requires Bancshares or a Subsidiary of Bancshares to take any action, this Agreement shall be deemed to include an undertaking on the part of Bancshares to cause such Subsidiary to take such action.


         11.15. GOVERNING LAW

         This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.


         11.16. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


CITIZENS BANCSHARES, INC.:                THE NAVARRE DEPOSIT BANK COMPANY:

By:/s/ Marty E. Adams                        By:/s/ Kenneth N. Koher
   -----------------------------             ----------------------------------
   Marty E. Adams, President                 Kenneth N. Koher, President


THE CITIZENS BANKING COMPANY:

By:/s/ Marty E. Adams
   -----------------------------
   Marty E. Adams, President

                                   APPENDIX B

 DISSENTERS' RIGHTS UNDER SECTIONS 1121.09 AND 1701.85 OF THE OHIO REVISED CODE

                                   APPENDIX B

 DISSENTERS' RIGHTS UNDER SECTIONS 1121.09 AND 1701.85 OF THE OHIO REVISED CODE

1121.09  DISSENTING SHAREHOLDERS

         Unless the articles of the state bank otherwise provide, any shareholder of a bank organized under the laws of this state, whose assets have been transferred to another state or national bank by the board of directors pursuant to division (B) of section 1121.05 of the Revised Code, who did not vote in favor of any proposed consolidation, merger, or transfer authorized by such section, shall be paid the fair cash value of his shares as of the day before the vote was taken authorizing any such action, excluding from any such fair cash value any appreciation or depreciation in consequence of the consolidation, merger, or transfer which entitled him to such relief. Section 1701.85 of the Revised Code shall govern with respect to all rights of such shareholder and any limitations thereon. Any shareholder who does not object and demand in writing the payment of the fair cash value of his shares in the manner and at the time provided in such section, shall be bound by the vote of the board or the assenting shareholders of such state bank.

1701.85  QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

         (A)(l) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74,1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings nay be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

                     FAIRNESS OPINION OF MCDONALD & COMPANY

                [McDONALD & COMPANY SECURITIES, INC. LETTERHEAD]

                                 April 3, 1996

Board of Directors
The Navarre Deposit Bank Company
15 North Main Street
Navarre, OH  44662

Gentlemen and Madam:

        You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $5.00 per share ("Navarre Common"), of The Navarre Deposit Bank Company ("Navarre") of the exchange ratio (the "Exchange Ratio") as set forth in Section 3.1 of the Plan and Agreement of Merger, dated April 4, 1996 (the "Merger Agreement"), by and among Citizens Bancshares, Inc. ("Bancshares"), The Citizens Banking Company, a wholly owned subsidiary of Bancshares ("Citizens"), and Navarre.

        The Merger Agreement provides for the merger (the "Merger") of Navarre with and into Citizens, pursuant to which, among other things, at the Closing (as defined in the Merger Agreement), outstanding shares of Navarre Common will be exchanged for a specified number of shares of common stock, without par value ("Bancshares Common") of Bancshares as set forth in Section 3.1 of the Merger Agreement. Under the terms of the Merger Agreement, the Exchange Ratio will be determined by reference to the average of the closing prices of Bancshares Common as reported on the Nasdaq National Market during the twenty trading days immediately preceding the tenth trading day prior to the Closing Date (the "Average"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Board of Directors
April 3, 1996
Page 2



        We have acted as Navarre's financial advisor in connection with, and have participated in certain of the negotiations leading to, the execution of the Merger Agreement. In connection with rendering our opinion set forth herein, we have among other things:

        (i) Reviewed Navarre's Annual Reports for each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993, including the audited financial statements contained therein;

        (ii) Reviewed Bancshares' Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993, including the audited financial statements contained therein;

        (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Navarre and Bancshares furnished to us and prepared by Navarre and Bancshares;

        (iv) Participated in meetings and telephone conferences with members of senior management of Navarre and Bancshares concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies as well as other matters which we believe were relevant to our inquiry;

        (v) Reviewed certain stock market information for Navarre Common and Bancshares Common, and compared it with similar information for certain companies, the securities of which are publicly traded;

        (vi) Compared the results of operations and financial condition of Navarre and Bancshares with that of certain companies which we deemed to be relevant for purposes of this opinion;

        (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

        (viii) Reviewed the Merger Agreement and its schedules and exhibits and certain related documents; and

Board of Directors
April 3, 1996
Page 3


        (ix)    Performed such other analyses as we have deemed appropriate.

        In our review and analysis in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations and warranties of Navarre and Bancshares contained in the Merger Agreement, without undertaking any responsibility for independent investigation or verification of such matters. We have not conducted a physical inspection of any of the assets, properties or facilities of either Navarre or Bancshares, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Navarre or Bancshares. With respect to financial forecasts provided to us by management of Navarre and Bancshares, we have assumed, with each party's consent, that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Navarre and Bancshares as to the future performance of Navarre and Bancshares. We express no view as to such financial forecasts or earnings estimates, or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of Navarre Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

        We will receive a fee for our services as financial advisor to Navarre, a significant portion of which is contingent upon consummation of the Merger. Furthermore, in the ordinary course of business, we may actively trade securities of Navarre and Bancshares for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

        This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness to Navarre's stockholders, as of the date hereof, from a financial point of view, of the Exchange Ratio, based on the current market price of Bancshares Common, and does not address Navarre's underlying business decision to effect the Merger or any other terms of the Merger and does not constitute a recommendation to any Navarre shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent our opinion as to what the value of Navarre Common or Bancshares Common may be at the Closing Date or as to the prospects of Bancshares' business, nor are we making any recommendation to Navarre's shareholders with respect to the advisability of disposing or retaining Bancshares Common received pursuant to the Merger.

Board of Directors
April 3, 1996
Page 4


        This opinion has been prepared for the use of the Board of Directors and senior management of Navarre and will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in a proxy statement to be mailed to the holders of Navarre Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement will be in a form acceptable to us and our counsel.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio, pursuant to the Merger Agreement, is fair to the holders of Navarre Common from a financial point of view.


                                       Very truly yours,

                                       /s/ McDonald & Company Securities, Inc.
                                     ------------------------------------------

                                       MCDONALD & COMPANY SECURITIES, INC.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
         section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1)(2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, member, manager, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 33 of the Regulations of Citizens Bancshares, Inc. states as follows:

         Section 33. Indemnification. The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

         In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Bancshares' Regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Bancshares' Regulations as of the date of the agreement; (ii) the benefits provided by Bancshares' Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Bancshares exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Bancshares; (vi) the benefits which would have been available to the indemnitee under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or
(vii) such other benefits as are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are being filed as part of this Registration
Statement:

Exhibit No.       Exhibit

         (2) Plan and Agreement of Merger (included as Appendix A to the Prospectus).

         (3.1) Registrant's Third Amended Articles of Incorporation (incorporated by reference in Exhibit 3(1) to the Form 10-Q the Registrant for the quarter ended June 30, 1993).

         (3.2) Registrant's Code of Regulations, as amended (incorporated by reference in Exhibit 3(2) to the Form S-4 Registration Statement No. 0-18209 of Registrant).

         (5)      Opinion of Squire, Sanders & Dempsey regarding legality.

         (8) Form of Opinion of Emens, Kegler, Brown, Hill & Ritter regarding tax matters.

         (10) Material Contracts (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

         (21)     Subsidiaries of the Registrant.

         (23.1)   Consent of Squire, Sanders & Dempsey (included in Exhibit
                  (5)).

         (23.2)   Consent of Crowe, Chizek and Company LLP.

         (23.3) Consent of Emens, Kegler, Brown, Hill & Ritter regarding tax matters.

         (23.4)   Consent of Robb, Dixon, Francis, Davis, Oneson & Company.

         (27)     Financial Data Schedule (EDGAR filing).

         (99.1)   Form of Proxy

         (99.2) Fairness opinion dated April 3, 1996 delivered by McDonald & Company Securities, Inc. (included as Appendix C to the Prospectus.

                              ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio, on August 2, 1996.

                             CITIZENS BANCSHARES, INC.

                             By: /s/ Marty E. Adams
                                ------------------------------------------------
                             Marty E. Adams,
                             President and Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marty E. Adams                                                August 2, 1996
- --------------------------------                                  --------------
Marty E. Adams, President,                                        Date
Chief Executive Officer and
Director

/s/ William L. White                                              August 2, 1996
- --------------------------------                                  --------------
William L. White, III                                             Date
Chief Financial Officer and
Principal Accounting Officer

/s/ James C. McBane                                               August 2, 1996
- --------------------------------                                  --------------
James C. McBane, Director                                         Date

/s/ Fred H. Johnson, III                                          August 2, 1996
- --------------------------------                                  --------------
Fred H. Johnson, III, Director                                    Date

/s/ Keith D. Burgett                                              August 2, 1996
- --------------------------------                                  --------------
Keith D. Burgett, Director                                        Date

/s/ Willard L. Davis                                              August 2, 1996
- --------------------------------                                  --------------
Willard L. Davis, Director                                        Date

/s/ Fred H. Johnson                                               August 2, 1996
- --------------------------------                                  --------------
Fred H. Johnson,                                                  Date
Director

/s/ Kenneth E. McConnell                                          August 2, 1996
- --------------------------------                                  --------------
Kenneth E. McConnell,                                             Date
Director

/s/ Glenn F. Thorne                                               August 2, 1996
- --------------------------------                                  --------------
Glenn F. Thorne,                                                  Date
Director

/s/ Gerard Mastroianni                                            August 2, 1996
- --------------------------------                                  --------------
Gerard Mastroianni,                                               Date
Director

/s/ Lee A. Smith                                                  August 2, 1996
- --------------------------------                                  --------------
Lee A. Smith, Director                                            Date
of The Citizens Banking Company

/s/ Jonathan A. Levy                                              August 2, 1996
- --------------------------------                                  --------------
Jonathan A. Levy, Director                                        Date
of The Citizens Banking Company

                                  EXHIBIT INDEX

Exhibit No.       Exhibit
- -----------       -------
(2)               Plan and Agreement of Merger (included as Appendix A to the
                  Prospectus).

(3.1) Registrant's Third Amended Articles of Incorporation (incorporated by reference in Exhibit 3(1) to the Form 10-Q the Registrant for the quarter ended June 30, 1993).

(3.2) Registrant's Code of Regulations, as amended (incorporated by reference in Exhibit 3(2) to the Form S-4 Registration Statement No. 0-18209 of Registrant).

(5)               Opinion of Squire, Sanders & Dempsey regarding legality.

(8) Form of Opinion of Emens, Kegler, Brown, Hill & Ritter regarding tax matters.

(10) Material Contracts (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

(21)              Subsidiaries of the Registrant.

(23.1)            Consent of Squire, Sanders & Dempsey (included in Exhibit
                  (5)).

(23.2)            Consent of Crowe, Chizek and Company LLP.

(23.3)            Consent of Emens, Kegler, Brown, Hill & Ritter.

(23.4)            Consent of Robb, Dixon, Francis, Davis, Oneson & Company.

(27)              Financial Data Schedule (EDGAR filing).

(99.1)            Form of Proxy.

(99.2) Fairness opinion dated April 3, 1996 delivered by McDonald & Company Securities, Inc. (included as Appendix C to the Prospectus).


                                       E-1